Filed Pursuant to Rule 424(b)(3)

Registration No. 333-296653

Z Squared Inc.

Up to 41,584,562 Shares of Common Stock

This prospectus relates to the offer and resale from time to time by the selling securityholders named in this prospectus (collectively, the “Selling Securityholders”) of up to 41,584,562 shares (“Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of Z Squared Inc., a Delaware corporation (“we,” “us,” “our,” or the “Company”). The shares of Common Stock offered by the Selling Securityholders are issued and outstanding as of the date of this prospectus and consist of 41,584,562 shares, including shares received by the former members of BSG Series CM, LLC in connection with, and following, the business combination described under “Prospectus Summary — The Business Combination” (the “Business Combination”), and shares issued in private placements exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D thereunder. See “Selling Securityholders” for additional information regarding the Selling Securityholders. Substantially all of the Shares offered hereby remain subject to the lock-up and leak-out restrictions described under "Prospectus Summary — The Business Combination," which restrict the timing, volume, and price of resales and expire on October 27, 2027, subject to earlier termination.

We are registering the shares for resale by the Selling Securityholders from time to time. We are not selling any securities under this prospectus and will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders.

The Selling Securityholders may sell, under this prospectus, up to 41,584,562 shares of our Common Stock, constituting approximately 80.85% of our outstanding shares of Common Stock as of June 8, 2026. Sales of a substantial number of shares of our Common Stock in the public market by the Selling Securityholders, or the perception that those sales might occur, could increase the volatility of, and cause a significant decline in, the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities.

All of the securities offered in this prospectus by the Selling Securityholders may be resold for so long as the registration statement, of which this prospectus forms a part, is available for use. The sale of all or a portion of the securities being offered in this prospectus could result in a significant decline in the public trading price of our Common Stock. Substantially all of the Shares offered by this prospectus were received by the former members of BSG Series CM, LLC ("BSG") and remain subject to contractual lock-up and leak-out restrictions. Subject to limited exceptions, those restrictions prohibit resales unless the volume-weighted average price of our Common Stock over the preceding 10 trading days exceeds $16.00 per share; limit resales in any calendar month to no more than one-eighteenth (1/18th) of the shares originally received and to no more than 5% of the average daily trading volume of our Common Stock over the preceding 10 trading days; prohibit short sales; and expire on October 27, 2027. All such restrictions terminate early if the closing price of our Common Stock exceeds $35.00 per share for two consecutive trading days. See "Prospectus Summary — The Business Combination" and "Selling Securityholders."

We are registering the resale of the shares covered by this prospectus pursuant to registration rights held by certain of the Selling Securityholders. Our registration of the shares covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares registered for resale.

We will bear all costs, expenses and fees in connection with the registration of the shares of Common Stock. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Common Stock publicly or through private transactions at prevailing market prices or at negotiated prices. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of shares of Common Stock. We provide more information about how the Selling Securityholders may sell their shares of Common Stock in the section titled “Plan of Distribution.”

Our Common Stock is listed on the Nasdaq Global Market under the symbol “ZSQR.” On June 8, 2026, the Nasdaq official closing price of our Common Stock was $10.08 per share.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties referenced under the heading “Risk Factors” beginning on page 4 of this prospectus and in the other documents that are incorporated by reference into this prospectus before purchasing any of the shares offered by this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 18, 2026.

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ABOUT THIS PROSPECTUS

Unless the context otherwise requires, references in this prospectus to “Z Squared,” “the Company,” “we,” “us” and “our” refer to Z Squared Inc., a Delaware corporation, and our subsidiaries, including Z Squared OpCo Inc. (formerly Z Squared Inc., a Wyoming corporation) (“OpCo”). When describing historical events or financial information relating to periods prior to the closing of the business combination described under “Prospectus Summary — The Business Combination” (the “Business Combination”), such terms refer to OpCo as the accounting acquirer. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”), under which the Selling Securityholders may, from time to time, sell the securities described in this prospectus in one or more offerings or otherwise as described under “Plan of Distribution.” We are not selling any securities under this prospectus and will not receive any proceeds from the sale of shares of our common stock, par value $0.0001 per share (the “Common Stock”), by the Selling Securityholders.

You should rely only on the information contained in this prospectus, any supplement to this prospectus, in any free writing prospectus filed with the SEC, and the documents incorporated by reference herein. Neither we nor the Selling Securityholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus, or any applicable prospectus supplement or any free writing prospectuses prepared by us or on our behalf and filed with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment, as the case may be, may add, update or change information contained in this prospectus with respect to such offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any of our Common Stock, you should carefully read this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, together with the additional information described under sections titled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

For investors outside of the United States: Neither we nor the Selling Securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus, and any prospectus supplement, post-effective amendment or any free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of such prospectus outside the United States.

All trademarks, trade names and service marks appearing in this prospectus or the documents incorporated by reference herein are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsement or sponsorship of, us by the trademark or trade dress owner.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This registration statement, of which this prospectus forms a part, contains forward-looking statements. All statements other than statements of historical fact contained herein, including statements regarding our business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies are forward-looking statements. Words such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that,” “may,” “plans,” “seeks,” “projects,” “targets,” and “would,” and their opposites and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	our ability to continue as a going concern and to obtain the financing necessary to fund our operations and growth strategy;

●	our need to raise additional capital, which may not be available on acceptable terms or at all, including under our $50 million committed equity facility;

●	volatility in the prices of Dogecoin, Litecoin, and other digital assets, and in the price of our Common Stock, due to changes in the capital markets, our industry, or our capital structure;

●	our ability to operate our digital asset mining infrastructure profitably, including in periods in which prevailing Dogecoin prices are below our estimated breakeven level, and the effect of changes in network difficulty, hash rate, and energy costs on our mining output and margins;

●	the anticipated performance and useful life of our ASIC mining hardware fleet, the assumptions underlying the valuation of that fleet, and our plans for hardware upgrades or replacement;

●	our ability to execute our strategy to expand into AI, high-density compute, data center, and power generation infrastructure, including our “acquire-and-convert” strategy and our publicly announced goal of developing approximately 100 MW of AI-ready inference capacity over an approximately 18-month period;

●	our ability to execute on our acquisition strategy and integrate acquired businesses and assets successfully, including the proposed acquisition of SkyCore Digital LLC (“SkyCore”), and to consummate the related financing;

●	our dependence on Minting Dome Inc. (“Minting Dome”) as our sole provider of hosting, power, and infrastructure services under our master services agreement, and the effect of any change in, or termination of, that arrangement;

●	risks relating to the custody of our digital assets, including our reliance on third-party custodians;

●	our ability to remediate the material weakness in our internal control over financial reporting and to maintain effective internal control and disclosure controls and procedures;

●	our ability to retain key personnel and effectively manage growth;

●	the effect of future sales of our Common Stock by the Selling Securityholders, including the former members of BSG Series CM, LLC, the lock-up and leak-out restrictions to which those shares are subject, and any effect on us of the pending SEC enforcement action to which our former principal stockholder is a party;

●	risks associated with the digital asset mining and computing infrastructure industries, including competition, cyclicality, technological change, and concentration;

●	the impact of economic conditions, inflation, and interest rate trends on our operations;

●	the regulatory environment applicable to cryptocurrency mining, computing infrastructure, and power generation in the United States;

●	potential disruptions due to cybersecurity incidents or system failures;

●	risks associated with legal proceedings and compliance obligations;

●	our ability to maintain the listing of our Common Stock on the Nasdaq Global Market; and

●	other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of the Company prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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PROSPECTUS SUMMARY

This summary highlights certain information from this prospectus and the documents incorporated herein by reference. It does not contain all of the information you should consider before investing. You should read this entire prospectus carefully, including “Risk Factors” and the financial statements and related notes incorporated herein by reference.

Z Squared Inc.

Z Squared Inc. (“Z Squared,” the “Company,” “we,” “us,” or “our”) is a computing and digital infrastructure company. Our current operations consist primarily of digital asset mining focused on the generation of Dogecoin (DOGE) and Litecoin (LTC) through merged mining using Scrypt-algorithm ASIC hardware, conducted across six mining facilities located in North Carolina, South Carolina, and Iowa.

We are pursuing a strategic expansion of our business beyond digital asset mining and into artificial intelligence (AI) and high-density compute (HPC) infrastructure, data center development, and power generation. As the initial phase of this strategy, we have publicly announced a goal of developing approximately 100 MW of AI-ready inference capacity over an approximately 18-month period, which we intend to pursue principally through an “acquire-and-convert” strategy of acquiring existing sites and power and infrastructure assets and converting or developing them to support AI, HPC, and data center operations. We have limited or no operating history in these expansion business lines, and there can be no assurance that we will implement this strategy successfully or at all, or that it will achieve the results we anticipate.

Following the completion of the business combination described below (the “Business Combination”) on April 24, 2026, Coeptis Therapeutics Holdings, Inc. (“Coeptis”) changed its corporate name to Z Squared Inc. on April 27, 2026, and our Common Stock began trading on the Nasdaq Global Market under the symbol “ZSQR” on April 27, 2026 (previously trading under the symbol “COEP”). Our principal executive offices are located at 550 South Andrews Ave., Suite 700, Fort Lauderdale, Florida 33301; telephone: (954) 400-9994.

Our mining hardware fleet consists of 9,800 operational ASIC miners, including 8,228 Bitmain Antminer L7 units, 849 Bitmain Antminer L9 units, and 723 ElphaPex DG1+ units, which we acquired from BSG Series CM, LLC, a South Carolina limited liability company (“BSG”), at the closing of the Business Combination on April 24, 2026.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, and we expect to require substantial additional capital to fund the deployment and operation of our mining fleet. See "Risk Factors — Risks Related to Our Financial Condition and Going Concern."

THE BUSINESS COMBINATION

The Merger Agreement and the Merger. On April 25, 2025, Coeptis Therapeutics Holdings, Inc., a Delaware corporation (“Coeptis”), CP Merger Sub, Inc., a Wyoming corporation and wholly-owned direct subsidiary of Coeptis (“Merger Sub”), and Z Squared Inc., a Wyoming corporation, entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”). Pursuant to the Merger Agreement, on April 24, 2026 (the “Closing Date”), Merger Sub merged with and into the Wyoming Z Squared entity, which survived as a wholly-owned subsidiary of Coeptis and, pursuant to the articles of merger, changed its name to Z Squared OpCo Inc. (“OpCo”) (the “Business Combination”). On April 27, 2026, Coeptis amended its certificate of incorporation to change its corporate name to Z Squared Inc. (the post-Business Combination public parent company, referred to herein as the “Company,” “we,” “us,” or “our”), and on the same date the trading symbol for our Common Stock on the Nasdaq Global Market changed from “COEP” to “ZSQR.”

Merger Consideration. At the effective time of the Business Combination (the “Effective Time”), the former stockholders of OpCo received, in the aggregate, 43,877,497 shares of our Common Stock, representing the “Applicable Percentage” (as defined in the Merger Agreement) of our issued and outstanding Common Stock, calculated on a fully-diluted basis as provided in the Merger Agreement. The Business Combination was intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Shares Outstanding. Following the Effective Time, we had 51,431,493 shares of Common Stock issued and outstanding.

Smaller Reporting Company Status

We are a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act. We may take advantage of certain scaled disclosure requirements available to smaller reporting companies for so long as (i) the market value of our voting and non-voting common equity held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or (ii) our annual revenues are less than $100 million and such market value is less than $700 million.

Accounting Treatment. The Business Combination is accounted for as a reverse merger under U.S. GAAP (ASC 805-40), with OpCo treated as the accounting acquirer for financial reporting purposes. Accordingly, the historical financial statements of OpCo, rather than those of Coeptis, are the historical financial statements of the Company for periods prior to the Business Combination, and our consolidated financial statements following the Business Combination reflect the assets, liabilities, and operations of OpCo, together with the operations of the combined company from the Closing Date. The audited financial statements and related management's discussion and analysis of OpCo, and the unaudited pro forma condensed combined financial information giving effect to the Business Combination, are incorporated by reference herein from our Current Report on Form 8-K/A. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 reflects Coeptis on a standalone, pre-Business Combination basis and does not consolidate OpCo. As a result of the issuance of our Common Stock in the Business Combination, a change of control of the Company occurred on the Closing Date.

For a more complete description of the Business Combination, our corporate history, and our business operations, see “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

Related Transactions — The Asset Contribution and the BSG Distribution. In connection with the Business Combination, BSG Series CM, LLC, a South Carolina limited liability company (“BSG”), contributed to OpCo a fleet of 9,800 ASIC miners pursuant to the Amended and Restated Asset-For-Share Exchange Agreement, dated June 24, 2025, between BSG Series CM, LLC and Z Squared Inc., as amended by the First Amendment to the Amended and Restated Asset-For-Share Exchange Agreement, dated February 10, 2026, as further amended by the Second Amendment to the Amended and Restated Asset-For-Share Exchange Agreement, between BSG Series CM, LLC and Z Squared Inc. dated April 23, 2026 (the “AFSA”) in exchange for shares of OpCo common stock. The AFSA ascribed a value of $660,300,000 to the contributed fleet (the “Z Squared Asset Value”). Upon consummation of the Business Combination, the OpCo shares held by BSG were converted into shares of our Common Stock, and immediately following the Closing, BSG held 41,521,276 shares of our Common Stock, representing approximately 80.73% of our then-outstanding Common Stock. The issuance of the shares of our Common Stock to BSG in connection with the Business Combination was registered under the Securities Act on the Company's Registration Statement on Form S-4 (File No. 333-288329). The shares of our Common Stock offered for resale under this prospectus were subsequently distributed by BSG to its members and are being registered for resale because they are not otherwise freely tradable in the hands of the Selling Securityholders. On April 30, 2026, BSG distributed all of its shares of our Common Stock, pro rata and for no consideration, to its members, following which BSG ceased to beneficially own any shares of our Common Stock and filed Amendment No. 1 to its Schedule 13D on or about May 15, 2026 reflecting the disposition. The shares of our Common Stock distributed by BSG, including certain of the shares being registered for resale under this prospectus, remain subject to the contractual lock-up and leak-out restrictions set forth in the AFSA. Those restrictions generally provide that, subject to specified exceptions: (i) no sales may be made unless the volume-weighted average price of our Common Stock over the preceding 10 trading days exceeds $16.00 per share; (ii) for the 18-month period beginning April 27, 2026, a holder may sell in any calendar month no more than one-eighteenth (1/18th) of the total shares it received; (iii) sales in any calendar month may not exceed 5% of the average daily trading volume of our Common Stock over the preceding 10 trading days; (iv) no short sales of our Common Stock are permitted; and (v) the restrictions terminate if the closing price of our Common Stock exceeds $35.00 per share for two consecutive trading days. See “Selling Securityholders” and “Risk Factors.”

The Spin-Out. On April 15, 2026, in connection with the Business Combination, Coeptis reorganized substantially all of the assets and liabilities of its legacy biopharmaceutical operations (other than its interest in GEAR Therapeutics, Inc. (“GEAR”)) into a newly formed, wholly-owned subsidiary, Coeptis Holdings, Inc. (“CHI”), in exchange for 100% of the equity interests in CHI. Immediately prior to the consummation of the Business Combination, Coeptis declared and effected a one-for-one pro rata distribution of its equity interests in CHI to Coeptis stockholders of record as of January 2, 2026 (the “Spin-Out”). As a result of the Spin-Out, the legacy biopharmaceutical operations are held by CHI and do not form part of our consolidated business following the Business Combination.

GEAR Therapeutics. We retained our subsidiary GEAR following the Business Combination. In consideration for that retention, Coeptis issued 1,000,000 shares of Common Stock to CHI and granted CHI an option to acquire GEAR at its fair market value at the time of exercise. The option becomes exercisable on October 24, 2026 and remains exercisable for 24 months thereafter, with the exercise price payable, at CHI’s election, in cash, in shares of our Common Stock, or a combination thereof.

Board of Directors and Management. On the Closing Date, all directors and executive officers of Coeptis serving prior to the Effective Time resigned, and the directors designated by OpCo were appointed to our board of directors effective upon consummation of the Business Combination. David Halabu was appointed Chief Executive Officer and Brian Cogley was appointed Chief Financial Officer, and Ryan Schadel was appointed Chief Marketing Officer effective April 27, 2026. Our board of directors currently consists of four members: David Halabu, Adam Sohn, Bryan Fuerst, and Kenneth Cooper.

THE OFFERING

Shares of Common Stock offered by the Selling Securityholders	Up to 41,584,562 shares of Common Stock.

Shares of Common Stock outstanding prior to this offering	51,431,493 shares of Common Stock.

Shares of Common Stock outstanding after this offering	51,431,493 shares of Common Stock. The shares offered by the Selling Securityholders pursuant to this prospectus are already issued and outstanding, and their resale will not increase the number of shares of our Common Stock outstanding.

Terms of the Offering	Each Selling Securityholder will determine when and how it will dispose of any shares of Common Stock registered under this prospectus for resale.

Lock-Up and Leak-Out Restrictions	Substantially all of the Shares were received by the former members of BSG and remain subject to contractual lock-up and leak-out restrictions that limit the timing, price, and volume of resales, prohibit short sales, and expire on October 27, 2027, subject to earlier termination. See "Prospectus Summary — The Business Combination."

Use of Proceeds	We are not selling any securities under this prospectus and will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders pursuant to this prospectus. See “Use of Proceeds.”

Risk Factors	Investing in our securities involves a high degree of risk. See the “Risk Factors” section of this prospectus, and the other information included in or incorporated by reference into this prospectus, for a discussion of factors that you should consider carefully before buying our securities.

Trading Symbol	Our Common Stock is listed on the Nasdaq Global Market under the symbol “ZSQR.”

RISK FACTORS

You should carefully review and consider the following risk factors and all other information contained in this prospectus and in the documents incorporated herein by reference, including the financial statements and related notes, in evaluating an investment in our Common Stock. In particular, you should consider the risk factors and other information set forth in our Current Report on Form 8-K filed with the SEC on April 30, 2026, as amended, which contains a description of our business and risk factors relating to the combined company following the Business Combination, and in our subsequent filings with the SEC, each of which is incorporated by reference into this prospectus. The risks discussed below and in the documents incorporated by reference are not the only risks we face, and may not prove to be exhaustive; they are based on certain assumptions made by us that later may prove to be incorrect or incomplete. Additional risks and uncertainties not currently known to us, or that we currently deem immaterial, may also materially and adversely affect our business, financial condition, results of operations, or cash flows. If any of these risks actually occurs, the trading price of our Common Stock could decline, and you could lose all or part of your investment.

Risks Related to This Offering

We will not receive any proceeds from the resale of shares of Common Stock by the Selling Securityholders.

All of the Shares offered under this prospectus are being offered by the Selling Securityholders for their own account. We are not selling any Shares under this prospectus and will not receive any proceeds from the resale of Shares by the Selling Securityholders. See “Use of Proceeds.”

The resale of a substantial number of Shares by the Selling Securityholders, or the perception that such resales may occur, could cause the market price of our Common Stock to decline.

This prospectus registers the resale of up to 41,584,562 Shares, representing approximately 80.85% of our outstanding Common Stock as of June 8, 2026. The number of Shares being registered for resale is significant in relation to the number of shares of our Common Stock held by our non-affiliates and the historical trading volume of our Common Stock. The resale of these Shares into the public market, or the perception that such resales may occur, could cause the market price of our Common Stock to decline significantly and could impair our ability to raise capital through future sales of equity securities.

The Shares are subject to contractual lock-up and leak-out restrictions, and the expiration or termination of those restrictions could result in a significant number of shares becoming available for sale.

The Shares distributed by BSG to its members are subject to the lock-up and leak-out restrictions under the AFSA, which, subject to specified exceptions, limit the timing and volume of resales and prohibit sales below specified price thresholds. See “The Business Combination — Related Transactions.” These restrictions are scheduled to remain in effect through approximately October 27, 2027 and may terminate earlier if the closing price of our Common Stock exceeds $35.00 per share for two consecutive trading days. Upon the expiration or termination of these restrictions, a substantial number of additional Shares would become available for sale in the public market, which could cause the market price of our Common Stock to decline.

Risks Related to Our Financial Condition and Going Concern

There is substantial doubt about our ability to continue as a going concern.

The report of our independent registered public accounting firm, Stephano Slack LLC, on the audited financial statements of OpCo, our accounting acquirer and predecessor for financial reporting purposes, as of and for the years ended December 31, 2025 and 2024, contains an explanatory paragraph expressing substantial doubt about the ability to continue as a going concern. Because the Business Combination is accounted for as a reverse merger with OpCo as the accounting acquirer, OpCo's financial statements are our historical financial statements for periods prior to the Business Combination. OpCo was a development-stage enterprise that had not commenced principal operations or generated revenue prior to the Business Combination; as of December 31, 2025 it had an accumulated deficit of approximately $443 and, for the year then ended, incurred a net loss of approximately $323. As of March 31, 2026, we had an accumulated deficit of approximately $113,870,346 and, for the three months ended March 31, 2026, we incurred a net loss of approximately $4,020,896. These conditions raise substantial doubt about our ability to continue as a going concern. Following the Business Combination and our acquisition of the mining fleet, we will require substantial additional capital to fund the deployment and operation of our fleet, and there can be no assurance that such financing will be available on acceptable terms. A failure to obtain sufficient capital could require us to reduce or cease operations. For the combined company's financial position and results of operations giving effect to the Business Combination, see the unaudited pro forma condensed combined financial information incorporated by reference herein.

We will require substantial additional funding to finance our operations and growth.

We are an early-stage company with a limited history of generating revenue. We believe that we will need to raise substantial additional capital to fund our continuing operations, fund hardware deployment, and execute our digital infrastructure strategy. Our ability to raise additional capital may be adversely impacted by our going concern status, our limited operating history, the volatility of cryptocurrency markets, and general economic and capital markets conditions. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may have to significantly delay, scale back, or discontinue our operations or other initiatives.

Risks Related to Our Operations

We are an early-stage company with limited operating history as a computing infrastructure or digital asset mining company.

OpCo was incorporated in Wyoming in December 2022 and has a limited history of digital asset mining operations. We have not yet demonstrated the ability to operate our mining hardware fleet at scale, achieve profitability, or execute our broader computing infrastructure strategy. Our management team has limited experience in the digital asset mining and computing infrastructure industries.

The prices of Dogecoin and Litecoin are highly volatile, and a sustained decline in cryptocurrency prices could make our mining operations unprofitable.

Our mining revenues are denominated in DOGE and LTC, which we intend to convert to fiat currency or stablecoins promptly after receipt. Our breakeven DOGE price is estimated at approximately $0.13 per DOGE (accounting for LTC revenue credit under network conditions prevailing during April 18–27, 2026) and approximately $0.15 per DOGE on a DOGE-only basis. As of June 8, 2026, the most recent practicable date prior to the date of this prospectus, DOGE was trading at approximately $0.085 per DOGE, which was below our estimated breakeven. If DOGE and LTC prices remain below our breakeven for an extended period, we may not be able to fund operations or continue as a going concern.

We are dependent on third-party mining pools for block reward distribution.

We intend to operate within mining pools managed by third-party operators, including pools such as EMCD, Antpool, and ViaBTC, though we have not finalized all pool arrangements. Pool fees are currently estimated at up to approximately 4% of gross mining revenue. If a mining pool charges higher fees, changes its reward methodology, or fails to properly credit our contributed hash rate, our revenues could be adversely affected.

Increases in Dogecoin and Litecoin network hash rate and mining difficulty may reduce our share of block rewards.

The Dogecoin and Litecoin networks automatically adjust mining difficulty to maintain target block times. If additional miners join the networks, network difficulty will increase, reducing our expected block rewards for the same amount of hash rate. We have no control over network difficulty.

We are entirely dependent on the Minting Dome Master Services Agreement (“MSA”) for our hosting, power, and operational infrastructure.

All of our digital asset mining operations are hosted under the MSA with Minting Dome. Minting Dome is the exclusive provider of hosting services, electrical power at $0.088 per kWh, and operational infrastructure across all of our operating facilities. If the MSA is terminated, not renewed, or if Minting Dome is unable or unwilling to perform its obligations, we would lose access to our entire operating infrastructure.

Our ASIC mining hardware may become economically obsolete, and we may be unable to fund hardware replacements.

New-generation Scrypt miners are regularly introduced to the market, and as more efficient machines are deployed by competitors, our fleet’s proportional contribution to block rewards may decline. We may need to replace or upgrade our fleet, which requires substantial capital expenditure that we may not be able to fund.

The Z Squared Asset Value used to determine merger consideration assumed L9 machine performance; actual fleet performance differs.

The Z Squared Asset Value of approximately $660,300,000, used as the basis for determining the merger consideration, reflecting an approximately 85%/15% split, was calculated on the assumption that all 9,800 machines in the fleet perform at or near the level of Bitmain Antminer L9 units. The actual fleet consists predominantly of L7 units that have been overclocked and firmware-optimized to approach near-L9 performance levels. If these optimization methods do not achieve the assumed performance or degrade over time, the actual economic value of the fleet may be materially lower than the $660,300,000 valuation.

Our digital assets held in custody with Anchorage Digital are not guaranteed or insured by any government program.

Digital assets held in custody with Anchorage Digital Bank, National Association are not guaranteed by Anchorage Digital and are not subject to FDIC or SIPC insurance protections. Anchorage Digital maintains an aggregate $100 million commercial crime insurance policy covering all of its clients collectively; in the event of a large-scale loss event, the $100 million aggregate may be insufficient to fully compensate us.

Our strategy to expand into AI and high-density compute infrastructure is at an early stage and may not be successful.

We have publicly announced our intention to evaluate and develop AI and high-density compute infrastructure businesses. These markets are highly competitive and rapidly evolving. We have no operating history in AI infrastructure, and there can be no assurance that we will be able to identify suitable opportunities, fund the necessary capital expenditures, attract customers, or generate profitable returns.

Risks Related to BSG Series CM and Related Party Concentration

BSG, our former principal stockholder, is a named defendant in SEC enforcement proceedings.

BSG, the entity from which we acquired our mining hardware fleet, beneficially owned approximately 80.73% of our outstanding Common Stock immediately following the closing of the Business Combination. BSG is currently a defendant in Securities and Exchange Commission v. David Feingold, et al., Case No. 1:25-cv-20436-DPG (S.D. Fla.). BSG is subject to regulatory monitoring and oversight pursuant to court orders issued in connection with that litigation. Our contractual and prior significant-ownership relationship with BSG may expose us to regulatory inquiries, demands from third parties, and reputational harm. If the lock-up or leak-out obligations applicable to BSG’s former members are modified or overridden by court orders, those Shares could become available for resale in a manner that adversely affects our stock price.

BSG distributed its entire stake to its members on April 30, 2026; our largest holders are now BSG’s former members.

On April 30, 2026, BSG completed a pro rata distribution, for no consideration, of all 41,521,276 shares of our Common Stock it held — approximately 80.73% of our outstanding Common Stock immediately following the Business Combination — to its members in accordance with their respective membership interests. Following the distribution, BSG no longer beneficially owns any shares of our Common Stock and has ceased reporting under Section 13(d), as reported in BSG’s Amendment No. 1 to Schedule 13D filed May 15, 2026. The Shares are now held directly by BSG’s former members, in each case subject to the lock-up and leak-out restrictions under the AFSA, which by their terms apply to all transferees of BSG. The SEC enforcement proceedings against BSG and David Feingold (SEC v. Feingold, No. 1:25-cv-20436-DPG (S.D. Fla.)) remain ongoing, and court orders in that action could affect the Shares now held by BSG’s former members.

The resale of Shares by BSG’s former members or other Selling Securityholders may cause the market price of our Common Stock to decline significantly.

BSG acquired its shares in exchange for the contribution of our mining hardware fleet, rather than for cash. As a result, BSG’s former members and other transferees may have an effective cost basis substantially below recent market prices of our Common Stock, and may realize a positive return on the Shares even if the market price of our Common Stock is significantly below the price at which public investors purchased their shares. The availability of a large number of Shares for resale may suppress our stock price even before any actual sales occur.

Risks Related to Regulation and Legal Proceedings

Cryptocurrency mining is subject to evolving and uncertain regulatory treatment in the United States and internationally.

The legal and regulatory treatment of cryptocurrency mining is evolving rapidly. U.S. federal and state agencies, including the SEC, CFTC, FinCEN, IRS, and state banking and energy regulators, continue to develop their approaches to cryptocurrency and blockchain businesses. Regulation imposing taxes, restrictions, money services registration, AML/KYC obligations, or environmental requirements, or actions rendering DOGE or LTC a “security” subject to SEC registration requirements, could adversely affect our ability to operate.

The BSG Series CM enforcement proceedings could result in adverse court orders affecting our capital structure.

The SEC enforcement action against BSG Series CM and related defendants (SEC v. David Feingold, et al., Case No. 1:25-cv-20436-DPG) is ongoing. We cannot predict whether any court orders will restrict or modify the terms on which BSG’s former members may hold or dispose of our Common Stock, or require disgorgement of proceeds from any sales.

Risks Related to the SkyCore Digital Acquisition

Our proposed acquisition of SkyCore may not close on the expected timeline or at all.

On April 28, 2026, we entered into a binding letter of intent to acquire SkyCore. The acquisition is subject to definitive documentation, customary due diligence, financing, and other conditions. There is no assurance that the acquisition will be consummated.

The proposed SkyCore acquisition is expected to be financed with Series B Preferred Stock, the terms of which have not been finalized.

We expect to finance the proposed SkyCore acquisition in part through a Series B preferred stock financing. The Series B Convertible Preferred Stock is expected to bear a dividend payable in cash or in kind at our election and to be convertible into our Common Stock, with definitive terms — including stated value, dividend rate, conversion price, redemption, and any holder put rights — to be set forth in the Series B certificate of designation when filed. If the Series B financing is not consummated on acceptable terms, we may not be able to fund the SkyCore acquisition.

Risks Related to Our Securities and Listing

Our Common Stock may be delisted from the Nasdaq Global Market if we fail to maintain listing standards.

We are an early-stage company with significant accumulated deficits, and we cannot assure you that we will be able to maintain compliance with all applicable Nasdaq listing standards. Delisting would reduce the trading market for our Common Stock and limit our ability to raise capital through equity offerings.

Our outstanding Warrants have exercise prices substantially above the recent trading price of our Common Stock, and there is no public trading market for our Warrants.

As of the date of this prospectus, we have outstanding (i) 375,000 Public Warrants exercisable in the aggregate for 187,500 shares of Common Stock at an exercise price of $230.00 per share, each Public Warrant being exercisable for one-half of one share of Common Stock; (ii) 187,500 Private Placement Warrants exercisable in the aggregate for 187,500 shares of Common Stock at an exercise price of $230.00 per share; and (iii) other Warrants exercisable in the aggregate for up to 570,105 shares of Common Stock at exercise prices ranging from $12.00 to $296.80 per share (with a weighted average exercise price of approximately $31.71 per share) and expiration dates ranging from May 2026 through January 2030. Exercise prices and underlying share counts described in the foregoing clauses (i) and (ii) reflect the 20-for-1 reverse stock split effected by our predecessor, Coeptis Therapeutics Holdings, Inc., on December 31, 2024. Pursuant to the Merger Agreement, each Warrant outstanding immediately prior to the closing of the Business Combination on April 24, 2026 remained outstanding in accordance with its terms immediately following the closing.

The exercise prices of substantially all of our outstanding Warrants are significantly above recent trading prices of our Common Stock. Accordingly, our Warrants are unlikely to be exercised in the foreseeable future absent a significant increase in the trading price of our Common Stock, and we cannot assure investors that we will receive any material proceeds from Warrant exercises. In addition, on April 24, 2026, concurrently with the closing of the Business Combination, the Company filed a Form 25 with the SEC to voluntarily withdraw the COEPW Public Warrants from listing on the Nasdaq Stock Market pursuant to Rule 12d2-2 under the Exchange Act. The delisting became effective ten calendar days following such filing, on or about May 4, 2026, and deregistration of the COEPW Public Warrants under Section 12(b) of the Exchange Act will become effective 90 days following the filing of the Form 25, on or about July 23, 2026. As a result, there is no public trading market for any of our Warrants. Holders of Warrants may have limited liquidity for their Warrant positions other than through cash exercise (subject to the substantially out-of-the-money exercise prices) or, with respect to Private Placement Warrants and certain other Warrants, cashless exercise to the extent permitted by the applicable warrant agreement.

Our management has limited experience operating a public company.

Our executive officers have limited experience managing a company subject to the ongoing reporting and compliance requirements applicable to public companies. These requirements impose significant legal and financial compliance costs and may divert management attention from business operations.

If we fail to maintain effective internal control over financial reporting, our ability to accurately report our financial results may be impaired.

As disclosed in Part I, Item 4 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, we are in the process of integrating accounting, treasury, custody, and operational systems into our internal control framework and expect to make significant changes to our internal control over financial reporting. We may identify material weaknesses or significant deficiencies. Our current principal executive officer and principal financial officer were appointed on or about April 24, 2026 and were not officers of the Company during the historical reporting period.

The GEAR Therapeutics, Inc. retained interest and the CHI option introduce structural uncertainty.

We retained our subsidiary GEAR Therapeutics, Inc. (“GEAR”). In connection with the Business Combination, Coeptis issued 1,000,000 shares of Common Stock to CHI and granted CHI an option to acquire GEAR for its fair market value, exercisable beginning October 24, 2026 for a period of 24 months. The ultimate disposition of GEAR introduces uncertainty into our consolidated balance sheet and earnings.

USE OF PROCEEDS

We will not receive any proceeds from the resale of shares of Common Stock by the Selling Securityholders pursuant to this prospectus. All of the Shares offered under this prospectus are being offered by the Selling Securityholders for their own account, and we will not receive any of the proceeds from such resales.

The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses incurred by them in disposing of their Shares, and we will bear all other costs, fees, and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accountants.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock and we do not currently intend to pay any cash dividends on our Common Stock in the foreseeable future. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our Common Stock will be at the discretion of our board of directors and will depend on, among other factors, the terms of any outstanding preferred stock, our results of operations, financial condition, capital requirements, and contractual restrictions.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of Common Stock may be sold by the Selling Securityholders under this prospectus. The Selling Securityholders may sell all or a portion of their Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at negotiated prices. See “Plan of Distribution.”

SELLING SECURITYHOLDERS

This prospectus relates to the resale from time to time by the Selling Securityholders of up to 41,584,562 Shares. The Shares were issued and are outstanding as of the date of this prospectus and consist of shares received by the Selling Securityholders in connection with, and following, the Business Combination, including shares distributed by BSG to its former members. We are registering the Shares to permit the Selling Securityholders to offer them for resale from time to time. See “Plan of Distribution.”

The following table sets forth, with respect to each Selling Securityholder, (i) the number of shares of Common Stock beneficially owned prior to this offering, (ii) the maximum number of Shares that may be offered for resale by the Selling Securityholder under this prospectus, and (iii) the number of shares of Common Stock to be beneficially owned by the Selling Securityholder assuming the sale of all of the Shares offered hereby. The information in the table is based on information supplied to us by or on behalf of the Selling Securityholders and is current as of the date of the respective information was submitted to us by such Selling Securityholders.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, and includes shares of Common Stock with respect to which a Selling Securityholder has sole or shared voting or investment power. The percentages of beneficial ownership are based on 51,431,493 shares of Common Stock outstanding as of June 8, 2026. The fourth and fifth columns assume the sale of all of the Shares offered by each Selling Securityholder pursuant to this prospectus, although each Selling Securityholder may sell some, all, or none of its Shares. We do not know how long the Selling Securityholders will hold the Shares before selling them, and, except as described in the footnotes to the table or elsewhere in this prospectus, we currently have no agreements, arrangements, or understandings with the Selling Securityholders regarding the sale of any of the Shares.

Substantially all of the Shares offered by the Selling Securityholders were received by the former members of BSG in the pro rata distribution described under "Prospectus Summary — The Business Combination" and remain subject to the lock-up and leak-out restrictions under the AFSA. Those restrictions, subject to limited exceptions, prohibit resales unless the volume-weighted average price of our Common Stock over the preceding 10 trading days exceeds $16.00 per share; permit resales in any calendar month of no more than one-eighteenth (1/18th) of the Shares originally received by such holder and no more than 5% of the average daily trading volume of our Common Stock over the preceding 10 trading days; prohibit short sales of our Common Stock; and remain in effect through October 27, 2027, subject to earlier termination if the closing price of our Common Stock exceeds $35.00 per share for two consecutive trading days. The number of Shares any Selling Securityholder may sell in any period may therefore be substantially less than the number of Shares registered for resale on its behalf under this prospectus. The shares of our Common Stock offered by the Selling Securityholders were originally issued to BSG in the Business Combination in a transaction registered under the Securities Act on Form S-4 (File No. 333-288329), and were distributed by BSG to its members. We are registering the resale of those shares under this prospectus.

Except as set forth in the footnotes to the table below or as otherwise disclosed in this prospectus, none of the Selling Securityholders has held any position or office with, or has otherwise had any material relationship with, us or any of our predecessors or affiliates within the past three years, other than as a holder of our securities. The Shares offered hereby remain subject to the lock-up and leak-out restrictions described under “The Business Combination — Related Transactions” to the extent applicable to the holder thereof. Unless otherwise indicated, the business address of each of the selling stockholders listed below is C/O BSG Series CM LLC 211 Main Street, Greenville, SC 29601.

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
1	3D SPARK INVESTMENTS LLC(1)	3,773	*	3,773	—	—
2	A. CAVEGN, INC(2)	37,728	*	37,728	—	—
3	AAKIF AHMAD	1,509	*	1,509	—	—
4	AEK FUND IV LLC(428)	31,440	*	31,440	—	—
5	AARON JOHNSON	9,432	*	9,432	—	—
6	AARVI CAPITAL LLC(3)	6,288	*	6,288	—	—
7	AASTHA SHARMA	31,440	*	31,440	—	—
8	AAYU HEALTH LLC(4)	37,728	*	37,728	—	—
9	ABBAS H LAXMIDHAR	3,144	*	3,144	—	—
10	ABDUL QUADIR(5)	2,358	*	2,358	—	—
11	ABHI ENTERPRISES INC(6)	188,642	*	188,642	—	—
12	ABJ INVESTMENTS	18,864	*	18,864	—	—
13	ABRAHAM M BEYDA	23,580	*	23,580	—	—
14	ABRAHAM STERN	9,432	*	9,432	—	—
15	ADAM ALMONTASER	12,576	*	12,576	—	—
16	ADAM OFFMAN	100,609	*	100,609	—	—
17	ADAMS CAPITAL HOLDINGS LLC(7)	9,432	*	9,432	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
18	ADARSH REDDY KANCHARLA TOD SANTOSHI LATTUPALLY	18,864	*	18,864	—	—
19	ADDISON GIANNINI	18,864	*	18,864	—	—
20	ADITYA CHOPRA	91,177	*	91,177	—	—
21	ADITYA JAIN	1,886	*	1,886	—	—
22	AERIAL NICOLE PAGANO	9,432	*	9,432	—	—
23	AHMAD NAZEM	36,156	*	36,156	—	—
24	AHMED JAHANGEER TOD HUMAIRA JAHANGEER	17,135	*	17,135	—	—
25	AIC HOLDINGS LLC	7,074	*	7,074	—	—
26	AIDEN HASSETT	2,901	*	2,901	—	—
27	AIMEE ELIZABETH SMITH	2,830	*	2,830	—	—
28	AIRLINK DISTRIBUTION INC(8)	18,864	*	18,864	—	—
29	AJAY B. AND AARTHI K. AJMERA TRUST(9)	77,815	*	77,815	—	—
30	AJIT JACOB	6,288	*	6,288	—	—
31	AKASH GOPALDAS SHAH	3,144	*	3,144	—	—
32	AKHIL DAHYA	8,646	*	8,646	—	—
33	AKHIL KUMAR AGARWAL(10)	8,646	*	8,646	—	—
34	AKHIL MORADA	2,219,691	4.3%	2,219,691	—	—
35	AKSHARDARSHAN CORPORATION	9,432	*	9,432	—	—
36	ALBERT NINO & NINA GRIGOROV	6,288	*	6,288	—	—
37	ALEX CAVEGN	47,161	*	47,161	—	—
38	ALEX PERCHUK	9,432	*	9,432	—	—
39	ALEXANDER & HALEY JOSEPH	14,148	*	14,148	—	—
40	ALEXANDER J SMITH	94	*	94	—	—
41	ALEXANDER ZEDLOVICH	31,440	*	31,440	—	—
42	ALFONSE VAIANO	18,864	*	18,864	—	—
43	ALFRED J CONAN III LIVING TRUST(11)	37,728	*	37,728	—	—
44	THE ALFRED JOSEPH LEHOUILLIER LIVING TRUST(12)	51,877	*	51,877	—	—
45	ALINE MACIEL ESKANDARI	4,716	*	4,716	—	—
46	ALOK VARDYA LIVING TRUST DATED MAY 19TH, 2005(13)	12,576	*	12,576	—	—
47	ALPESH & PAYAL PATEL	11,004	*	11,004	—	—
48	ALPESH K PATEL	17,355	*	17,355	—	—
49	ALTA SIERRA VENTURES LLC(14)	9,432	*	9,432	—	—
50	ALVIN ESKANAZY TRUST(15)	37,728	*	37,728	—	—
51	ALYA CAPITAL LLC(16)	53,449	*	53,449	—	—
52	AMANDA CASTEEL	2,431	*	2,431	—	—
53	AMARDEEP S GREWAL	34,584	*	34,584	—	—
54	AMEE BANKER & NIRAV I BANKER	9,432	*	9,432	—	—
55	AMERITECH GLOBAL VENTURES LLC, MICHAEL DAZZO, MANAGING MEMBER(17)	125,762	*	125,762	—	—
56	AMIR PIYAR ALI	3,773	*	3,773	—	—
57	AMIT JAISWAL	36,482	*	36,482	—	—
58	AMIT KAPOOR	12,576	*	12,576	—	—
59	AMIT PATEL (TX)	9,432	*	9,432	—	—
60	AMIT VASANT PATEL	2,358	*	2,358	—	—
61	AMITABH & MEENU SHARMA	62,881	*	62,881	—	—
62	AMRUTA MANDSAURWALE	7,703	*	7,703	—	—
63	AMRUTBHAI M PATEL & CHANDRIKA A PATEL JT TEN	12,576	*	12,576	—	—
64	AMRUTLAL RANCHHODLAL PATEL	5,030	*	5,030	—	—
65	ANAGHA & JITENDRA KOSHTI	78,601	*	78,601	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
66	ANDRAE STOKES	7,546	*	7,546	—	—
67	ANDREI ZIMILES REVOCABLE LIVING TRUST(18)	31,440	*	31,440	—	—
68	ANDRES FELIPE ORJUELA	4,716	*	4,716	—	—
69	ANDRES REYES TOD CAROLINA R. COLLAZO-GONZALEZ	9,432	*	9,432	—	—
70	ANDREW SPILLUM	14,934	*	14,934	—	—
71	ANDREW WILCOX	14,148	*	14,148	—	—
73	ANIA FLP LTD(19)	9,432	*	9,432	—	—
74	ANIL & BINA BHAKTA	26,331	*	26,331	—	—
75	ANIL MOHAN PATEL & REEMA ANIL PATEL	4,716	*	4,716	—	—
76	ANILKUMAR C. PATEL (SC)	3,144	*	3,144	—	—
77	ANILKUMAR D. PATEL (GA)	12,576	*	12,576	—	—
78	ANILKUMAR MAGANLAL PATEL TOD HINA A PATEL	18,864	*	18,864	—	—
79	ANILKUMAR RAMSINH RANA	4,716	*	4,716	—	—
80	ANIRUDDH ANIL PATEL	9,432	*	9,432	—	—
81	ANITHA DORASWAMY	3,773	*	3,773	—	—
82	ANITHA VENUGOPALJAMUN AND ALAGIRISWAMY SANTHALINGAM	9,432	*	9,432	—	—
83	ANJAN PATEL	6,288	*	6,288	—	—
84	ANKEET YOGEN SHAH	12,576	*	12,576	—	—
85	ANKIT TRIVEDI	25,152	*	25,152	—	—
86	ANKITKUMAR PATEL	4,716	*	4,716	—	—
87	ANKUR GUPTA	9,432	*	9,432	—	—
89	ANNA ANDREYEVNA VORONTSOVA	1,415	*	1,415	—	—
90	ANTHONY & CAROL CAPPELLO	9,432	*	9,432	—	—
91	ANTHONY & LISA COMI	6,288	*	6,288	—	—
92	ANTHONY COMI	40,401	*	40,401	—	—
93	ANTHONY FEZZA & MARIE VARELA	18,864	*	18,864	—	—
94	ANTHONY GRASSO	12,603	*	12,603	—	—
95	ANTHONY JOHN FEZZA JR.	10,375	*	10,375	—	—
96	ANTHONY M. MUSTO GRANTOR RETAINED ANNUITY TRUST C/O PATRICIA THOMAS TRUSTEE	4,008	*	4,008	—	—
97	ANTHONY MUSTO	38,557	*	38,557	—	—
98	ANTHONY SURACI(20)	6,288	*	6,288	—	—
99	ANTONIETTA SPITALIERI	55,492	*	55,492	—	—
100	ANTONIO GIUSEPPE ALAIMO	6,288	*	6,288	—	—
101	ANWAR MASOOD	62,881	*	62,881	—	—
102	AP REINVENTED LLC(21)	48,733	*	48,733	—	—
103	APAK INVESTMENTS	17,292	*	17,292	—	—
104	APOORV KISHORE	6,288	*	6,288	—	—
105	APTI MORADA	30,360	*	30,360	—	—
106	AQEEL SANDHU	14,772	*	14,772	—	—
107	ARGUS CONSULTING GROUP LLC(22)	127,585	*	127,585	—	—
108	ARI WASSERMAN	6,288	*	6,288	—	—
109	ARLINE DANTE	11,004	*	11,004	—	—
110	ARLR REALTY, LLC(23)	6,288	*	6,288	—	—
111	ARMP INVESTMENT LLC(24)	2,358	*	2,358	—	—
112	ARNALDO E VELEZ	9,432	*	9,432	—	—
113	ARPAN PRAVIN PATEL	4,716	*	4,716	—	—
114	ARUP MAITRA TOD VANITA MAITRA	12,576	*	12,576	—	—
115	ARVIND S. & DHARMISTA PATEL	12,891	*	12,891	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
116	ASCEND INVESTMENT MANAGEMENT LLC(25)	9,432	*	9,432	—	—
117	ASHEESH BAJAJ & MONIKA ARORA	25,152	*	25,152	—	—
118	ASHOK J. SHETH	2,830	*	2,830	—	—
119	ASHOK KUMAR PATEL	2,358	*	2,358	—	—
121	ASHOKKUMAR SHAH	11,004	*	11,004	—	—
122	ASHVIN VAGHANI & VIJAY VAGHANI JTTEN	8,546	*	8,546	—	—
124	ASHWINKUMAR S. DAKORIYA(26)	18,078	*	18,078	—	—
125	THE ASIF AWAN LIVING TRUST`(27)	28,296	*	28,296	—	—
126	ASILS HOLDINGS LLC(28)	94,321	*	94,321	—	—
127	ASWIN Z GANDHI & RITA GANDHI JT TEN	6,288	*	6,288	—	—
128	ATIF BASHIR & AYESHA AHMED	9,432	*	9,432	—	—
129	ATUL MAINI	12,576	*	12,576	—	—
130	AUGUSTUS T HALL	86,886	*	86,886	—	—
131	AVINASH REDDY YERABAKA	9,432	*	9,432	—	—
132	AYODHYA YANAMANDRA	22,008	*	22,008	—	—
133	AYUSH HEALTH	4,716	*	4,716	—	—
134	BAILEY ENG TRUST, TRUSTEE WILLIAM ENG(29)	6,288	*	6,288	—	—
135	BAKUL PATEL	36,315	*	36,315	—	—
136	BALBIR BHATTI	17,607	*	17,607	—	—
137	BALMUKUND R PATEL TOD KUMUD B PATEL	56,593	*	56,593	—	—
138	BANDISH RAJESHKUMAR SHAH	2,515	*	2,515	—	—
139	BANKIM J. & NEELA PATEL	37,728	*	37,728	—	—
140	BANSARI & AVINASH PATEL	4,716	*	4,716	—	—
141	BARLETTA FAMILY REVOCABLE TRUST(30)	17,292	*	17,292	—	—
142	BARRY I HERMAN	4,716	*	4,716	—	—
143	BAUER LIVING TRUST(31)	22,951	*	22,951	—	—
144	BAUER LIVING TRUST (HOLDEN BENNETT WORLEY)(32)	1,368	*	1,368	—	—
145	BAUER LIVING TRUST (HOLLAND GRACE WORLEY)(33)	1,368	*	1,368	—	—
146	BAUER LIVING TRUST (HUDSON COLE WORLEY)(34)	1,368	*	1,368	—	—
147	BBC HOSPITALITY GROUP LLC(35)	62,881	*	62,881	—	—
148	BENSIMHON FAMILY TRUST(36)	251,523	*	251,523	—	—
149	BERIS DAVIS	9,432	*	9,432	—	—
150	BERNARD F JASMIN	7,359	*	7,359	—	—
151	BHADRESH S. AND NITA B. JINWALA TOD ISHA AND AARTI JINWALA	59,737	*	59,737	—	—
152	THE BHAKTA FAMILY TRUST(37)	18,864	*	18,864	—	—
153	BHARGAV BAPPUDI	3,144	*	3,144	—	—
154	BHARGAVI MANDIPALLE	28,296	*	28,296	—	—
155	BHASKAR BHAKTA & DHARMISHTHA S. BHAKTA	11,319	*	11,319	—	—
156	BHAVIN & SHITAL PATEL	4,716	*	4,716	—	—
157	BHAVNA BHULA	9,432	*	9,432	—	—
158	BHUMIKA PATEL	14,148	*	14,148	—	—
159	BHUPENDRA RATHOD & ALKA B RATHOD JT TEN	11,444	*	11,444	—	—
160	BHUTADA, SHREYA N. (CUSTODIAL ACCOUNT), KIRAN BHUTADA, CUSTODIAN	9,432	*	9,432	—	—
161	BINA TODI	5,502	*	5,502	—	—
162	BLUE VOLLEY LLC(38)	94,321	*	94,321	—	—
163	BRAD NEWTON	9,432	*	9,432	—	—
164	BRANDON A. JONES	4,716	*	4,716	—	—
165	BRENDA OTT BAUER	9,432	*	9,432	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
166	BRENT ALLARD	14,148	*	14,148	—	—
167	BRENTLY CLAUDE COLLINS	66,025	*	66,025	—	—
168	BRIAN & MELISSA M. JOST	11,004	*	11,004	—	—
169	BRIAN GILLIKIN	81,431	*	81,431	—	—
170	BRIAN H. WEBBER(39)	3,773	*	3,773	—	—
171	BRIAN MANCINI(40)	11,947	*	11,947	—	—
172	BRIJESH D. PATEL & JAYANA B. PATEL	4,716	*	4,716	—	—
173	BRIJESH GAJJAR	4,716	*	4,716	—	—
174	BRIJESH KIRIT PATEL	22,008	*	22,008	—	—
175	BROADSTCP LLC(41)	14,148	*	14,148	—	—
176	BRRISH LLC(42)	5,502	*	5,502	—	—
177	BRYLER LLC(43)	18,864	*	18,864	—	—
178	BSGGH LLC(44)	40,369	*	40,369	—	—
179	BYRON C. & VALERI G. MICKLE	9,432	*	9,432	—	—
180	CALEB EMIL WALKER	9,432	*	9,432	—	—
181	CARL J SMITH TOD ALEXANDER & TREVOR SMITH	93,064	*	93,064	—	—
183	CHAD JERNIGAN	9,432	*	9,432	—	—
184	CHANDRASEKHAR CHERUKUPALLI	12,576	*	12,576	—	—
185	CHANDRIKABEN V. PATEL DECLARATION TRUST	22,008	*	22,008	—	—
186	CHARLES DISALVO	59,968	*	59,968	—	—
187	CHARLES PICCIOTTO & KRISTINA PICCIOTTO JT TEN	11,319	*	11,319	—	—
188	CHARMI DESAI & GAUTAM DESAI JT TEN	20,305	*	20,305	—	—
189	CHASKEL FRANKL	4,716	*	4,716	—	—
190	CHELSEA OUIMET	62,881	*	62,881	—	—
191	CHERUKUPALLI TRUST(45)	25,152	*	25,152	—	—
192	CHETAN V PATEL TOD SNEHA PATEL	44,017	*	44,017	—	—
193	CHHAGANBHAI PATEL & RUXMANI C PATEL JT TEN	6,288	*	6,288	—	—
194	CHHAYA PATEL	14,148	*	14,148	—	—
195	CHINTU & SVATI HIRPARA	14,148	*	14,148	—	—
196	CHIRAG PATEL	1,886	*	1,886	—	—
197	CHLOE L. CHAN	2,515	*	2,515	—	—
198	CHRIS & KAREN VACEK	8,646	*	8,646	—	—
199	CHRISTIAN FRANK COLUCCIO	1,886	*	1,886	—	—
200	CHRISTINE NIELD	13,991	*	13,991	—	—
201	CHRISTOPHER ALTON RAWLINGS	4,716	*	4,716	—	—
202	CHRISTOPHER CALISE(426)	323,836	*	323,836	—	—
203	CHRISTOPHER CAROZZA	12,576	*	12,576	—	—
204	CHRISTOPHER P. SINGLETON	2,358	*	2,358	—	—
205	CHRISTOPHER PAULIUS	943	*	943	—	—
206	CHRISTOPHER WUEST	9,432	*	9,432	—	—
207	CIRO ESPOSITO	4,716	*	4,716	—	—
208	CLAUS MARCUSSEN & LENNA A MARTYAK	7,546	*	7,546	—	—
209	COHEN FAMILY TRUST U/T/D 12/30/2008(46)	12,576	*	12,576	—	—
210	COMMUNITY NATIONAL BANK CUST FBO CELINA 1844 LTD ARASH TIRANDAZ(47)	31,440	*	31,440	—	—
211	COMMUNITY NATIONAL BANK CUST FBO KEITH VAUGHN (ROTH IRA)(48)	6,288	*	6,288	—	—
212	COMMUNITY NATIONAL BANK CUST FBO TIRANDAZ INVESTMENT TRUST DTD 11/09/22(49)	31,440	*	31,440	—	—
213	CONSTANCE LYNCH GARVEY	7,703	*	7,703	—	—
214	COSKUN KARAGOZ	25,152	*	25,152	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
215	COURAGE ATEKHA	31,440	*	31,440	—	—
216	CRAIG LOONEY	6,602	*	6,602	—	—
217	CRAZY HEART, LP(50)	345,844	*	345,844	—	—
218	DAHYABHAI & BHAVNABEN PATEL	15,720	*	15,720	—	—
219	DANA PATRICK MCCRACKEN	6,288	*	6,288	—	—
220	THE DANIEL SOOHOO TRUST(51)	12,576	*	12,576	—	—
221	DANIEL WASSERMAN	6,288	*	6,288	—	—
222	DANIEL WAYNE WEISS	6,288	*	6,288	—	—
223	DANYAL KHAN	22,008	*	22,008	—	—
224	DARJ INVESTMENTS LLC(52)	5,502	*	5,502	—	—
225	DARREN ADLER	9,432	*	9,432	—	—
226	DARSHANA K. & KALPESH RAMU PATEL	9,432	*	9,432	—	—
227	DARSHIT R THAKKAR	4,716	*	4,716	—	—
228	DARSHIT THAKKAR & NEHA RAITHATHA	2,358	*	2,358	—	—
229	DAT ANESTHESIA LLC(53)	4,905	*	4,905	—	—
230	DAVID & ELIZABETH HOUGHTON	9,432	*	9,432	—	—
231	DAVID ALEXANDER NUDELMAN	2,830	*	2,830	—	—
232	DAVID ANTHONY WILSON	4,244	*	4,244	—	—
234	DAVID DESROSIERS ADAMS	29,868	*	29,868	—	—
235	DAVID ISHMAEL ALLY	28,296	*	28,296	—	—
236	DAVID JEFFREY BERMAN	18,864	*	18,864	—	—
237	DAVID MAGES	15,720	*	15,720	—	—
238	DAVID W FUHS	1,996	*	1,996	—	—
239	DAVINE RISK HOLDINGS, LLC(54)	9,432	*	9,432	—	—
240	DAWN STROPOLI	25,152	*	25,152	—	—
241	DEAN GIASI	18,864	*	18,864	—	—
242	DEBERA HUI & ANDREW BARTER VEGHTE TOD AIDAN SAMUEL VEGHTE	4,716	*	4,716	—	—
243	DEBINDER DESHMUKH	4,716	*	4,716	—	—
244	DEBORAH URSINO	7,074	*	7,074	—	—
245	DEENA YOUSSEF	4,716	*	4,716	—	—
246	DEEPIKA REDDY	330,690	*	330,690	—	—
247	DELA LEYBOVICH	7,546	*	7,546	—	—
248	DEMETRIO WILLIAM SMITH TOD JOCELYN THOMPSON	12,576	*	12,576	—	—
250	DENNIS L COSGROVE(55)	6,288	*	6,288	—	—
251	DENNIS L COSGROVE (AXOS CLEARING CUSTODIAN) (IRA)(56)	2,358	*	2,358	—	—
252	DEREK A KAHN	47,161	*	47,161	—	—
253	DERRECK KORBECKI(57)	18,235	*	18,235	—	—
254	DEVAN PROPERTIES, LLC(58)	27,039	*	27,039	—	—
255	DEVARSHI PATEL	149,185	*	149,185	—	—
256	DEVENDRA & PURNA PATEL	4,716	*	4,716	—	—
257	DEVON A GABLE	1,572	*	1,572	—	—
258	DEVOTED FAMILY PRACTICE	11,004	*	11,004	—	—
259	DHARMENDRA D. JINWALA TOD PARUL AND RAJVI JINWALA	94,321	*	94,321	—	—
260	DHARMENDRAKUMAR K. PATEL	317,548	*	317,548	—	—
261	DHARMESH RAMESHBHAI PATEL	6,288	*	6,288	—	—
262	DHARSHUN SHARMA	25,152	*	25,152	—	—
263	DHAVAL DESAI	9,432	*	9,432	—	—
264	DHIREN KUMAR NAYAK TOD VIJITTRA SIRIPONG	42,445	*	42,445	—	—
265	DHIREN PATEL & NILESH PATEL JT TEN	252	*	252	—	—
266	DHIREN PATEL TOD ASITA PATEL	49,519	*	49,519	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
267	DHRUV DHIREN PATEL	4,559	*	4,559	—	—
268	DHRUV PRAKASHBHAI & AYUSHI DHRUV PATEL	4,716	*	4,716	—	—
269	DIAMOND P INC(59)	6,288	*	6,288	—	—
270	DIGANT M NANAVATI	38,987	*	38,987	—	—
271	DIGITAL TRUST FBO CORY SLOVIK SEP IRA(60)	3,301	*	3,301	—	—
272	THE DILDAX COMMUNITY PROPERTY TRUST(61)	34,584	*	34,584	—	—
273	DINA PATEL REVOCABLE LIVING TRUST(62)	50,305	*	50,305	—	—
274	DINESH R PATEL	20,751	*	20,751	—	—
275	DINESHBHA V. PATEL	3,144	*	3,144	—	—
276	DIPAK C. PATEL TOD HEMLATA PATEL	36,156	*	36,156	—	—
277	DIPAK PATEL	9,432	*	9,432	—	—
278	DIPAKKUMAR L PATEL	18,864	*	18,864	—	—
279	DIRECTED IRA TRUST COMPANY FBO DRAE WILSON (IRA)(63)	7,698	*	7,698	—	—
280	DIRECTED IRA TRUST COMPANY FBO NINA GRIGOROV (IRA)(64)	28,296	*	28,296	—	—
281	DIRECTED TRUST COMPANY FBO PANKAJ DESAI (IRA)(65)	37,776	*	37,776	—	—
282	DIRECTED TRUST COMPANY FBO ANDRES REYES GONZALEZ (IRA)(66)	9,432	*	9,432	—	—
283	DIRECTED TRUST COMPANY FBO ADARSH REDDY KANCHARLA (ROTH IRA)(67)	9,432	*	9,432	—	—
284	DIRECTED TRUST COMPANY FBO AJIT JACOB (IRA)(68)	23,580	*	23,580	—	—
285	DIRECTED TRUST COMPANY FBO ALEXANDER JOSEPH SMITH ROTH IRA(69)	252	*	252	—	—
286	DIRECTED TRUST COMPANY FBO ALEXANDER ZEDLOVICH (IRA)(70)	22,186	*	22,186	—	—
287	DIRECTED TRUST COMPANY FBO ALEXANDRA DESILETS (CUSTODIAL ROTH IRA)(71)	755	*	755	—	—
288	DIRECTED TRUST COMPANY FBO ALFRED CONAN III (ROTH IRA)(72)	52,820	*	52,820	—	—
289	DIRECTED TRUST COMPANY FBO AMANDA CASTEEL (IRA)(73)	924	*	924	—	—
290	DIRECTED TRUST COMPANY FBO AMANDA CASTEEL (SEP IRA)(74)	1,533	*	1,533	—	—
291	DIRECTED TRUST COMPANY FBO AMANI WILLIAMS, INDIA SNEED WILLIAMS CUSTODIAN (ROTH IRA)	657	*	657	—	—
292	DIRECTED TRUST COMPANY FBO AMELIE CLERMONT, INDIA SNEED WILLIAMS CUSTODIAN (ROTH IRA)	660	*	660	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
293	DIRECTED TRUST COMPANY FBO AMRUTA MANDSAURWALE (IRA)(75)	1,812	*	1,812	—	—
294	DIRECTED TRUST COMPANY FBO AMY M. PLENGER (ROTH IRA)(76)	4,810	*	4,810	—	—
295	DIRECTED TRUST COMPANY FBO ANDREW SHAPIRO (IRA) (NY)(77)	7,074	*	7,074	—	—
296	DIRECTED TRUST COMPANY FBO ANIL BHAKTA (ROTH)(78)	12,238	*	12,238	—	—
297	DIRECTED TRUST COMPANY FBO ANILKUMAR CHUNILAL PATEL (IRA)(79)	4,493	*	4,493	—	—
298	DIRECTED TRUST COMPANY FBO ANILKUMAR D. PATEL (IRA)(80)	1,371	*	1,371	—	—
299	DIRECTED TRUST COMPANY FBO ANILKUMAR D. PATEL (ROTH IRA)(81)	4,556	*	4,556	—	—
300	DIRECTED TRUST COMPANY FBO ANN MARIE STILLMAN (IRA)(82)	4,716	*	4,716	—	—
301	DIRECTED TRUST COMPANY FBO ANTHONY GRASSO IRA(83)	110,184	*	110,184	—	—
302	DIRECTED TRUST COMPANY FBO APTI MORADA (IRA)(84)	4,427	*	4,427	—	—
303	DIRECTED TRUST COMPANY FBO ARNALDO VELEZ (IRA)(85)	2,294	*	2,294	—	—
304	DIRECTED TRUST COMPANY FBO ARPITA KOHLI (IRA)(86)	4,186	*	4,186	—	—
305	DIRECTED TRUST COMPANY FBO ASHLEY COURTNEY IRA(87)	2,201	*	2,201	—	—
306	DIRECTED TRUST COMPANY FBO ASWIN GANDHI (IRA)(88)	3,144	*	3,144	—	—
307	DIRECTED TRUST COMPANY FBO AWATEF YOUSSEF (IRA)(89)	9,118	*	9,118	—	—
308	DIRECTED TRUST COMPANY FBO BARI A LATTERMAN (IRA)(90)	4,187	*	4,187	—	—
309	DIRECTED TRUST COMPANY FBO BERNARD F JASMIN (IRA)	49,857	*	49,857	—	—
310	DIRECTED TRUST COMPANY FBO BHASKER PATEL IRA(91)	15,972	*	15,972	—	—
311	DIRECTED TRUST COMPANY FBO BIANCA BATTIPAGLIA (IRA)(92)	1,886	*	1,886	—	—
312	DIRECTED TRUST COMPANY FBO BRANCHFLOWER, MICHAEL ROTH IRA(93)	1,658	*	1,658	—	—
313	DIRECTED TRUST COMPANY FBO BRIAN JOST (HSA)(94)	4,716	*	4,716	—	—
314	DIRECTED TRUST COMPANY FBO BRIAN JOST (ROTH IRA)(95)	817	*	817	—	—
315	DIRECTED TRUST COMPANY FBO BRIAN LANNAN (IRA)(96)	7,074	*	7,074	—	—
316	DIRECTED TRUST COMPANY FBO BRUCE GARDNER (IRA)(97)	23,140	*	23,140	—	—
317	DIRECTED TRUST COMPANY FBO BYRON FISCHER (IRA)(98)	1,415	*	1,415	—	—
318	DIRECTED TRUST COMPANY FBO CARL SMITH (SEP IRA)(99)	16,978	*	16,978	—	—
319	DIRECTED TRUST COMPANY FBO CAROLYN STOWE (IRA)(100)	7,074	*	7,074	—	—
320	DIRECTED TRUST COMPANY FBO CASON BEATTY (ROTH IRA)(101)	2,680	*	2,680	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
321	DIRECTED TRUST COMPANY FBO CHANDRASEKHAR CHERUKUPALLI IRA(102)	12,576	*	12,576	—	—
322	DIRECTED TRUST COMPANY FBO COREY C KUHN ROTH IRA	4,716	*	4,716	—	—
323	DIRECTED TRUST COMPANY FBO DAVID ALLY (IRA)(103)	7,388	*	7,388	—	—
324	DIRECTED TRUST COMPANY FBO DAVID TORDJMAN (IRA)(104)	12,084	*	12,084	—	—
325	DIRECTED TRUST COMPANY FBO DENNIS L. WALSINGHAM (IRA)(105)	17,292	*	17,292	—	—
326	DIRECTED TRUST COMPANY FBO DHARMISTA PARBHOO (ROTH IRA)(106)	24,524	*	24,524	—	—
327	DIRECTED TRUST COMPANY FBO DINA PATEL (IRA)(107)	54,816	*	54,816	—	—
328	DIRECTED TRUST COMPANY FBO DINA PATEL (ROTH IRA)(108)	1,712	*	1,712	—	—
329	DIRECTED TRUST COMPANY FBO DONALD JOHNSON (IRA)(109)	14,148	*	14,148	—	—
330	DIRECTED TRUST COMPANY FBO DONALD MANTHE IRA(110)	25,152	*	25,152	—	—
331	DIRECTED TRUST COMPANY FBO DWYNE PHILIPPIN (IRA)(111)	4,167	*	4,167	—	—
332	DIRECTED TRUST COMPANY FBO EDWARD FAAS (IRA)(112)	19,039	*	19,039	—	—
333	DIRECTED TRUST COMPANY FBO EDWARD FAAS (ROTH IRA)(113)	11,558	*	11,558	—	—
334	DIRECTED TRUST COMPANY FBO EDWARD GENERELLI (IRA)(114)	18,678	*	18,678	—	—
335	DIRECTED TRUST COMPANY FBO ELLIOTT, ORVILLE (IRA)(115)	25,152	*	25,152	—	—
336	DIRECTED TRUST COMPANY FBO FREDERICK D. SANDERSON (IRA)	479	*	479	—	—
337	DIRECTED TRUST COMPANY FBO GABRIEL MIGDAL (IRA)(116)	2,358	*	2,358	—	—
338	DIRECTED TRUST COMPANY FBO GAUTAM DESAI (IRA)(117)	4,716	*	4,716	—	—
339	DIRECTED TRUST COMPANY FBO GERALD DOUGHERTY (IRA)(118)	4,103	*	4,103	—	—
340	DIRECTED TRUST COMPANY FBO GURMALA THOMPSON (IRA)(119)	7,411	*	7,411	—	—
341	DIRECTED TRUST COMPANY FBO HASSAN NATHA (ROTH IRA)(120)	15,645	*	15,645	—	—
342	DIRECTED TRUST COMPANY FBO HEMAL PATEL (INH IRA)(121)	15,406	*	15,406	—	—
343	DIRECTED TRUST COMPANY FBO HEMANG PATEL (IRA)(122)	3,274	*	3,274	—	—
344	DIRECTED TRUST COMPANY FBO INDIA SNEED WILLIAMS (SEP IRA)	7,570	*	7,570	—	—
345	DIRECTED TRUST COMPANY FBO ISABELLA DESILETS (CUSTODIAL ROTH IRA)(123)	755	*	755	—	—
346	DIRECTED TRUST COMPANY FBO JALEN WILSON (SEP IRA)(124)	786	*	786	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
347	DIRECTED TRUST COMPANY FBO JAMES MCCAULEY (IRA)(125)	9,432	*	9,432	—	—
348	DIRECTED TRUST COMPANY FBO JAMES O'HALLORAN (IRA)(126)	22,637	*	22,637	—	—
349	DIRECTED TRUST COMPANY FBO JASON BRIGHT (ROTH IRA)(127)	3,959	*	3,959	—	—
350	DIRECTED TRUST COMPANY FBO JASON FURGALA (IRA)(128)	23,580	*	23,580	—	—
351	DIRECTED TRUST COMPANY FBO JEFFREY COULTER (IRA)(129)	1,226	*	1,226	—	—
352	DIRECTED TRUST COMPANY FBO JEFFREY STOWE (IRA)(130)	8,825	*	8,825	—	—
353	DIRECTED TRUST COMPANY FBO JENNIFER SINGLETON (INH IRA)(131)	3,490	*	3,490	—	—
354	DIRECTED TRUST COMPANY FBO JEROME RESKER (IRA)(132)	9,432	*	9,432	—	—
355	DIRECTED TRUST COMPANY FBO JITEN PATEL (IRA)(133)	14,148	*	14,148	—	—
356	DIRECTED TRUST COMPANY FBO JOANN NESS (IRA)	4,716	*	4,716	—	—
357	DIRECTED TRUST COMPANY FBO JOHN AMATO (IRA)(134)	10,753	*	10,753	—	—
358	DIRECTED TRUST COMPANY FBO JOHN STANZIONE (IRA)	18,864	*	18,864	—	—
359	DIRECTED TRUST COMPANY FBO JOLLU, MADDANNA (SEP IRA)(135)	3,627	*	3,627	—	—
360	DIRECTED TRUST COMPANY FBO JONATHAN ROTHSCHILD (INH IRA)(136)	5,188	*	5,188	—	—
361	DIRECTED TRUST COMPANY FBO JOSEPH RIZZUTO IRA(137)	18,338	*	18,338	—	—
362	DIRECTED TRUST COMPANY FBO JOVAN STROOP (IRA)	4,587	*	4,587	—	—
363	DIRECTED TRUST COMPANY FBO JULIANNE JOST (ROTH IRA)(138)	14,163	*	14,163	—	—
364	DIRECTED TRUST COMPANY FBO KALPESHKU SHAH (IRA)	3,647	*	3,647	—	—
365	DIRECTED TRUST COMPANY FBO KAREN VACEK (IRA)(139)	3,144	*	3,144	—	—
366	DIRECTED TRUST COMPANY FBO KARISHMA PATEL (IRA)(140)	1,011	*	1,011	—	—
367	DIRECTED TRUST COMPANY FBO KATHY BRANCHFLOWER (ROTH IRA)(141)	15,406	*	15,406	—	—
368	DIRECTED TRUST COMPANY FBO KATHY PARTSINEVELOS (IRA)(142)	10,491	*	10,491	—	—
369	DIRECTED TRUST COMPANY FBO KEVIN CHAUVETTE (IRA)(143)	738	*	738	—	—
370	DIRECTED TRUST COMPANY FBO KEVIN CHAUVETTE (ROTH IRA)(144)	31,219	*	31,219	—	—
371	DIRECTED TRUST COMPANY FBO KHURRAM SHAHZAD (IRA)(145)	12,576	*	12,576	—	—
372	DIRECTED TRUST COMPANY FBO KREISHER, MOLLY (IRA)(146)	12,576	*	12,576	—	—
373	DIRECTED TRUST COMPANY FBO LAURIE OAKES (IRA)(147)	943	*	943	—	—
374	DIRECTED TRUST COMPANY FBO LIANA TALASKI (IRA)	9,888	*	9,888	—	—
375	DIRECTED TRUST COMPANY FBO LISA SHAPIRO (IRA)(148)	25,475	*	25,475	—	—
376	DIRECTED TRUST COMPANY FBO MAHEK BHARGAVA (ROTH IRA)(149)	1,698	*	1,698	—	—
377	DIRECTED TRUST COMPANY FBO MAITRA, ARUP (IRA)(150)	1,602	*	1,602	—	—
378	DIRECTED TRUST COMPANY FBO MAITRA, VANITA (IRA)(151)	1,586	*	1,586	—	—
379	DIRECTED TRUST COMPANY FBO MAKSIM SHERMAN (ROTH IRA)(152)	4,745	*	4,745	—	—
380	DIRECTED TRUST COMPANY FBO MANAV SURI (HSA)(153)	6,917	*	6,917	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
381	DIRECTED TRUST COMPANY FBO MANISH JAIN (IRA)(154)	47,161	*	47,161	—	—
382	DIRECTED TRUST COMPANY FBO MANISH PATEL (TX) (IRA)(155)	28,296	*	28,296	—	—
383	DIRECTED TRUST COMPANY FBO MANISHA BHARGAVA (ROTH IRA)	1,698	*	1,698	—	—
384	DIRECTED TRUST COMPANY FBO MANISHA U PATEL (IRA)	14,545	*	14,545	—	—
385	DIRECTED TRUST COMPANY FBO MARC ALAIA (ROTH IRA)(156)	9,432	*	9,432	—	—
386	DIRECTED TRUST COMPANY FBO MARK A. DANTE (IRA)(157)	32,855	*	32,855	—	—
387	DIRECTED TRUST COMPANY FBO MEENA HANDA (ROTH IRA)(158)	67,087	*	67,087	—	—
388	DIRECTED TRUST COMPANY FBO MELISSA JOST (ROTH IRA)(159)	817	*	817	—	—
389	DIRECTED TRUST COMPANY FBO MELISSA TROMBLY (IRA)(160)	1,886	*	1,886	—	—
390	DIRECTED TRUST COMPANY FBO MICHAEL MAYO (IRA)(161)	9,432	*	9,432	—	—
391	DIRECTED TRUST COMPANY FBO MICHAEL T. O'SULLIVAN (IRA)(162)	10,438	*	10,438	—	—
392	DIRECTED TRUST COMPANY FBO MORADA, AKHIL IRA(163)	3,774	*	3,774	—	—
393	DIRECTED TRUST COMPANY FBO NARESH PARBHOO (ROTH IRA)(164)	21,128	*	21,128	—	—
394	DIRECTED TRUST COMPANY FBO NEAL M. SHINDEL (IRA)(165)	25,152	*	25,152	—	—
395	DIRECTED TRUST COMPANY FBO NICHOLAS MANCINI IRA(166)	6,288	*	6,288	—	—
396	DIRECTED TRUST COMPANY FBO NICK LATERZA (IRA)(167)	6,288	*	6,288	—	—
397	DIRECTED TRUST COMPANY FBO NICK PLENGER (IRA)	9,432	*	9,432	—	—
398	DIRECTED TRUST COMPANY FBO NIMESH B. PATEL (IRA)(168)	15,343	*	15,343	—	—
399	DIRECTED TRUST COMPANY FBO NIRANJAN PATEL (IRA)(169)	9,432	*	9,432	—	—
400	DIRECTED TRUST COMPANY FBO PARUL ACHARYA (IRA)(170)	1,078	*	1,078	—	—
401	DIRECTED TRUST COMPANY FBO PATEL, HINABEN, A. (IRA)(171)	9,246	*	9,246	—	—
402	DIRECTED TRUST COMPANY FBO PATRICIA GRABILL (IRA)(172)	1,928	*	1,928	—	—
403	DIRECTED TRUST COMPANY FBO PATRICIA GRABILL (ROTH IRA)(173)	3,645	*	3,645	—	—
404	DIRECTED TRUST COMPANY FBO PREETHI GALI (IRA)(174)	13,236	*	13,236	—	—
405	DIRECTED TRUST COMPANY FBO PREETHI GALI (ROTH IRA)(175)	2,804	*	2,804	—	—
406	DIRECTED TRUST COMPANY FBO RACHEL FAAS (IRA)(176)	7,703	*	7,703	—	—
407	DIRECTED TRUST COMPANY FBO RAJANI PUDIPEDDI (SEP IRA)(177)	7,365	*	7,365	—	—
408	DIRECTED TRUST COMPANY FBO RAJESH BHARGAVA (ROTH IRA)(178)	1,949	*	1,949	—	—
409	DIRECTED TRUST COMPANY FBO RAKESH DESAI (IRA)(179)	2,358	*	2,358	—	—
410	DIRECTED TRUST COMPANY FBO RALPH CUOMO (SEP IRA)(180)	4,716	*	4,716	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
411	DIRECTED TRUST COMPANY FBO RAMESH ADIRAJU (IRA)(181)	28,296	*	28,296	—	—
412	DIRECTED TRUST COMPANY FBO RICHARD GRAY (IRA)	25,152	*	25,152	—	—
413	DIRECTED TRUST COMPANY FBO RICHARD WALKER (IRA)(182)	1,764	*	1,764	—	—
414	DIRECTED TRUST COMPANY FBO RISHAD ALIKHAN (IRA)(183)	9,432	*	9,432	—	—
415	DIRECTED TRUST COMPANY FBO ROBERT WALKER (IRA)(184)	8,628	*	8,628	—	—
416	DIRECTED TRUST COMPANY FBO ROSS MILLER (IRA)(185)	4,716	*	4,716	—	—
417	DIRECTED TRUST COMPANY FBO RUTH BECK (ROTH IRA)(186)	13,158	*	13,158	—	—
418	DIRECTED TRUST COMPANY FBO SACHIN KADAM(187)	5,030	*	5,030	—	—
419	DIRECTED TRUST COMPANY FBO SAIVIJAY GALI (IRA)(188)	19,230	*	19,230	—	—
420	DIRECTED TRUST COMPANY FBO SAIVIJAY GALI (ROTH IRA)(189)	2,804	*	2,804	—	—
421	DIRECTED TRUST COMPANY FBO SAPNA KUMARI (IRA)(190)	28,619	*	28,619	—	—
422	DIRECTED TRUST COMPANY FBO SATYEN PATEL (IRA)(191)	14,148	*	14,148	—	—
423	DIRECTED TRUST COMPANY FBO SCHULTZ, NEIL IRA(192)	14,478	*	14,478	—	—
424	DIRECTED TRUST COMPANY FBO SCOTT INZELBUCH (IRA)(193)	1,886	*	1,886	—	—
425	DIRECTED TRUST COMPANY FBO SHARON SWAINBANK (ROTH IRA)(194)	918	*	918	—	—
426	DIRECTED TRUST COMPANY FBO SHELLEY MELROSE (IRA)(195)	6,803	*	6,803	—	—
427	DIRECTED TRUST COMPANY FBO SMITH, TREVOR ROTH IRA	252	*	252	—	—
428	DIRECTED TRUST COMPANY FBO SRAVYA KAVURI (IRA)(196)	1,628	*	1,628	—	—
429	DIRECTED TRUST COMPANY FBO SRIDHAR BHASKARA (SEP IRA)	8,142	*	8,142	—	—
430	DIRECTED TRUST COMPANY FBO STELLA DAVIDI (IRA)(197)	6,964	*	6,964	—	—
431	DIRECTED TRUST COMPANY FBO STEPHEN BENJAMIN (IRA)(198)	25,152	*	25,152	—	—
432	DIRECTED TRUST COMPANY FBO STEVEN SCONZO (IRA)(199)	38,324	*	38,324	—	—
433	DIRECTED TRUST COMPANY FBO SUNIL K. HANDA (ROTH IRA)(200)	85,827	*	85,827	—	—
434	DIRECTED TRUST COMPANY FBO SWATI MALIK (ROTH IRA)(201)	47,161	*	47,161	—	—
435	DIRECTED TRUST COMPANY FBO TED CAPUTO (IRA)(202)	11,180	*	11,180	—	—
436	DIRECTED TRUST COMPANY FBO THOMAS CASTELLANO (IRA)	37,508	*	37,508	—	—
437	DIRECTED TRUST COMPANY FBO THOMAS JONES (IRA)(203)	9,342	*	9,342	—	—
438	DIRECTED TRUST COMPANY FBO THOMAS PETRILLO IRA	10,653	*	10,653	—	—
439	DIRECTED TRUST COMPANY FBO TODD KREISHER (IRA)(204)	36,971	*	36,971	—	—
440	DIRECTED TRUST COMPANY FBO TODD SANDERS (SEP IRA)(205)	18,802	*	18,802	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
441	DIRECTED TRUST COMPANY FBO UMESH B PATEL (IRA)(206)	16,262	*	16,262	—	—
442	DIRECTED TRUST COMPANY FBO VALERIE SEID (IRA)(207)	15,114	*	15,114	—	—
443	DIRECTED TRUST COMPANY FBO VEENISHA PATEL (IRA)(208)	47,161	*	47,161	—	—
444	DIRECTED TRUST COMPANY FBO VIJAY KUMAR GORINTALA SUBBANNA (IRA)(209)	15,091	*	15,091	—	—
445	DIRECTED TRUST COMPANY FBO VINCENT LANTERI (IRA)(210)	100,659	*	100,659	—	—
446	DIRECTED TRUST COMPANY FBO VINOD DADHANIA (IRA)(211)	377	*	377	—	—
447	DIRECTED TRUST COMPANY FBO WESLEY MOORE (IRA)(212)	4,244	*	4,244	—	—
448	DIRECTED TRUST COMPANY FBO WILLIAM FRAZIER (IRA)(213)	23,014	*	23,014	—	—
449	DIVYANGKUMAR D PATEL	4,716	*	4,716	—	—
450	DIXIT LIVING TRUST(214)	18,864	*	18,864	—	—
451	DKMP LLC MGMT(215)	25,938	*	25,938	—	—
452	DL CAPITAL HOLDINGS, LLC(216)	25,152	*	25,152	—	—
453	DMG INVESTMENTS LLC(217)	10,375	*	10,375	—	—
454	DOLLY CHEN	4,716	*	4,716	—	—
455	DOLORES DEPAOLI TRUST(218)	462	*	462	—	—
456	DOMINICK JOHN RASO(219)	6,288	*	6,288	—	—
457	DOMINICK RASO	6,288	*	6,288	—	—
458	DONALD D MANTHE(220)	9,432	*	9,432	—	—
459	DSK INVESTMENTS LLC(221)	47,161	*	47,161	—	—
460	DUSHYANT M PATEL	11,004	*	11,004	—	—
461	DWIGHT DANIEL PECCORA	28,296	*	28,296	—	—
462	DWYNE PHILIPPIN	2,358	*	2,358	—	—
463	E & J LEGACY INVESTMENTS, LLC(222)	18,864	*	18,864	—	—
464	EDDIE R FISCHER REVOCABLE TRUST DTD 1-24-75(223)	59,737	*	59,737	—	—
465	EDINA C ALLEN REVOCABLE LIVING TRUST(224)	23,580	*	23,580	—	—
466	EDLENE ZIMILES	8,175	*	8,175	—	—
467	EDWARD FAAS	47,161	*	47,161	—	—
468	EDWARD JOHN GENERELLI	65,060	*	65,060	—	—
469	EHSAN ABDESHAHIAN	40,873	*	40,873	—	—
470	ELIZABETH ANNE MATTHEWS TOD MEREDITH C. BAUER	9,432	*	9,432	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
471	ELLEN MICHELLE O'HALLORAN	9,432	*	9,432	—	—
472	ELVIS RIZVIC	37,728	*	37,728	—	—
473	ERIC HIMY	62,881	*	62,881	—	—
474	ERIC IZSAK	25,152	*	25,152	—	—
475	ERIC MARTIN	23,580	*	23,580	—	—
476	ERIC SCOTT DELGADO	2,358	*	2,358	—	—
477	ERIC VAN TRUMP(225)	62,881	*	62,881	—	—
478	ERIC W LIEBICH	9,432	*	9,432	—	—
479	ERICK DONCEL	16,978	*	16,978	—	—
480	EVERTON L ARRINDELL(226)	6,288	*	6,288	—	—
481	FARAZ MASOOD KHAN	20,436	*	20,436	—	—
482	FEINGOLD MORGAN SANCHEZ TRUST CUST FOR CHAKRABARTY, MILANKUMAR (IRA)(227)	9,468	*	9,468	—	—
483	FEINGOLD MORGAN SANCHEZ TRUST CUST FOR MANISH M. PATEL (IRA)(228)	2,358	*	2,358	—	—
484	FEINGOLD MORGAN SANCHEZ TRUST CUST FOR RICHARD WALKER (SIMPLE IRA)(229)	7,748	*	7,748	—	—
485	FELICIA NUZZI	16,978	*	16,978	—	—
486	FRANCISCO CUOMO	11,004	*	11,004	—	—
487	FRANCO RENEO	6,288	*	6,288	—	—
488	FRANK J COLASUONNO	9,432	*	9,432	—	—
489	FRANKLIN ABREU	4,716	*	4,716	—	—
490	FREDERICK SANDERSON	350	*	350	—	—
491	FREEDOM FERRY LLC(230)	2,358	*	2,358	—	—
492	FRIEDMAN & SAIYED CPAS LLP(231)	9,432	*	9,432	—	—
493	FRONTAGE GROUP LLC(232)	125,762	*	125,762	—	—
494	FUSION HOLDINGS GROUP(233)	11,004	*	11,004	—	—
495	GABOR MICHAEL RUBANYI TOD EDITH RUBANYI	18,864	*	18,864	—	—
496	GALILEO PROPERTIES LLC(234)	31,440	*	31,440	—	—
497	GANESH AND LAXMI INC(235)	33,012	*	33,012	—	—
498	GARY ALBERT TEPER	7,074	*	7,074	—	—
499	GARY D HEIHN AND DARLENE C HEIHN REVOCABLE TRUST(236)	94,321	*	94,321	—	—
500	GARY MOYERS	35,213	*	35,213	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
501	GAURAV BIPINCHANDRA SHAH	2,358	*	2,358	—	—
502	GC OF FAYETTEVILLE, INC(237)	56,593	*	56,593	—	—
503	GEARY MICHAEL & REBECCA ROSE BUCHANAN	18,864	*	18,864	—	—
504	GEFEN ESTATES, LLC(238)	102,181	*	102,181	—	—
505	GEORGE ANDREW WILSON	6,288	*	6,288	—	—
506	GERALD DOMINIQUE GAINANT	9,432	*	9,432	—	—
507	GERRY LIAM GREALISH	1,886	*	1,886	—	—
508	GINA GRUTER	10,168	*	10,168	—	—
509	GIORGIA D'ANGELO	18,864	*	18,864	—	—
510	GIORGIA D'ANGELO & LUDOVICO D'ANGELO	12,576	*	12,576	—	—
511	GIRISH TRIKHA	6,288	*	6,288	—	—
512	GIRISH TRIVEDI	4,716	*	4,716	—	—
514	GIRNAR LLC(239)	429,476	*	429,476	—	—
515	GITABEN JAGDISHKUMAR PATEL TOD RONNY J. PATEL	3,144	*	3,144	—	—
516	GLENN HECHLER	47,664	*	47,664	—	—
517	GLORIA CARDONA	9,432	*	9,432	—	—
518	GOPIKSRISHNA V. & USHA REDDY VENKATAPURAM	7,074	*	7,074	—	—
519	GREG PAUL BARRA	4,716	*	4,716	—	—
520	GREGG A RUFFALO AND REINIE M RUFFALO JOINT REVOCABLE TRUST(240)	62,881	*	62,881	—	—
521	GREGORY LANE TAYLOR	125,762	*	125,762	—	—
522	GREGORY T HEYEN	4,716	*	4,716	—	—
523	Group10 Holdings, LLC(241)	281,937	*	200,000	81,937	*
524	GSC CAPITAL HOLDINGS LLC(242)	26,410	*	26,410	—	—
525	GURMINDER KAUR SANDHU	6,288	*	6,288	—	—
526	HAARIS S. MIR	47,161	*	47,161	—	—
527	HAESUNG HONG	6,288	*	6,288	—	—
528	HAMID MANGALJI	14,934	*	14,934	—	—
529	HAMISH CHANDOLA	8,803	*	8,803	—	—
530	HANSAL PATEL & KINNARI PATEL JT TEN	9,432	*	9,432	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
531	HARSH PATEL TOD RINKAL PATEL	4,716	*	4,716	—	—
532	HARSHAD D & PURNIMABEN H PATEL	9,432	*	9,432	—	—
533	HARSHAD LAKHANI	23,580	*	23,580	—	—
534	HARSHAL DIGANT NANAVATI	2,358	*	2,358	—	—
535	HARSHAVARDHAN REDDY PATLOLLA	9,904	*	9,904	—	—
536	HARSHIT J PATEL & PRIYANKA J KHANDHAR JT TEN	8,489	*	8,489	—	—
537	HARSHKUMAR PARIKH	12,576	*	12,576	—	—
538	HASAN MAHMOOD IBRAHIM	18,864	*	18,864	—	—
539	HASSAN NATHA	108,627	*	108,627	—	—
540	HEIDI SCANLAN	4,716	*	4,716	—	—
541	HEMAL A KAPADIA	6,288	*	6,288	—	—
542	HEMANG & ARAV PATEL	2,358	*	2,358	—	—
543	HEMANG & ASHKA PATEL	2,358	*	2,358	—	—
544	HEMANG & SHRINAL PATEL	4,716	*	4,716	—	—
545	HEMANT S PATEL (TX)	15,720	*	15,720	—	—
546	HETAL R SHAH	2,358	*	2,358	—	—
547	HIGHGLOW WATCHES LLC(243)	9,432	*	9,432	—	—
548	HILLSIDE PEDIATRICS PC DEFINED BENEFIT PLAN(244)	165,379	*	165,379	—	—
549	HINA CHADHA	70,741	*	70,741	—	—
550	HINABEN A PATEL	15,720	*	15,720	—	—
551	HIRAL R. PAREKH	7,074	*	7,074	—	—
552	HITEN ETHAN & ASHVINA PATEL	4,716	*	4,716	—	—
553	HITESH PATEL & DIPTIBEN SURYAKANT	11,004	*	11,004	—	—
554	HITESH R. & RAVI H. DALAL	9,432	*	9,432	—	—
555	HOLLEH TAJALLI	12,576	*	12,576	—	—
556	THE HOODA FAMILY REVOCABLE TRUST, JAGBIR HOODA TRUSTEE(245)	829	*	829	—	—
557	HRG RISK SOLUTION LLC(246)	56,593	*	56,593	—	—
558	HST HOLDINGS LLC(247)	188,642	*	188,642	—	—
559	ILANA AVIVA IZSAK	25,152	*	25,152	—	—
560	INDIA BURRIK	4,716	*	4,716	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
561	INDRANEIL MUKHERJEE	3,144	*	3,144	—	—
562	INDRAVADAN L BANKER	70,969	*	70,969	—	—
563	INDRAVADAN L PATEL	12,576	*	12,576	—	—
564	INFINITY CAROLINAS INVESTMENT 2 LLC(248)	7,546	*	7,546	—	—
565	INVIKTUS INVESTMENT GROUP(249)	6,288	*	6,288	—	—
566	IREVCAP LLC(250)	86,360	*	86,360	—	—
567	IRTIZA SAMMA	9,432	*	9,432	—	—
568	IZET ZABELAJ(251)	12,576	*	12,576	—	—
569	J FIVE LLC(252)	94,321	*	94,321	—	—
570	JACCC CAPITAL LLC(253)	117,587	*	117,587	—	—
571	JACKSON S LEGGETT TOD KAREN LEGGETT, TANNER LEGGETT & COLBY LEGGETT-BARRATT	14,148	*	14,148	—	—
572	JACLYN M TEXEIRA	84,889	*	84,889	—	—
573	JACOB LANE	4,716	*	4,716	—	—
574	JAGDEEP AND DIPTI DESAI LIVING TRUST	6,288	*	6,288	—	—
575	JAGDEEP I SINGH	4,716	*	4,716	—	—
576	JAGDISHKUMAR M PATEL & GITA PATEL JT TEN	32,855	*	32,855	—	—
577	THE JAIN FAMILY TRUST DATED AUGUST 18, 2020(254)	25,152	*	25,152	—	—
578	JAISON KURIAKOSE JOSE	9,432	*	9,432	—	—
579	JAKE CUOMO	6,288	*	6,288	—	—
580	JALEN JOSEPH DAVID WILSON	29,030	*	29,030	—	—
581	JALPESH R. PATEL	11,004	*	11,004	—	—
582	JAMES & ELLEN O'HALLORAN	25,152	*	25,152	—	—
583	JAMES & EVE WEGLARZ	5,659	*	5,659	—	—
584	JAMES ANDREW HO TOD RICHARD ZHOU	12,576	*	12,576	—	—
585	JAMES B SERAK	9,432	*	9,432	—	—
586	JAMES BRUSH	22,008	*	22,008	—	—
587	JAMES CAFFREY	47,161	*	47,161	—	—
588	JAMES EDWARD WOOD, III TRUST UNDER AGREEMENT DATED FEBRUARY 19, 2015(255)	646,648	1.3%	646,648	—	—
589	JAMES GILHOLM	4,716	*	4,716	—	—
590	JAMES H. SUL	99,037	*	99,037	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
591	JAMES MATTHEW SUMMERS	9,432	*	9,432	—	—
592	JAMES OLIVER PERRY JR TOD SHEILA PERRY	14,148	*	14,148	—	—
593	JAMES RAMSEY GAGARIN	9,432	*	9,432	—	—
594	JAMES T SMITH	18,864	*	18,864	—	—
596	JANAKKUMAR NANUBHAI & PRAGNYA JANAK DESAI	4,716	*	4,716	—	—
597	JANAKKUMAR NANUBHAI DESAI	4,716	*	4,716	—	—
598	JANKI PATEL TOD PARTH PATEL	2,358	*	2,358	—	—
599	JARRED MITRANO	1,886	*	1,886	—	—
600	JARRED ROBERTSON	4,716	*	4,716	—	—
601	JASON & ERICA DAVID	16,349	*	16,349	—	—
602	JASON & MARY OKULEY	17,292	*	17,292	—	—
604	JASON E. LEONE (IRA) (AXOS CLEARING CUSTODIAN)(256)	30,812	*	30,812	—	—
605	JASON KIRBY	1,137	*	1,137	—	—
606	JASON VALERIO(257)	11,004	*	11,004	—	—
607	JAX & KISS LLC(258)	11,633	*	11,633	—	—
608	JAY A. SHAH(259)	12,576	*	12,576	—	—
609	JAY BHARAT PATEL	2,358	*	2,358	—	—
610	JAY JAMUNA LLC(260)	6,288	*	6,288	—	—
611	JAY K. AND DHARITRI PATEL	1,886	*	1,886	—	—
612	JAY KRISHNAVADAN PATEL	22,008	*	22,008	—	—
613	JAY PANKAJKUMAR DESAI	50,305	*	50,305	—	—
614	JAYASRI SUNKARA	12,576	*	12,576	—	—
616	JAYESH PATEL	9,526	*	9,526	—	—
617	JAYLEN & MANES PATEL(261)	2,358	*	2,358	—	—
618	JAYNISHA ANILKUMAR PATEL	9,432	*	9,432	—	—
619	JD PROINVESTORS LLC(262)	23,580	*	23,580	—	—
620	JD SUMMIT, INC.(263)	12,576	*	12,576	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
621	JEFF ALLEN HEINRICH	472	*	472	—	—
622	JEFFREY & CHRISTINE MONTEMURRO	18,864	*	18,864	—	—
623	JEFFREY ALLARD & ALEXANDRA ALLARD	12,576	*	12,576	—	—
624	JEFFREY C ALLARD	83,626	*	83,626	—	—
625	JEFFREY MESHEL	18,864	*	18,864	—	—
626	JENNIFER A. PADOVANI	2,830	*	2,830	—	—
627	JEROME L FISCHER	34,584	*	34,584	—	—
628	JEROME RESKER & ANN MARIE STILLMAN	9,432	*	9,432	—	—
629	JF KUHN HOLDINGS LLC(264)	18,864	*	18,864	—	—
630	JIGAR PRAJAPATI	5,030	*	5,030	—	—
631	JIGAR SHAH	2,358	*	2,358	—	—
632	JIGER & PINAL SHAH	9,432	*	9,432	—	—
633	JIGNESH ACHARYA	11,161	*	11,161	—	—
634	JIGNESH SHAH FAMILY LP(265)	51,877	*	51,877	—	—
635	JILL ACHSEN FLP LANGOSTIA LLC(266)	21,350	*	21,350	—	—
637	JILL TORNOPSKY	1,886	*	1,886	—	—
638	JIMISHA SHAH	2,358	*	2,358	—	—
639	JIT H. PATEL	40,873	*	40,873	—	—
640	JITEN NARESH PARBHOO	9,432	*	9,432	—	—
641	JITENDRA B PATEL LIVING TRUST DATED SEPTEMBER 4TH, 1997(267)	69,169	*	69,169	—	—
643	JITENDRA B PATEL LIVING TRUST DATED SEPTEMBER 4TH, 1997(429)	69,169	*	69,169	—	—
644	JITENDRA T. & KALPA J. PATEL	53,449	*	53,449	—	—
645	JITENDRABHAI S PATEL	6,288	*	6,288	—	—
646	JITENDRAKUMAR VITHALBHAI OZA	18,864	*	18,864	—	—
647	JITESH PATEL	3,773	*	3,773	—	—
648	JIVRAJ, S. & NARMADA, J. PATEL	17,292	*	17,292	—	—
649	JOANN MAROTTO	47,161	*	47,161	—	—
650	JOANN NESS TOD VICTOR GRIECO JR	8,332	*	8,332	—	—
651	JOEL M DESILETS	180,153	*	180,153	—	—
652	JOHN ABRAHAM	9,432	*	9,432	—	—
653	JOHN ABRAHAM & JINCY EAPEN	6,288	*	6,288	—	—
654	JOHN C. DUNN	22,008	*	22,008	—	—
655	JOHN DAMERON	37,392	*	37,392	—	—
656	JOHN DOUGLAS DILLON	81,745	*	81,745	—	—
657	JOHN E HUGHES	4,716	*	4,716	—	—
658	JOHN FAMILY (MATTHEW & MEREDITH HODSON JOHN) (JWROS)	7,074	*	7,074	—	—
660	JOHN HENRY BOLGER	14,148	*	14,148	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
661	JOHN MICHAEL KENNEY(268)	7,860	*	7,860	—	—
662	JOHN PIKOS	14,148	*	14,148	—	—
665	JONATHAN ANTHONY PAPPAS	33,012	*	33,012	—	—
666	JONATHAN C. CHENG	49,519	*	49,519	—	—
667	JONATHAN HOENIG	28,296	*	28,296	—	—
668	JONATHAN PARKIN & KATARZYNA PEDZIMAZ	61,309	*	61,309	—	—
669	JONATHAN ROBERT REUSCH	9,432	*	9,432	—	—
670	JONATHAN SCRIBNER	9,432	*	9,432	—	—
671	JOON LEE	2,830	*	2,830	—	—
673	JORDAN WINN GRISETA	15,720	*	15,720	—	—
674	JOSEPH & JILL NARDELLI	17,292	*	17,292	—	—
675	JOSEPH & MARIANNE MARITATO	26,724	*	26,724	—	—
676	JOSEPH A. & ANNMARIE K. IACONA JTWROS	56,593	*	56,593	—	—
677	JOSEPH ALAN TEPER	5,848	*	5,848	—	—
678	JOSEPH AYOUB	9,432	*	9,432	—	—
679	JOSEPH BENJAMIN MELECA	2,358	*	2,358	—	—
680	JOSEPH C PICCIOTTO	5,408	*	5,408	—	—
681	JOSEPH CARUSO	4,402	*	4,402	—	—
682	JOSEPH CAVEGN	53,135	*	53,135	—	—
683	JOSEPH HOENIG	12,576	*	12,576	—	—
684	JOSEPH MARITATO	4,716	*	4,716	—	—
685	JOSEPH OBED WILLINGHAM	9,432	*	9,432	—	—
686	JOSEPH RIZZUTO	31,440	*	31,440	—	—
687	JOSH RUBINGER FBO SAM RUBINGER UTMA(269)	1,509	*	1,509	—	—
688	JOSHUA ISAACSON RUBINGER(270)	4,716	*	4,716	—	—
689	JULIANNE F. JOST	1,415	*	1,415	—	—
690	JULIO JOSE DE VARONA	9,410	*	9,410	—	—
691	JUSTIN BARRY SCHUSSHEIM	28,296	*	28,296	—	—
692	JYOTHI KAPARTHI	7,546	*	7,546	—	—
693	JYOTHI S KAVURI	14,148	*	14,148	—	—
694	JYOTI G PRASAD & PRITAM B PRASAD JT TEN	4,716	*	4,716	—	—
695	JYOTI H. PATEL	70,543	*	70,543	—	—
696	JYOTSHNABEN PATEL	3,144	*	3,144	—	—
697	KAIWAL PATEL	12,576	*	12,576	—	—
698	KALPESHKU T SHAH	4,559	*	4,559	—	—
699	KAMAL EQUITY COMPANY LLC(271)	6,288	*	6,288	—	—
700	KAMYAR SHAHEDI	18,864	*	18,864	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
701	KANDASAMYCHETTY & RADHARANI PERUMAL	25,152	*	25,152	—	—
702	KANIZA HOLDINGS, LTD(272)	6,288	*	6,288	—	—
703	KARANDEEP SINGH RANDHAWA(273)	6,288	*	6,288	—	—
704	KAREN ALLISON WOLIN TRUST(274)	5,502	*	5,502	—	—
705	KAREN LYON TOD DEBBIE PELLEGRINO(275)	2,515	*	2,515	—	—
706	KAREN WOLIN TRUST(276)	6,288	*	6,288	—	—
707	KARISHMA PATEL	6,288	*	6,288	—	—
708	KATHLEEN KEMP TOD JOANN BUSCAGLIA	4,716	*	4,716	—	—
710	KAUSHAL B. NANAVATI (CORE4 401K PLAN)(277)	4,716	*	4,716	—	—
712	KEITH ERNEST CANEVA	34,584	*	34,584	—	—
713	KELLEE & GREG BRAUNTZ	11,947	*	11,947	—	—
714	KELLY SHONIKER	9,432	*	9,432	—	—
715	KENNETH BROSSARD & TARA BROSSARD JTTEN	18,864	*	18,864	—	—
716	KENNETH C BRUSH & BETH SALTZMAN	12,576	*	12,576	—	—
717	KENNETH ENG TRUST, TRUSTEE WILLIAM ENG(278)	6,288	*	6,288	—	—
718	KERRY KRAUSE	9,432	*	9,432	—	—
719	KETANKUMAR A PATEL	9,432	*	9,432	—	—
720	KETANKUMAR C MISTRY	18,864	*	18,864	—	—
721	KETANKUMAR H PATEL	3,144	*	3,144	—	—
722	KEVIN & VICTORIA BAKER	6,288	*	6,288	—	—
723	KEVIN DILLON	16,978	*	16,978	—	—
724	KEVIN YOUNG	33,012	*	33,012	—	—
725	KHALID RIZVI	3,773	*	3,773	—	—
726	KHOI HUY DU	4,716	*	4,716	—	—
727	KHURAM SHAHZAD (NY)	4,716	*	4,716	—	—
728	KHURRAM SHAHZAD (FL)	22,008	*	22,008	—	—
729	KHUSBU HARSHAD PATEL	28,296	*	28,296	—	—
730	KHUSHI BHAVESH SHETH	6,131	*	6,131	—	—
731	KIERAN LOUGHRAN, TRUSTEE OF THE PETER LOUGHRAN IRREVOCABLE TRUST D.T.D 4/30/2025(279)	12,576	*	12,576	—	—
732	KIM NGAN NGUYEN PHUOC	31,923	*	31,923	—	—
733	KINGDOM TRUST COMPANY FBO PAUL D PIZZUTI (ROTH IRA)(280)	3,144	*	3,144	—	—
734	KINGDOM TRUST COMPANY FBO PAUL PADOVANI (SEP IRA)(281)	8,175	*	8,175	—	—
735	KINGSTON NV MANAGEMENT LLC(282)	18,864	*	18,864	—	—
736	KINJALKUMAR & BHUMIKA PATEL	60,931	*	60,931	—	—
737	KIRAN BHUTADA	12,576	*	12,576	—	—
738	KIRANKUMAR C PATEL	18,015	*	18,015	—	—
739	KIRIT DAHYA PATEL	18,864	*	18,864	—	—
740	KISHAN HARSHADKUMAR PATEL	12,576	*	12,576	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
741	KISHAN V PATEL	44,017	*	44,017	—	—
742	KISHOR PATEL	4,716	*	4,716	—	—
743	KISHORBHAI PATEL	12,576	*	12,576	—	—
744	THE KM CHAUVETTE TRUST, KEVIN CHAUVETTE TRUSTEE(283)	260,955	*	260,955	—	—
745	KOFI NUAKO	53,449	*	53,449	—	—
746	KOK WAI LAU	4,716	*	4,716	—	—
747	KOUROSH K. ASHOURZADEH & BITA ASHOURZADEH	94,321	*	94,321	—	—
748	KP FAMILY TRUST(284)	12,576	*	12,576	—	—
749	KPC ENTERPRISE LLC(285)	3,144	*	3,144	—	—
750	KRISHNA & JIGAR BANKER	21,222	*	21,222	—	—
751	KRISHNA BHUTADA	3,144	*	3,144	—	—
752	KRISHNA CAPITAL LTD(286)	28,296	*	28,296	—	—
753	KRISTOPHER W COLLINS	2,358	*	2,358	—	—
754	KSP RENTAL LLC(287)	15,091	*	15,091	—	—
755	KUMAR P YOGESH	62,881	*	62,881	—	—
756	KUNAL PANCHAL	11,790	*	11,790	—	—
757	KURT E JOHNSON	6,288	*	6,288	—	—
758	KUSUM & SANJAY GARG	9,432	*	9,432	—	—
759	LAJIDE RICHARD LAWOYIN	8,175	*	8,175	—	—
760	LANCEN HALBERT	28,796	*	28,796	—	—
761	LATI MOUSA	251,523	*	251,523	—	—
762	LAURA AND JOSE PARET	18,864	*	18,864	—	—
763	LAVANYA AKULA	287,478	*	287,478	—	—
764	LAXMI KISHAN LLC(288)	18,864	*	18,864	—	—
765	LELAND B. TRICE AND ANDREA D. TRICE	22,637	*	22,637	—	—
767	LEWIS HOUGHTALING III & BETTY ANN HOUGHTALING JTTEN	119,736	*	119,736	—	—
768	LIFE BY DESIGN INVESTMENTS LLC(289)	20,751	*	20,751	—	—
769	LILA RUBINGER NY UTMA JOSHUA I RUBINGER CUST(290)	1,509	*	1,509	—	—
770	LIORA SIMPSON	16,821	*	16,821	—	—
771	LISA JOY SHAPIRO	466,890	*	466,890	—	—
772	LOKESH MORADA	424,463	*	424,463	—	—
773	LOUIS W. GRISETA REVOCABLE TRUST DATED FEBRUARY 2, 2023(291)	9,432	*	9,432	—	—
774	LUNDB, LLC(292)	4,716	*	4,716	—	—
775	M.T.H. HOLDINGS VI LLC TARA AVALLONE, TRUSTEE(293)	187,070	*	187,070	—	—
776	MAANU INVESTMENT LLC(294)	23,580	*	23,580	—	—
777	MADDY FAMILY LIVING TRUST(295)	3,773	*	3,773	—	—
778	MADELYN HOGAN	6,288	*	6,288	—	—
779	MADHUSUDAN VUDATHALA	9,747	*	9,747	—	—
780	MAGNETIC ASSETS LLC(296)	12,576	*	12,576	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
781	MAHALASA LLC(297)	9,432	*	9,432	—	—
782	MAHEK & RAJESH BHARGAVA	3,144	*	3,144	—	—
783	MAHENDRABHAI S. PANCHAL	119,473	*	119,473	—	—
784	MAHESH REDDY ADULLA	17,135	*	17,135	—	—
785	MAHMOUD AHMED ATTIA	14,148	*	14,148	—	—
786	MALVINDER SINGH	2,358	*	2,358	—	—
787	MANALI U PATEL & VISHAL J PATEL JT TEN	9,432	*	9,432	—	—
788	MANDEL ABSOLUTE RETURN FUND LP(298)	226,371	*	226,371	—	—
789	MANES & DIGNA PATEL	17,292	*	17,292	—	—
790	MANISH CHOMAL	28,296	*	28,296	—	—
791	MANISH GANDHI	78,601	*	78,601	—	—
792	MANISH K. PATEL & NIRJA ACHARYA	4,559	*	4,559	—	—
793	MANISH S GAREDIA	4,716	*	4,716	—	—
794	MANISHABEN SHIRISH BHULA	9,432	*	9,432	—	—
795	MANISHBHAI K PATEL	5,030	*	5,030	—	—
796	MANISHKUMAR CHHOTUBHAI PATEL	18,864	*	18,864	—	—
797	MANOJ PATEL	3,144	*	3,144	—	—
798	MANOJ R BAJAJ	18,864	*	18,864	—	—
799	MANOMED NET INC PENSION PLAN FBO JEFFREY C ALLARD(299)	12,576	*	12,576	—	—
800	MARC ALAIA	68	*	68	—	—
801	MARC ARON BAUMAN	51,877	*	51,877	—	—
802	MARC LAWRENCE TOD ALEXIS LAWRENCE	6,288	*	6,288	—	—
803	MARCO CRISTINO	6,288	*	6,288	—	—
804	MARGARET & HERMAN ZUCATTI(300)	18,864	*	18,864	—	—
805	MARIA CARMINA D'ANGELO	12,576	*	12,576	—	—
806	MARIA LAGRATTA	22,008	*	22,008	—	—
807	MARIAH BROWN LIVING TRUST(301)	6,288	*	6,288	—	—
808	MARIE T. O'HALLORAN TOD JAMES P. O'HALLORAN	4,716	*	4,716	—	—
809	MARIO FRANCHI	9,432	*	9,432	—	—
810	MARISA D'AMBRA	10,476	*	10,476	—	—
811	MARK & PRISCILLA CHAREST	12,576	*	12,576	—	—
812	MARK & SWETA KASARI	42,445	*	42,445	—	—
813	MARK A. CAMPBELL	50,305	*	50,305	—	—
814	MARK A. DANTE	18,864	*	18,864	—	—
815	MARK ALAN PERLMUTTER	11,319	*	11,319	—	—
816	MARK C. LEAHY	12,576	*	12,576	—	—
817	MARK HERBERT FAMILY REVOCABLE TRUST DTD 05/23/2007 MARK HERBERT TRUSTEE(302)	188,642	*	188,642	—	—
818	MARK REINSTEIN(303)	12,576	*	12,576	—	—
819	MARK S BOLAND(304)	9,432	*	9,432	—	—
820	MARSHALL SULLIVAN	94,321	*	94,321	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
821	MARSILUNA FAMILY TRUST(305)	4,716	*	4,716	—	—
822	MARTIN FAMILY TRUST DTD 7/27/2018(306)	9,432	*	9,432	—	—
823	MATTHEW PETER SCHIPANI II	14,148	*	14,148	—	—
824	MAULIK PATEL	3,773	*	3,773	—	—
825	MAX ZAMBRANO	26,724	*	26,724	—	—
826	MAXWELL & SVETLANA SINOVOI	38,577	*	38,577	—	—
827	MAYANK F PATEL & JAYSHREE J PATEL JT TEN	9,432	*	9,432	—	—
828	MAYANKKUMAR & TWINKLE PATEL	17,292	*	17,292	—	—
829	MAYURI H PATEL	12,576	*	12,576	—	—
830	MB DETAILING LLC(307)	6,288	*	6,288	—	—
831	MBHEHR, LLC(308)	1,320,496	2.6%	1,320,496	—	—
832	MEENA K HANDA	87,247	*	87,247	—	—
833	MEHTA ENTERPRISES INC(309)	4,716	*	4,716	—	—
834	MEHUL ANIL PARIKH	4,716	*	4,716	—	—
835	MEHULKUMAR PATEL	12,576	*	12,576	—	—
836	MEL A. GUNAWARDENA	18,864	*	18,864	—	—
837	MIAMI BUCKEYES, LLC(310)	9,432	*	9,432	—	—
838	MICHAEL & DEBBIE PELLEGRINO	11,319	*	11,319	—	—
839	MICHAEL & LAURIE O'SULLIVAN	12,576	*	12,576	—	—
840	MICHAEL A. SWINFORD TOD DEBORAH SWINFORD	28,296	*	28,296	—	—
842	MICHAEL EUGENE PATTERSON	91,177	*	91,177	—	—
843	MICHAEL FRANCIS PETRUZZI	6,288	*	6,288	—	—
844	MICHAEL FRANK VIRGA	59,737	*	59,737	—	—
845	MICHAEL GLENN BRANCHFLOWER	125,762	*	125,762	—	—
846	MICHAEL J WASSERMAN	40,256	*	40,256	—	—
847	MICHAEL LUONGO	2,358	*	2,358	—	—
848	MICHAEL MAYO	7,074	*	7,074	—	—
850	MICHAEL R NAPOLITANO AND DENISE L NAPOLITANO JOINT REVOCABLE TRUST DTD 03/11/2013(311)	176,280	*	176,280	—	—
851	MICHAEL S. BOVEE	1,886	*	1,886	—	—
852	MICHAEL S. PATEL	2,358	*	2,358	—	—
853	MICHAEL SHONIKER	48,733	*	48,733	—	—
854	MICHELLE MCMAHON	6,288	*	6,288	—	—
855	MICKEY MCLELLAN(312)	12,576	*	12,576	—	—
856	MICKLE DENTAL PLLC	9,432	*	9,432	—	—
857	MILFORD HOSPITALITY LLC(313)	9,432	*	9,432	—	—
858	MINESH JASHBHAI & BINA MINESH PATEL	6,288	*	6,288	—	—
859	MINESH UTTAM MISTRY	56,593	*	56,593	—	—
860	MINESHKUMAR PATEL	3,773	*	3,773	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
861	MIRAL & KRISHNA PARIKH JT TEN	74,199	*	74,199	—	—
862	MIRAL DESAI	9,432	*	9,432	—	—
863	MITAL HOLDINGS LLC(314)	51,877	*	51,877	—	—
864	MITCHELL & ILENE SLOVIK(315)	9,432	*	9,432	—	—
865	MITCHELL STEINBERG	5,659	*	5,659	—	—
866	MITESH & PINKAL MISTRY	4,716	*	4,716	—	—
867	MJC CONSULTING GROUP LLC(316)	28,296	*	28,296	—	—
868	MNSS MANAGEMENT INC(317)	11,004	*	11,004	—	—
869	MOHAMED H. GHANEM(318)	18,864	*	18,864	—	—
870	MOHAMMAD ABBASZADEH	4,716	*	4,716	—	—
871	MOHAMMAD AHMAD	2,358	*	2,358	—	—
872	MOHAMMAD GOLAM SARWAR	4,716	*	4,716	—	—
873	MOHAMMAD SALMAN KHAN	22,008	*	22,008	—	—
874	MOHAMMAED ASRAFUL ISLAM	9,432	*	9,432	—	—
875	MOHANASUNDARI RAMAKRISHNAN TOD JERROME ARULRAJ & ASMITA JERROME	22,008	*	22,008	—	—
876	MOHIT KUKREJA	37,728	*	37,728	—	—
877	MONA SHAH	4,716	*	4,716	—	—
878	MONALI K. PATEL	6,445	*	6,445	—	—
879	MONALI PARIKH	6,288	*	6,288	—	—
880	MOUHAMMAD ALI KESHANI	9,432	*	9,432	—	—
881	MUHAMMAAD ALI TOD ROOHI SHAKEEL	4,716	*	4,716	—	—
882	MUHAMMAD AMIN TOD FARHAT AMIN(319)	12,576	*	12,576	—	—
883	MUJIB KHAN & SHAHEERA IKRAM JTWRS	9,432	*	9,432	—	—
884	MURTAZA MUSSAJI	9,432	*	9,432	—	—
885	MURUGAVEL MUTHUSAMY TOD NIRMALA MURUGAVEL	367,853	*	367,853	—	—
886	MUSHTAQ HUSSAIN MEMON & WAQARUNNISA MUSHTAQ	4,716	*	4,716	—	—
887	MUZAMMIL AKRAM & SARA KHALID	25,152	*	25,152	—	—
888	MWOOD NAFSOU	5,502	*	5,502	—	—
889	MXVEE CAPITAL PARTNERS, LLC(320)	47,161	*	47,161	—	—
890	MYA HOTELS LLC(321)	128,906	*	128,906	—	—
891	NADIRA MERALI & IFTEKHAR ALAM	4,716	*	4,716	—	—
892	NAKUL PATEL	3,773	*	3,773	—	—
893	NAP CONSULTING LLC(322)	4,716	*	4,716	—	—
894	NARENDRA J SHAH & BINA N SHAH JT TEN	7,860	*	7,860	—	—
895	NARENDRA KUMAR P. PATEL	18,864	*	18,864	—	—
896	NARENDRA NARAYANRAO & DINA N HEGNESHWAR	9,432	*	9,432	—	—
897	NARESH B. PARBHOO	16,978	*	16,978	—	—
898	NARESH CHOPRA	14,148	*	14,148	—	—
899	NARESH P RAMA	28,296	*	28,296	—	—
900	NATALIE & JASON KARP	59,423	*	59,423	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
901	NAVEEN RAI JAIN	2,358	*	2,358	—	—
902	NEAL M SHINDEL	100,609	*	100,609	—	—
903	NEELIMA G PARIKH	6,288	*	6,288	—	—
904	NEETI KAPUR & AMOL BAHEKAR	45,589	*	45,589	—	—
905	NEHA PATEL	11,790	*	11,790	—	—
906	NEHA PURI LLC(323)	9,432	*	9,432	—	—
907	NEHA SULTAN	4,716	*	4,716	—	—
908	NEHAL ELREFAI	6,288	*	6,288	—	—
909	NEIL & CARYN SCHULTZ	31,440	*	31,440	—	—
910	NEIL P. PARIKH	4,716	*	4,716	—	—
911	NELSON & COURTNEY DIAZ	6,288	*	6,288	—	—
912	NESIM PINTO	56,593	*	56,593	—	—
913	NICHOLAS & SABRENA AMARO	25,152	*	25,152	—	—
914	NICHOLAS LOPEZ	6,288	*	6,288	—	—
915	NICHOLAS MANCINI	6,288	*	6,288	—	—
916	NICOLAS SAGE GRISETA REVOCABLE TRUST DATED MAY 14, 2024	16,160	*	16,160	—	—
918	NIHARIKA REDDY	20,436	*	20,436	—	—
919	NIKESH PATEL	6,288	*	6,288	—	—
920	NIKHIL R. & NIPUNA PATEL	75,457	*	75,457	—	—
921	NIKUNJ KALUBHAI SAVALIYA	4,716	*	4,716	—	—
922	NILESH J. & JASMIN N. PATEL	9,432	*	9,432	—	—
923	NILESH K PATEL TOD RASHMI PATEL (TX)	21,222	*	21,222	—	—
924	NIMESH A. SHAH REVOCABLE TRUST DTD 09/10/03(324)	49,933	*	49,933	—	—
925	NIMISH RAMESHBHAI PATEL	26,724	*	26,724	—	—
926	NINA D. GRIGOROV LIVING TRUST(325)	74,828	*	74,828	—	—
927	NINA PATEL & CHANDRIKA PATEL JTTEN	34,271	*	34,271	—	—
928	NIPA SHAH	2,358	*	2,358	—	—
929	NIRANJANA B PATEL	20,478	*	20,478	—	—
930	NIRMAL M SHAH	6,288	*	6,288	—	—
931	NISHANT SHAH & BEEJAL SHAH JT TEN	5,030	*	5,030	—	—
932	NISHANTH TELUKUNTA	8,646	*	8,646	—	—
933	NITIN BHUTADA & KIRAN BHUTADA	12,419	*	12,419	—	—
934	NITIN KHANNA	18,864	*	18,864	—	—
935	NITIN R PATLOLLA	9,432	*	9,432	—	—
936	NIVEDITA SANTOSH BIJOOR	100,609	*	100,609	—	—
937	NP2 MANAGEMENT GROUP LLC(326)	33,588	*	33,588	—	—
938	NYBVC CAPITAL LLC	9,434	*	9,434	—	—
939	OLEG PATENT	18,864	*	18,864	—	—
940	OM GROCERIES INC, PRAVINCHANDRA MANHARIAL PARIKH, OWNER(327)	22,008	*	22,008	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
941	OM P. AND VIJAY ARORA	287,680	*	287,680	—	—
942	ORVILLE E ELLIOTT & CHRISTINA ELLIOTT JT TEN (TOD)	47,161	*	47,161	—	—
943	OSCAR ARTURO LOPEZ AMARAL	23,580	*	23,580	—	—
944	OSMAN JAVED SHAMIM	10,375	*	10,375	—	—
945	P BILKOO MD PLLC (DR PAREENA BILKOO, PRES)	69,169	*	69,169	—	—
946	PABLO PUELLO	9,432	*	9,432	—	—
947	PANKAJ DESAI	31,692	*	31,692	—	—
948	PARAG PHADKE	4,716	*	4,716	—	—
949	PARAG PRAVIN SHAH	4,716	*	4,716	—	—
951	PARDEV HOLDINGS LLC(328)	14,148	*	14,148	—	—
952	PARESH D. PATEL	18,864	*	18,864	—	—
953	PARESH HARSHADRAI DESAI	3,301	*	3,301	—	—
954	PARESH SHANTILAL BHATT	28,296	*	28,296	—	—
955	PARESHKUMAR & RINKUDEVI PATEL	14,148	*	14,148	—	—
956	PARIMAL PATEL & ARIEL GIBSON JTWROS	14,148	*	14,148	—	—
957	PARIMALBHAI H PATEL	22,599	*	22,599	—	—
958	PARMED HOLDINGS LLC(329)	14,148	*	14,148	—	—
959	PARTH SHAH	8,803	*	8,803	—	—
960	PARUL ACHARYA	2,358	*	2,358	—	—
962	PARUPKAR S. BILKOO & RAKHEE BILKOO	62,881	*	62,881	—	—
963	PASCALE M WHITE	6,288	*	6,288	—	—
964	PATEL FAMILY TRUST(330)	14,148	*	14,148	—	—
965	PATEL H J FAMILY TRUST(331)	9,432	*	9,432	—	—
966	PATRICIA A. THOMAS	9,118	*	9,118	—	—
967	THE PATRICIA PAGLIUCA TRUST FBO ALEXANDER PAGLIUCA(332)	25,152	*	25,152	—	—
968	PATRICIA PERLMAN	12,576	*	12,576	—	—
969	PATRICIA S GRABILL TOD ALEXANDRA J TATOOLES & ELIZABETH GRABILL	25,904	*	25,904	—	—
970	PAUL BATTIPAGLIA	4,716	*	4,716	—	—
971	PAUL F. & JENNIE COCOZZA(333)	4,716	*	4,716	—	—
972	PAUL F. COCOZZA(334)	18,864	*	18,864	—	—
973	PAUL PADOVANI(335)	49,362	*	49,362	—	—
974	PAUL R GOULD, III	1,415	*	1,415	—	—
975	PAULIN MODI	18,864	*	18,864	—	—
976	PAULIUS CAPITAL LLC(336)	20,751	*	20,751	—	—
977	PAWAN K. RAO TOD SUSMITHA K. RAO	25,152	*	25,152	—	—
978	PEGGY HUI & KYLA LIN TRUONG	4,716	*	4,716	—	—
979	PETER VILLARI(337)	3,144	*	3,144	—	—
980	PHILIP JOHN SASSO	14,148	*	14,148	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
981	PHILLIP JORGE	64,767	*	64,767	—	—
982	PICCIOTTO FAMILY INVESTMENT TRUST DTD 9/5/24(338)	7,546	*	7,546	—	—
983	PIEUSH PATEL	16,195	*	16,195	—	—
984	PINAKIN OZA	193,358	*	193,358	—	—
985	PIRATHEEPAN PANCHALINGAM	13,677	*	13,677	—	—
986	PMSINGH CORP(339)	9,432	*	9,432	—	—
987	PRADEEP JAIN	4,716	*	4,716	—	—
988	PRADEEP KOYAGURA & NAIMISHA MANDALA	12,576	*	12,576	—	—
989	PRAGNESHBHAI M PATEL	37,728	*	37,728	—	—
990	PRAJAY DHIR	97,465	*	97,465	—	—
991	PRAJESH A. PATEL TOD HEMINI PRAJESHKUMAR PATEL(340)	56,593	*	56,593	—	—
992	PRAKASH B BHAKTA	9,432	*	9,432	—	—
993	PRAKASH PEDDI(341)	11,004	*	11,004	—	—
994	PRAKASHCHANDRA PATEL TOD DARSHANABEN PATEL	110,041	*	110,041	—	—
995	PRATAP V REDDY	179,210	*	179,210	—	—
996	PRATIK M & DIPIXA PATEL	4,716	*	4,716	—	—
997	PRATIK PATEL & SHEENA PATEL JTTEN	11,004	*	11,004	—	—
998	PRAVI LLC(342)	14,148	*	14,148	—	—
999	PRAVIN PARIKH	12,576	*	12,576	—	—
1000	PRAVIN R. SHAH	2,358	*	2,358	—	—
1001	PRAVINBHAI V PANSURIA	11,004	*	11,004	—	—
1002	PREM LLC(343)	9,432	*	9,432	—	—
1003	PRISCILLA S ENG	12,576	*	12,576	—	—
1005	PRITIBEN UMARWADIA	2,358	*	2,358	—	—
1006	PRIYANKA BALAR TOD RAHUL BALAR	6,288	*	6,288	—	—
1007	PRO FINANCE SERVICES LLC(344)	143,054	*	143,054	—	—
1008	PROPERTY MATTERS, LLC(345)	12,891	*	12,891	—	—
1009	PUSHKAR PATEL & LALITA AMIN	9,432	*	9,432	—	—
1010	PUSHKAR V & VIBHUTI P PATEL JOINT ACCT	9,432	*	9,432	—	—
1011	QUIP GLOBAL INC(346)	8,803	*	8,803	—	—
1012	RADHARANI PERUMAL	9,432	*	9,432	—	—
1013	RADHIKA KONDA	13,205	*	13,205	—	—
1014	RAHUL & DIPTI BALAR	11,004	*	11,004	—	—
1015	RAHUL REDDY	43,545	*	43,545	—	—
1017	RAJA SUDHARANI	24,052	*	24,052	—	—
1018	RAJANI PUDIPEDDI	25,938	*	25,938	—	—
1019	RAJEEV I DESAI	4,716	*	4,716	—	—
1020	RAJENDRAKUMAR T DESAI	12,576	*	12,576	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
1021	RAJESH AND MANISHA BHARGAVA REVOCABLE TRUST(347)	6,288	*	6,288	—	—
1023	RAJESH SHAH	9,432	*	9,432	—	—
1024	RAJESHKUMAR & SNEHLATA BHAKTA	4,716	*	4,716	—	—
1025	RAJESHKUMAR M SHAH	2,515	*	2,515	—	—
1026	RAJESHREE SHAH	23,580	*	23,580	—	—
1027	RAJYOGI INVESTMENT LLC(348)	18,864	*	18,864	—	—
1028	RAKESH (ROCKY) R. PATEL(349)	4,716	*	4,716	—	—
1029	RAKESH B. JAIN	6,288	*	6,288	—	—
1030	RAKESH DESAI TOD NINA R. DESAI	7,074	*	7,074	—	—
1031	RAKESH MALIK LIVING TRUST, DATED SEPTEMBER 27TH, 2019(350)	324,875	*	324,875	—	—
1032	RAKESH PARESHKUMAR PATEL	37,728	*	37,728	—	—
1033	RAKESH PATEL & RESHMA PATEL JT TEN	6,288	*	6,288	—	—
1034	RAKESH PATEL & SHARMILA PATEL JT TEN	22,008	*	22,008	—	—
1035	RAMBABU MUTTINENI	5,659	*	5,659	—	—
1036	RAMESH ADHIRAJU	13,405	*	13,405	—	—
1037	RAMESH K. JAIN TRUSTEE, THE RAMESH K. JAIN TRUST DATED MARCH 2, 2020(351)	44,017	*	44,017	—	—
1038	RAMESH KOTHURI	12,576	*	12,576	—	—
1039	RAMONA DIANA GHICA	17,449	*	17,449	—	—
1040	RANDY A. DAVID & TYRHA GONZALEZ (TIC)	1,886	*	1,886	—	—
1041	RANDY CUNNINGHAM TOD KALLI CUNNINGHAM	3,144	*	3,144	—	—
1042	RANGY SAMUEL	2,515	*	2,515	—	—
1043	RASHEEL CHOWDHARY	11,790	*	11,790	—	—
1044	RAVDEEP GHATAORHE	13,755	*	13,755	—	—
1045	RAVEN CHEN AND CHLOE CHAN	3,773	*	3,773	—	—
1046	RAVI R. PATEL (SC)	5,030	*	5,030	—	—
1047	RAVINDRA B PATEL AND HEMLATA R PATEL	9,432	*	9,432	—	—
1048	REDINGTON GROUP, LLC.(352)	9,432	*	9,432	—	—
1049	REED PULVER TRUST(353)	12,576	*	12,576	—	—
1050	REHMAN SAIYED	15,091	*	15,091	—	—
1051	RENITA ANILKUMAR PATEL	6,288	*	6,288	—	—
1052	RENU RUNGTA	42,445	*	42,445	—	—
1053	RESHMA R PATEL	51,877	*	51,877	—	—
1054	Retail Sparks, Inc.(354)	4,935	*	4,935	—	—
1055	RG PARTNERS, LLC(355)	20,436	*	20,436	—	—
1056	RHINO PAPER LLC(356)	7,703	*	7,703	—	—
1057	RIAZ & ATIYA HUSSAIN	6,288	*	6,288	—	—
1058	RICHARD A MAJERES(357)	62,881	*	62,881	—	—
1059	RICHARD DOUGLAS ZUMBACH(358)	7,074	*	7,074	—	—
1060	RICHARD J. HAUGHEY	47,161	*	47,161	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
1061	RICHARD KIM & CYNTHIA ZIN SHEUNG FUNG KIM(359)	17,292	*	17,292	—	—
1062	RICHARD M. GRAY	364,395	*	364,395	—	—
1063	RICHARD MERCK(360)	12,576	*	12,576	—	—
1064	RICHARD ROMANOFF	31,440	*	31,440	—	—
1065	RICHARD SCOTT WUERKER	15,091	*	15,091	—	—
1066	RICHARD WALKER(361)	36,942	*	36,942	—	—
1068	RINKAL PATEL TOD HARSH PATEL	12,576	*	12,576	—	—
1069	RITABEN PATEL	18,864	*	18,864	—	—
1070	RITESH & HINA BHADU (JWROS) TOD KRISHNA & SIYA BHADU	23,580	*	23,580	—	—
1071	RIZWAN KHAN	100,609	*	100,609	—	—
1072	RL3 VENTURES LLC(362)	37,728	*	37,728	—	—
1073	ROBERT & MARY BREWER	4,716	*	4,716	—	—
1074	ROBERT & SIGALIT KOSHAR	5,659	*	5,659	—	—
1075	ROBERT & TALINE TOROUSSIAN FAMILY TRUST(363)	9,432	*	9,432	—	—
1076	ROBERT & VICKI RITCHIE(364)	9,432	*	9,432	—	—
1077	ROBERT BARLETTA JR. TOD ROBERT A. BARLETTA III	15,720	*	15,720	—	—
1078	ROBERT DAILEY	25,152	*	25,152	—	—
1079	ROBERT J. MELECA U/T/A DATED MARCH 3, 1999, AS AMENDED.	9,432	*	9,432	—	—
1080	ROBERT JAVAD HAKIM TOD SARA PERRY & RAMIN HAKIMI	22,637	*	22,637	—	—
1081	ROBERT JEFFERS & TERESA JEFFERS JT TEN	14,148	*	14,148	—	—
1082	ROBERT JONES	19,493	*	19,493	—	—
1083	ROBERT JOSEPH GARCIA	4,716	*	4,716	—	—
1084	ROBERT KOVARIK	2,358	*	2,358	—	—
1085	ROBERT MOSACK	9,432	*	9,432	—	—
1086	ROBERT NILS THORNBLADH TOD TINA G. PAGNUCCO	23,580	*	23,580	—	—
1087	ROBERT P LOBIANCO	6,288	*	6,288	—	—
1088	ROBERT PORTERA	7,703	*	7,703	—	—
1089	ROBERT SALVAGE TOD SUSAN SALVAGE	18,550	*	18,550	—	—
1090	ROBERT WALLIN CALDWELL	47,161	*	47,161	—	—
1091	ROBERT ZARCO REVOCABLE TRUST(365)	94,321	*	94,321	—	—
1092	ROBIN RYAN ESTATE, PHILIP J. DEMARCO EXECUTOR(366)	12,576	*	12,576	—	—
1093	RODGER D. & PATTI A. LEONARD	62,881	*	62,881	—	—
1094	RODNEY ENGEL	1,886	*	1,886	—	—
1095	ROGER SALDANA	4,716	*	4,716	—	—
1096	ROHIT VALLABHBHAI BHAKTA	9,432	*	9,432	—	—
1097	ROMIE D. & RIPSI P. PATEL	77,029	*	77,029	—	—
1098	ROMY PATEL	2,358	*	2,358	—	—
1099	RONAK SHAILESHKUMAR PATEL & BAHAAR NARESH PATEL	9,432	*	9,432	—	—
1100	THE RONALD L. AND GRACE M. REUSCH LIVING TRUST, DATED SEPTEMBER 23,2019(367)	6,288	*	6,288	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
1101	RORY MICHAEL MULREY	2,358	*	2,358	—	—
1102	ROSHAN ABEYWEERA	3,899	*	3,899	—	—
1103	ROSS W CROSSLEY TOD GEORGIA DUNAGAN(368)	6,288	*	6,288	—	—
1104	RSMT INVESTMENTS LLC(369)	25,152	*	25,152	—	—
1105	RUDOLPH BEDFORD(370)	14,148	*	14,148	—	—
1106	RUSHANG PATEL	3,144	*	3,144	—	—
1107	RUSSELL AND JAIME GIAMBRONE	12,576	*	12,576	—	—
1108	RUSSELL BRIAN TAYLOR	31,440	*	31,440	—	—
1109	RUSSELL IRELAND JR.	9,432	*	9,432	—	—
1110	S.T.H. CARDIOVASCULAR CONSULTING, LLC CASH BALANCE PLAN(371)	31,283	*	31,283	—	—
1111	SAAD MUNAF	2,358	*	2,358	—	—
1112	THE SACHIN AND VANITA AGGARWAL TRUST(372)	12,576	*	12,576	—	—
1113	SACHIN J. MODI	6,288	*	6,288	—	—
1114	SACHIN KADAM	4,716	*	4,716	—	—
1115	SACHIN S. SHAH	4,716	*	4,716	—	—
1116	SAHIL SHAH	4,244	*	4,244	—	—
1117	SAIRAM FAMILY LIMITED PARTERSHIP	9,432	*	9,432	—	—
1118	SAJAN SAAGAR KAVURI	18,864	*	18,864	—	—
1119	SAJAN SAAGAR KAVURI	15,406	*	15,406	—	—
1120	SALIL & NIKITA MEHTA	28,296	*	28,296	—	—
1121	SALIL GUPTA	25,152	*	25,152	—	—
1122	SALVATORE CAPEK	12,576	*	12,576	—	—
1123	SALVATORE CASELLA	4,716	*	4,716	—	—
1124	SALVATORE M DEMATTEO	12,576	*	12,576	—	—
1125	SALWA RHAZOUANI TOD MOUSSA SALIM RHAZOUANI & GHIZLAINE RHAZOUANI	1,886	*	1,886	—	—
1126	SAMANI FAMILY TRUST(373)	9,432	*	9,432	—	—
1127	SAMIR NAIK(374)	22,008	*	22,008	—	—
1128	SAMIRKUMAR K PATEL	3,144	*	3,144	—	—
1129	SAMUEL Y. FRIEDMAN(375)	88,033	*	88,033	—	—
1130	SAMUEL Y. FRIEDMAN (ELI)(376)	47,161	*	47,161	—	—
1131	SANDEEP A SATHYANARAYAN	4,402	*	4,402	—	—
1132	SANDEEP KUMAR MADINENI(377)	4,622	*	4,622	—	—
1133	SANDHYA ADULLA	4,716	*	4,716	—	—
1134	SANDHYA B PATEL(378)	9,432	*	9,432	—	—
1135	SANDIP N. & SMITA S. PATEL	16,506	*	16,506	—	—
1136	SANDIP P PATEL	6,288	*	6,288	—	—
1137	SANDIP PATEL & HEMALI S PATEL JTTEN	58,415	*	58,415	—	—
1138	SANJAY & ANITA GUPTA	20,436	*	20,436	—	—
1139	SANJAY ARORA	9,432	*	9,432	—	—
1140	SANJAY MERCHANT	3,266	*	3,266	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
1141	SANJAY PATEL & RUPAL SANJAY	37,728	*	37,728	—	—
1142	SANJAY V PATEL	78,601	*	78,601	—	—
1143	SANJIV S MATTA	18,864	*	18,864	—	—
1144	SANJIV S MODI	4,716	*	4,716	—	—
1145	SAPNA KUMARI	31,943	*	31,943	—	—
1146	SARA & DANY CHCOURY	17,292	*	17,292	—	—
1147	SARTHAK RAJVANSHI	14,148	*	14,148	—	—
1148	SASSIBRIONUS LLC(379)	2,358	*	2,358	—	—
1149	SATHISH K RAMASUBRAMANIAN	6,288	*	6,288	—	—
1150	SATYEN RAMAN & VEENISHA PATEL	19,807	*	19,807	—	—
1151	SAURABH & RINKU PATEL	2,358	*	2,358	—	—
1152	SAURABH A. PATEL	4,716	*	4,716	—	—
1153	SAURABH AGARWAL	150,560	*	150,560	—	—
1154	SCHAIBLE ENTERPRISES LLC(380)	829	*	829	—	—
1155	SCOTT J. ROSNER	18,864	*	18,864	—	—
1156	SCOTT KELLOCK	18,707	*	18,707	—	—
1157	SCOTT NEAL INZELBUCH	9,432	*	9,432	—	—
1158	SDAK INVESTMENT PROPERTIES LLC(381)	53,449	*	53,449	—	—
1159	SEAN MICHAEL MCKENNA(382)	9,432	*	9,432	—	—
1160	SEAN MIRMELLI LIVING TRUST, DATED JUNE 10, 2020, AS AMENDED(383)	28,296	*	28,296	—	—
1161	SEEMA SLEHRIA	31,440	*	31,440	—	—
1162	SEETON POLLOCK	25,152	*	25,152	—	—
1163	SEJAL BHULA	9,432	*	9,432	—	—
1164	SEPA LLC(384)	23,580	*	23,580	—	—
1165	THE SHAH LIVING TRUST DATED AUGUST 24, 2022(385)	34,584	*	34,584	—	—
1166	SHAHAB KIDWAI TOD NAJMA KIDWAI	22,008	*	22,008	—	—
1167	SHAHID KHAN	9,432	*	9,432	—	—
1168	SHAILESHKUMAR NARSHINBHAI & CHETNABEN SHAILESHKUMAR PATEL	11,790	*	11,790	—	—
1169	SHAILESHKUMAR PATEL	478	*	478	—	—
1170	SHARAN KUMAR TELUKUNTA & KARTHIK ANDALAM	3,852	*	3,852	—	—
1171	SHARATH C. SHAMARTHI	12,576	*	12,576	—	—
1172	SHARIF ALMAMUN	23,580	*	23,580	—	—
1173	SHARON JANE SWAINBANK	1,415	*	1,415	—	—
1174	SHAUN & LINDSEY ZITANI	3,521	*	3,521	—	—
1175	SHAYER SHAH	4,716	*	4,716	—	—
1176	SHELFWORTH, LLC(386)	9,432	*	9,432	—	—
1177	SHENHAV BENDEL	3,773	*	3,773	—	—
1178	SHILPA & NAVIN BHATIA	18,864	*	18,864	—	—
1179	SHILPABEN NARSHINBHAI PATEL	12,576	*	12,576	—	—
1180	SHILPABEN NIMISH MADHIWALA	5,502	*	5,502	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
1181	SHIRISH BHULA	9,432	*	9,432	—	—
1182	SHIRISHA PALLATI	20,987	*	20,987	—	—
1183	SHIRISHKUMAR KALYANJI PATEL & UMA SHIRISH	9,432	*	9,432	—	—
1184	SHITAL J. DHANANI(387)	6,288	*	6,288	—	—
1185	SHITLESH PATEL	9,432	*	9,432	—	—
1186	SHREE MULAY & ANNA LEE-MULAY	3,773	*	3,773	—	—
1187	SHREYA N. BHUTADA	3,144	*	3,144	—	—
1188	SHREYAS & PINALBEN PATEL	3,773	*	3,773	—	—
1189	SHRUTI & ANAND JINWALA	23,580	*	23,580	—	—
1190	SHWETA HUMAD SHARMA	6,288	*	6,288	—	—
1191	SIRI LLC(388)	31,440	*	31,440	—	—
1192	SIRI TEJA KAVURI	49,677	*	49,677	—	—
1193	SITAL MAGANBHAI PATEL	4,716	*	4,716	—	—
1195	SIXTH SON HOLDINGS, LLC(389)	6,288	*	6,288	—	—
1196	SKRIBE INVESTMENT PROPERTIES LLC(390)	39,300	*	39,300	—	—
1197	SMITKUMAR RAJENDRAKUMAR KADAKIA JTWROS	14,148	*	14,148	—	—
1198	SNEHABEN SOJITRA	9,432	*	9,432	—	—
1199	SNEHALKUMAR D PATEL AND SONALI S PATEL	6,288	*	6,288	—	—
1200	SNF INVESTMENTS LLC(391)	9,432	*	9,432	—	—
1201	SONIA KAKKAR & GUNIT S. KAKKAR	9,432	*	9,432	—	—
1202	SOUTH BEACH LAND TRUST LLC(392)	6,288	*	6,288	—	—
1203	SOUTH PAW INVESTING LLC(393)	6,288	*	6,288	—	—
1204	SOWJANYA IMMANENI	47,667	*	47,667	—	—
1205	SPIRE INVESTMENT MANAGEMENT LLC(394)	27,982	*	27,982	—	—
1206	SRAVYA KAVURI	34,271	*	34,271	—	—
1207	SREEDHAR MUTHURAMALINGAM	11,790	*	11,790	—	—
1208	SRINIVAS R KAVURI	323,277	*	323,277	—	—
1209	SRINIVAS SRISTY	4,716	*	4,716	—	—
1210	SSAMD LLC(395)	94,321	*	94,321	—	—
1211	STACY L. DENT-IACIOFANO	9,244	*	9,244	—	—
1212	STARRS-I, LLC(396)	20,122	*	20,122	—	—
1213	STELLA DAVIDI	4,244	*	4,244	—	—
1214	STEPHAN PAUL DAVID BOUR	28,296	*	28,296	—	—
1215	THE STEPHEN AND MARTHA OFFERMAN REVOCABLE LIVING TRUST(397)	7,546	*	7,546	—	—
1216	STEPHEN BENJAMIN	28,296	*	28,296	—	—
1217	STEVEN B RHOADS	12,576	*	12,576	—	—
1218	STEVEN DUBROFF & ALEXANDRA DUBROFF	9,432	*	9,432	—	—
1219	STEVEN HARRY STILES TOD ESTELLE STILES	5,659	*	5,659	—	—
1220	STEVEN J DONADIO	9,432	*	9,432	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
1221	STEVEN J RUFFINO	11,790	*	11,790	—	—
1222	STEVEN SCHIBIG & COREEN SCHIBIG JTTEN	11,662	*	11,662	—	—
1223	STEVEN SCHULMAN	12,576	*	12,576	—	—
1224	STEVEN SCONZO	10,168	*	10,168	—	—
1225	STEVEN SCONZO	5,659	*	5,659	—	—
1226	STEVEN VANNI	4,716	*	4,716	—	—
1228	STRATEGIC BUSINESS ADVISORY LLC(398)	1,081,549	2.1%	1,081,549	—	—
1229	STRATEGIC SECURITY CORP(399)	94,321	*	94,321	—	—
1230	SUDHIRKUMAR & NITA PATEL	12,576	*	12,576	—	—
1232	SUJATA VAIDYANATHAN	9,432	*	9,432	—	—
1233	SUJIT VISHWANATH MEHTA	4,716	*	4,716	—	—
1234	SUM INVESTMENTS LLC(400)	37,728	*	37,728	—	—
1235	SUMAIR JAWAID	221,964	*	221,964	—	—
1236	SUMEER LAL	117,901	*	117,901	—	—
1237	SUMMER SKYE REAL ESTATE LLC(401)	3,773	*	3,773	—	—
1238	SUN XIJIA	12,576	*	12,576	—	—
1239	SUNIT DADHANIA	34,584	*	34,584	—	—
1240	SUNSIRI GOODS, LLC(402)	7,074	*	7,074	—	—
1241	SUNTRADE FINANCIAL LLC(403)	84,889	*	84,889	—	—
1242	SURBHI BHAGAT(404)	12,576	*	12,576	—	—
1243	SURENDRA R VAIDYA	17,292	*	17,292	—	—
1244	SURESH M SHAH & RENUKA S SHAH JTTEN	66,025	*	66,025	—	—
1245	SURESH MALIK	66,025	*	66,025	—	—
1246	SURINDER SEHDEV & AMY SHAH	4,716	*	4,716	—	—
1247	SUSAN TRACY RENARD	6,288	*	6,288	—	—
1248	SUSHIL C DESAI	74,671	*	74,671	—	—
1249	SUSHMA PATEL	9,432	*	9,432	—	—
1250	SUSHMA S KAPOOR	14,148	*	14,148	—	—
1251	SWATI & ANUJ JAIN	3,144	*	3,144	—	—
1252	SWATI MALIK	28,296	*	28,296	—	—
1253	SYED H ALI TOD SUMBUL ALI	9,432	*	9,432	—	—
1254	SYED N. ZAMAN	226,371	*	226,371	—	—
1255	SYNERGY CONSULTING FZCO	62,874	*	62,874	—	—
1256	SYNTAX TECHNOLOGIES, INC.(405)	33,956	*	33,956	—	—
1257	TAHIR RAJWANI(406)	3,773	*	3,773	—	—
1258	TAHIRA AHMAD	6,925	*	6,925	—	—
1259	TANYA SLEHRIA	4,716	*	4,716	—	—
1260	TAREK & ARIF HUSSAIN	51,877	*	51,877	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
1261	TARUN BATRA & BARUNA BATRA(407)	5,502	*	5,502	—	—
1262	TB5 LLC(408)	12,576	*	12,576	—	—
1263	TED CAPUTO	9,432	*	9,432	—	—
1264	TEJAS NISHITH MAZMUDAR	2,358	*	2,358	—	—
1265	TERIN VARGHESE	8,803	*	8,803	—	—
1266	THEA DHIREN PATEL	4,559	*	4,559	—	—
1267	THOMAS CAPPELLO	6,288	*	6,288	—	—
1268	THOMAS J SCHNEIDER	18,864	*	18,864	—	—
1269	THOMAS J. & TINA JONES	62,881	*	62,881	—	—
1270	THOMAS L. JONES	139,169	*	139,169	—	—
1271	THOMAS PETRILLO	6,241	*	6,241	—	—
1272	THOMAS REARDON & JEAN REARDON JT TEN	7,729	*	7,729	—	—
1273	THOMAS TRUELOVE & ELDRID TRUELOVE JT TEN	6,288	*	6,288	—	—
1274	TIMOTHY & MARLINE FULTON	4,716	*	4,716	—	—
1275	TIMOTHY CALLOW	11,004	*	11,004	—	—
1276	TIMOTHY MERRICK CROSS	18,864	*	18,864	—	—
1277	TODD & MARCIE GREBNER	9,432	*	9,432	—	—
1278	TODD C. KROLL LIVING TRUST DTD 2/20/2000(409)	6,288	*	6,288	—	—
1279	TODD SANDERS	3,773	*	3,773	—	—
1280	TONY KANWAR	12,576	*	12,576	—	—
1281	TORDJMAN GROUP LLC(410)	12,576	*	12,576	—	—
1282	TREVOR JOHN SMITH	377	*	377	—	—
1283	TRIPLE SPARK LLC(411)	9,432	*	9,432	—	—
1284	TRUSHA PRAGNESHBHAI PATEL	9,432	*	9,432	—	—
1285	TTCG LIVING TRUST, CHARLES W. GREENE, TRUSTEE(412)	25,152	*	25,152	—	—
1286	TTMG LIVING TRUST, MELANIE S. GREENE, TRUSTEE(413)	9,432	*	9,432	—	—
1287	TURID Z KAEHNY TOD MICHELLE B KAEHNY	12,576	*	12,576	—	—
1288	TYRONE ALLEN TAYLOR	9,432	*	9,432	—	—
1289	UMA PATEL	9,432	*	9,432	—	—
1290	UMESH B PATEL	9,432	*	9,432	—	—
1291	UNITECH DEVELOPERS INC SOLO 401K(414)	37,728	*	37,728	—	—
1292	UPTOWN INVESTMENT GROUP(415)	6,288	*	6,288	—	—
1293	USMAN TANVEER MALIK	4,716	*	4,716	—	—
1294	UZAIR LATIF MEMON	14,148	*	14,148	—	—
1295	VAIBHAV N PATEL	18,864	*	18,864	—	—
1296	VAIDEESWARAN SIVASUBRAMANIAM	3,773	*	3,773	—	—
1297	VAKUL MALHOTRA	9,432	*	9,432	—	—
1298	VALERIE SEID	4,716	*	4,716	—	—
1299	VAMSHI KIRAN SHAMARTHI	46,532	*	46,532	—	—
1300	VANAJA PATLOLLA	12,576	*	12,576	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
1301	VANDELAY INVESTMENTS LLC(416)	9,432	*	9,432	—	—
1302	VASANTBHAI G PATEL & SHANTABEN PATEL JT TEN	12,576	*	12,576	—	—
1303	VASRI LLC	6,288	*	6,288	—	—
1304	VEERAL M OZA	14,148	*	14,148	—	—
1305	VENKATESH PUDIPEDDI	6,288	*	6,288	—	—
1306	VI NGOC TUONG NGUYEN	2,358	*	2,358	—	—
1307	VIJAY J PATEL (IL)	15,720	*	15,720	—	—
1308	VIJAYKUMAR PATEL	18,864	*	18,864	—	—
1309	VIJENDRA RAJ APSINGEKAR & ADITI AKULA(417)	2,358	*	2,358	—	—
1310	VIKAS B. PATEL	12,576	*	12,576	—	—
1311	VIKAS J. PATEL	26,724	*	26,724	—	—
1312	VIKY BOHRA	7,391	*	7,391	—	—
1313	VILAS ROMESH KEVADIA(418)	18,864	*	18,864	—	—
1314	VIMAL MAGAN PATEL	81,745	*	81,745	—	—
1315	VIMAL PATEL (VA)	9,432	*	9,432	—	—
1316	VINAY ARORA	9,432	*	9,432	—	—
1317	VINAY R PATEL	9,432	*	9,432	—	—
1318	VINAY SOOD TOD ANJALI BRIGHT AND ANEESA BONE	5,030	*	5,030	—	—
1319	VINCENT SOLARINO	25,152	*	25,152	—	—
1320	VINCENT VAIANO TOD ALFONSE VAIANO	9,432	*	9,432	—	—
1321	VINCENZO AND LEONELLA BENNICI	2,830	*	2,830	—	—
1322	VINCENZO URSINO	4,716	*	4,716	—	—
1323	VINOD MOTI SINGH PUROHIT	4,716	*	4,716	—	—
1324	VIPIN PARIKH	2,358	*	2,358	—	—
1325	VIRENDRASINH JHALA	9,432	*	9,432	—	—
1326	VISHAL SHAH	141,482	*	141,482	—	—
1327	VISWANADHA & SWAPNA DADIREDDY	6,288	*	6,288	—	—
1328	VITO CAPPELLO	5,502	*	5,502	—	—
1329	VITRAGI INVESTMENT LLC(419)	260,955	*	260,955	—	—
1330	VMRS LLC(420)	47,161	*	47,161	—	—
1331	VRAJMOHAN PARIKH	6,288	*	6,288	—	—
1332	WAQ DATA LLC(421)	18,864	*	18,864	—	—
1333	WAVERLY CAPITAL LLC(422)	6,288	*	6,288	—	—
1334	WENDY JILL WILLIAMS	4,716	*	4,716	—	—
1335	WILLIAM CHARLES AMANIERA	4,716	*	4,716	—	—
1336	WILLIAM E. JONES III	10,061	*	10,061	—	—
1337	WILLIAM E. JONES III & CAROLINE MCGEE	91,492	*	91,492	—	—
1338	WILLIAM ENG	12,576	*	12,576	—	—
1339	WILLIAM ENG & PRISCILLA ENG JT TEN	12,576	*	12,576	—	—
1340	WILLIAM LEO FANGMAN	9,432	*	9,432	—	—

		Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares to be Offered Pursuant to this	Shares of Common Stock Beneficially Owned After the Offering
No.	Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
1341	WILLIAM PIACENTI	12,576	*	12,576	—	—
1342	WILLIAM R. STANLEY	9,432	*	9,432	—	—
1343	WOOD MEDICAL CONSULTING, PA	163,490	*	163,490	—	—
1344	WORDENS LLC(423)	1,509,139	2.9%	1,509,139	—	—
1345	YASH & RITULA MEHNDIRATTA	37,728	*	37,728	—	—
1346	YECHEZKEL ASSAF	51,877	*	51,877	—	—
1347	YISHAI ISCHA HECHT	40,873	*	40,873	—	—
1348	YOGENDRABHAI B. BHAKTA	229,515	*	229,515	—	—
1349	YONG I. PARK	213,795	*	213,795	—	—
1350	YOSEFF HARROSH	9,432	*	9,432	—	—
1351	YOUSSEF TRUST(424)	18,864	*	18,864	—	—
1352	YURY BENIN	9,432	*	9,432	—	—
1353	YUTING JIN	2,515	*	2,515	—	—
1354	ZAHID ALI AZAMI	14,148	*	14,148	—	—
1355	ZELDA A. ZARCO REVOCABLE TRUST(425)	6,288	*	6,288	—	—
1356	ZENAB SHABBIR RANGWALA & TAIZOON MIYAJIWALA	19,650	*	19,650	—	—
1357	ZISHAN JAFFER	14,934	*	14,934	—	—
1358	PHOENIX FINANCIAL SERVICES DISTRIBUTION ACCOUNT(427)	1,532,428	3.0%	1,532,428	—	—
	Total			41,584,562

Beneficial ownership is determined in accordance with the rules of the SEC. Applicable percentages are based on 51,431,493 shares of Common Stock outstanding as of June 8, 2026. Except as otherwise indicated in the footnotes below, the number of shares beneficially owned prior to the offering consists solely of the shares being registered for resale hereby, and the number of shares beneficially owned after the offering assumes that each Selling Securityholder sells all of the shares offered by this prospectus and acquires no additional shares of Common Stock.

*	Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1)	Sumit Patel holds voting and dispositive power over the shares held by 3D SPARK INVESTMENTS LLC.
(2)	Alex Cavegn holds voting and dispositive power over the shares held by A. CAVEGN, INC.
(3)	Monika Patel holds voting and dispositive power over the shares held by AARVI CAPITAL LLC.
(4)	Abhishek Lunagariya holds voting and dispositive power over the shares held by AAYU HEALTH LLC.
(5)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “25000.00”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(6)	Parul Shah holds voting and dispositive power over the shares held by ABHI ENTERPRISES INC.
(7)	David D Adams holds voting and dispositive power over the shares held by ADAMS CAPITAL HOLDINGS LLC.
(8)	Juan Carlos Toro holds voting and dispositive power over the shares held by AIRLINK DISTRIBUTION INC.
(9)	Ajay B. Ajmera holds voting and dispositive power over the shares held by AJAY B. AND AARTHI K. AJMERA TRUST.
(10)	The shares are held of record as “AKHIL KUMAR AGARWAL.” Akhil Agarwal executed the Selling Securityholder questionnaire and holds voting and dispositive power over the shares.

(11)	Alfred J Conan Lll holds voting and dispositive power over the shares held by ALFRED J CONAN III LIVING TRUST.
(12)	Alfred J Lehouillier holds voting and dispositive power over the shares held by THE ALFRED JOSEPH LEHOUILLIER LIVING TRUST.
(13)	Alok Vardya holds voting and dispositive power over the shares held by ALOK VARDYA LIVING TRUST DATED MAY 19TH, 2005.
(14)	Sanjay Poonia holds voting and dispositive power over the shares held by ALTA SIERRA VENTURES LLC.
(15)	Alvin Eskanazy holds voting and dispositive power over the shares held by ALVIN ESKANAZY TRUST.
(16)	Yatin Khanna holds voting and dispositive power over the shares held by ALYA CAPITAL LLC.
(17)	Michael Dazzo holds voting and dispositive power over the shares held by AMERITECH GLOBAL VENTURES LLC, MICHAEL DAZZO, MANAGING MEMBER.
(18)	Andrei Zimiles holds voting and dispositive power over the shares held by ANDREI ZIMILES REVOCABLE LIVING TRUST.
(19)	Rajan Kadakia holds voting and dispositive power over the shares held by ANIA FLP LTD.
(20)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “6288”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(21)	Manoj Karwa holds voting and dispositive power over the shares held by AP REINVENTED LLC.
(22)	Minesh U Mistry holds voting and dispositive power over the shares held by ARGUS CONSULTING GROUP LLC.
(23)	Arun Roy holds voting and dispositive power over the shares held by ARLR REALTY, LLC.
(24)	Raj Patel holds voting and dispositive power over the shares held by ARMP INVESTMENT LLC. ARMP INVESTMENT LLC has advised the Company that it is an affiliate of a registered broker-dealer.
(25)	Arav Patel holds voting and dispositive power over the shares held by ASCEND INVESTMENT MANAGEMENT LLC.
(26)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “$125,000”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(27)	Asif Awan holds voting and dispositive power over the shares held by THE ASIF AWAN LIVING TRUST.
(28)	Lisa Shapiro holds voting and dispositive power over the shares held by ASILS HOLDINGS LLC.
(29)	William Eng holds voting and dispositive power over the shares held by BAILEY ENG TRUST, TRUSTEE WILLIAM ENG.
(30)	The shares are held of record as “BARLETTA FAMILY REVOCABLE TRUST.” Robert Barletta executed the Selling Securityholder questionnaire and holds voting and dispositive power over the shares.
(31)	Rudolph Andreas Wes Bauer holds voting and dispositive power over the shares held by BAUER LIVING TRUST.
(32)	Rudolph Andreas Wes Bauer holds voting and dispositive power over the shares held by BAUER LIVING TRUST (HOLDEN BENNETT WORLEY).
(33)	Rudolph Andreas Wes Bauer holds voting and dispositive power over the shares held by BAUER LIVING TRUST (HOLLAND GRACE WORLEY).
(34)	Rudolph Andreas Wes Bauer holds voting and dispositive power over the shares held by BAUER LIVING TRUST (HUDSON COLE WORLEY).
(35)	Bhavin Chauhan holds voting and dispositive power over the shares held by BBC HOSPITALITY GROUP LLC.
(36)	Gabriel Bensimhon holds voting and dispositive power over the shares held by BENSIMHON FAMILY TRUST.
(37)	Rohit Bhakta holds voting and dispositive power over the shares held by THE BHAKTA FAMILY TRUST.
(38)	Aaron Jonas holds voting and dispositive power over the shares held by BLUE VOLLEY LLC.
(39)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “634 shares of COEP”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(40)	BRIAN MANCINI has advised the Company that it is an affiliate of a registered broker-dealer.

(41)	Albert Chcoury holds voting and dispositive power over the shares held by BROADSTCP LLC. The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “COEP 4,000 shares”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(42)	Jigneshkumar Patel holds voting and dispositive power over the shares held by BRRISH LLC.
(43)	Adam Green holds voting and dispositive power over the shares held by BRYLER LLC.
(44)	Glenn Hechler holds voting and dispositive power over the shares held by BSGGH LLC.
(45)	Chandrasekhar Cherukupalli holds voting and dispositive power over the shares held by CHERUKUPALLI TRUST.
(46)	Greg Cohen holds voting and dispositive power over the shares held by COHEN FAMILY TRUST U/T/D 12/30/2008.
(47)	Arash Tirandaz holds voting and dispositive power over the shares held by COMMUNITY NATIONAL BANK CUST FBO CELINA 1844 LTD ARASH TIRANDAZ.
(48)	Keith Vaughn holds voting and dispositive power over the shares held by COMMUNITY NATIONAL BANK CUST FBO KEITH VAUGHN (ROTH IRA).
(49)	Arash Tirandaz holds voting and dispositive power over the shares held by COMMUNITY NATIONAL BANK CUST FBO TIRANDAZ INVESTMENT TRUST DTD 11/09/22.
(50)	Brent Allen holds voting and dispositive power over the shares held by CRAZY HEART, LP.
(51)	Daniel Soohoo holds voting and dispositive power over the shares held by THE DANIEL SOOHOO TRUST.
(52)	Deepak Chaudhry holds voting and dispositive power over the shares held by DARJ INVESTMENTS LLC.
(53)	Dat Vu holds voting and dispositive power over the shares held by DAT ANESTHESIA LLC.
(54)	David Berger holds voting and dispositive power over the shares held by DAVINE RISK HOLDINGS, LLC.
(55)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “8,000 shares. Common stock”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(56)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “8,000 shares. Common stock”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(57)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “250”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(58)	Neel Patel holds voting and dispositive power over the shares held by DEVAN PROPERTIES, LLC.
(59)	Toni Jo Portmann holds voting and dispositive power over the shares held by DIAMOND P INC.
(60)	The shares are held of record as “DIGITAL TRUST FBO CORY SLOVIK SEP IRA.” Cory Slovik executed the Selling Securityholder questionnaire and holds voting and dispositive power over the shares.
(61)	Dilip Mistry holds voting and dispositive power over the shares held by THE DILDAX COMMUNITY PROPERTY TRUST.
(62)	Dina Patel holds voting and dispositive power over the shares held by DINA PATEL REVOCABLE LIVING TRUST.
(63)	Drae Wilson holds voting and dispositive power over the shares held by DIRECTED IRA TRUST COMPANY FBO DRAE WILSON (IRA).
(64)	Nina Grigorov holds voting and dispositive power over the shares held by DIRECTED IRA TRUST COMPANY FBO NINA GRIGOROV (IRA).
(65)	Pankaj Desai holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO PANKAJ DESAI (IRA).
(66)	Andres Reyes holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO ANDRES REYES GONZALEZ (IRA).
(67)	Adarsh Reddy Kancharla holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO ADARSH REDDY KANCHARLA (ROTH IRA).
(68)	Ajit Jacob holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO AJIT JACOB (IRA).
(69)	Alexander Smith holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO ALEXANDER JOSEPH SMITH ROTH IRA.
(70)	Alexander Zedlovich holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO ALEXANDER ZEDLOVICH (IRA).

(71)	Joel Desilets holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO ALEXANDRA DESILETS (CUSTODIAL ROTH IRA).
(72)	Alfred J Conan Lll holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO ALFRED CONAN III (ROTH IRA).
(73)	Amanda Casteel holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO AMANDA CASTEEL (IRA).
(74)	Amanda Casteel holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO AMANDA CASTEEL (SEP IRA).
(75)	Amruta Mandsaurwale holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO AMRUTA MANDSAURWALE (IRA).
(76)	Amy Plenger holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO AMY M. PLENGER (ROTH IRA).
(77)	Andrew Shapiro holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO ANDREW SHAPIRO (IRA) (NY).
(78)	Anil Bhakta holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO ANIL BHAKTA (ROTH).
(79)	Anilkumar C Patel holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO ANILKUMAR CHUNILAL PATEL (IRA).
(80)	Anilkumar D Patel holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO ANILKUMAR D. PATEL (IRA).
(81)	Anilkumar D Patel holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO ANILKUMAR D. PATEL (ROTH IRA).
(82)	Annmarie Stillman holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO ANN MARIE STILLMAN (IRA).
(83)	Anthony Grasso holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO ANTHONY GRASSO IRA.
(84)	Apti Morada holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO APTI MORADA (IRA).
(85)	Arnaldo Velez holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO ARNALDO VELEZ (IRA).
(86)	Kapil Ramesh Kohli holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO ARPITA KOHLI (IRA).
(87)	Ashley Courtney holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO ASHLEY COURTNEY IRA. DIRECTED TRUST COMPANY FBO ASHLEY COURTNEY IRA has advised the Company that it is an affiliate of a registered broker-dealer.
(88)	Aswin Gandhi holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO ASWIN GANDHI (IRA).
(89)	Sally Youssef holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO AWATEF YOUSSEF (IRA).
(90)	Bari A Latterman holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO BARI A LATTERMAN (IRA).
(91)	Bhasker Patel holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO BHASKER PATEL IRA.
(92)	Bianca Battipaglia holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO BIANCA BATTIPAGLIA (IRA).
(93)	Michael Branchflower holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO BRANCHFLOWER, MICHAEL ROTH IRA.
(94)	Brian Jost holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO BRIAN JOST (HSA).
(95)	Brian Jost holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO BRIAN JOST (ROTH IRA).
(96)	Brian Lannan holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO BRIAN LANNAN (IRA).
(97)	Bruce Gardner holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO BRUCE GARDNER (IRA).
(98)	Byron Fischer holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO BYRON FISCHER (IRA).
(99)	Carl J Smith holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO CARL SMITH (SEP IRA).
(100)	Carolyn Stowe holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO CAROLYN STOWE (IRA).

(101)	Cason Beatty holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO CASON BEATTY (ROTH IRA).
(102)	Chandrasekhar Cherukupalli holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO CHANDRASEKHAR CHERUKUPALLI IRA.
(103)	David Ally holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO DAVID ALLY (IRA).
(104)	David Tordjman holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO DAVID TORDJMAN (IRA).
(105)	Dennis L Walsingham holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO DENNIS L. WALSINGHAM (IRA).
(106)	Dharmista Parbhoo holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO DHARMISTA PARBHOO (ROTH IRA).
(107)	Dina Patel holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO DINA PATEL (IRA).
(108)	Dina Patel holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO DINA PATEL (ROTH IRA).
(109)	Donald Johnson holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO DONALD JOHNSON (IRA).
(110)	Donald D. Manthe holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO DONALD MANTHE IRA. The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “19 Shares of COEP common stock as individual”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(111)	Dwyne Philippin holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO DWYNE PHILIPPIN (IRA).
(112)	Edward Faas holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO EDWARD FAAS (IRA).
(113)	Edward Faas holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO EDWARD FAAS (ROTH IRA).
(114)	Edward Generelli holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO EDWARD GENERELLI (IRA).
(115)	Orville E Elliott holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO ELLIOTT, ORVILLE (IRA).
(116)	Gabriel Migdal holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO GABRIEL MIGDAL (IRA).
(117)	Gautam Desai holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO GAUTAM DESAI (IRA).
(118)	Gerald Dougherty holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO GERALD DOUGHERTY (IRA).
(119)	Gurmala Kaur Thompson holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO GURMALA THOMPSON (IRA).
(120)	Hassan Natha holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO HASSAN NATHA (ROTH IRA).
(121)	Hemal Patel holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO HEMAL PATEL (INH IRA).
(122)	Hemang Patel holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO HEMANG PATEL (IRA).
(123)	Joel Desilets holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO ISABELLA DESILETS (CUSTODIAL ROTH IRA).
(124)	Jalen Joseph David Wilson holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO JALEN WILSON (SEP IRA).
(125)	James A McCauley holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO JAMES MCCAULEY (IRA).
(126)	James O'Halloran holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO JAMES O'HALLORAN (IRA).
(127)	Jason Bright holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO JASON BRIGHT (ROTH IRA).
(128)	Jason Furgala holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO JASON FURGALA (IRA).
(129)	Jeffrey Coulter holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO JEFFREY COULTER (IRA).
(130)	Jeffrey Stowe holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO JEFFREY STOWE (IRA).

(131)	Jennifer Singleton holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO JENNIFER SINGLETON (INH IRA).
(132)	Jerome Resker holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO JEROME RESKER (IRA).
(133)	Jiten Patel holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO JITEN PATEL (IRA).
(134)	John Amato holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO JOHN AMATO (IRA). DIRECTED TRUST COMPANY FBO JOHN AMATO (IRA) has advised the Company that it is an affiliate of a registered broker-dealer.
(135)	Maddanna Jollu holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO JOLLU, MADDANNA (SEP IRA).
(136)	Jonathan Rothschild holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO JONATHAN ROTHSCHILD (INH IRA).
(137)	Joseph Rizzuto holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO JOSEPH RIZZUTO IRA.
(138)	Julianne F Jost holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO JULIANNE JOST (ROTH IRA).
(139)	Karen Vacek holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO KAREN VACEK (IRA).
(140)	Karishma Patel holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO KARISHMA PATEL (IRA).
(141)	Kathy Branchflower holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO KATHY BRANCHFLOWER (ROTH IRA).
(142)	Kathy Partsinevelos holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO KATHY PARTSINEVELOS (IRA).
(143)	Kevin Chauvette holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO KEVIN CHAUVETTE (IRA).
(144)	Kevin Chauvette holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO KEVIN CHAUVETTE (ROTH IRA).
(145)	Khurram Shahzad holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO KHURRAM SHAHZAD (IRA).
(146)	Molly Kreisher holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO KREISHER, MOLLY (IRA).
(147)	Laurie Oakes holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO LAURIE OAKES (IRA). DIRECTED TRUST COMPANY FBO LAURIE OAKES (IRA) has advised the Company that it is an affiliate of a registered broker-dealer.
(148)	Lisa Shapiro holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO LISA SHAPIRO (IRA).
(149)	Mahek Bhargava holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO MAHEK BHARGAVA (ROTH IRA).
(150)	Arup Maitra holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO MAITRA, ARUP (IRA).
(151)	Vanita Maitra holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO MAITRA, VANITA (IRA).
(152)	Maksim Sherman holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO MAKSIM SHERMAN (ROTH IRA).
(153)	Manav Suri holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO MANAV SURI (HSA).
(154)	Manish Jain holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO MANISH JAIN (IRA).
(155)	Manish Patel holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO MANISH PATEL (TX) (IRA).
(156)	Marc Alaia holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO MARC ALAIA (ROTH IRA).
(157)	Mark Dante holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO MARK A. DANTE (IRA).
(158)	Meen Handa holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO MEENA HANDA (ROTH IRA).
(159)	Melissa Jost holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO MELISSA JOST (ROTH IRA).
(160)	Melissa Trombly holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO MELISSA TROMBLY (IRA).

(161)	Michael Mayo holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO MICHAEL MAYO (IRA).
(162)	Laurie A. O'sullivan holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO MICHAEL T. O'SULLIVAN (IRA).
(163)	Akhil Morada holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO MORADA, AKHIL IRA.
(164)	Naresh B. Parbhoo holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO NARESH PARBHOO (ROTH IRA).
(165)	Neal Shindel holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO NEAL M. SHINDEL (IRA).
(166)	Nicholas Mancini holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO NICHOLAS MANCINI IRA.
(167)	Nick Laterza holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO NICK LATERZA (IRA).
(168)	Nimesh B. Patel holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO NIMESH B. PATEL (IRA).
(169)	Niranjan Patel holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO NIRANJAN PATEL (IRA).
(170)	Parul Acharya holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO PARUL ACHARYA (IRA).
(171)	Hinaben A Patel holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO PATEL, HINABEN, A. (IRA).
(172)	Patricia S Grabill holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO PATRICIA GRABILL (IRA).
(173)	Patricia S Grabill holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO PATRICIA GRABILL (ROTH IRA).
(174)	Preethi Gali holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO PREETHI GALI (IRA).
(175)	Preethi Gali holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO PREETHI GALI (ROTH IRA).
(176)	Rachel Faas holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO RACHEL FAAS (IRA).
(177)	Rajani Pudipeddi holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO RAJANI PUDIPEDDI (SEP IRA).
(178)	Rajesh Bhargava holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO RAJESH BHARGAVA (ROTH IRA).
(179)	Rakesh Desai holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO RAKESH DESAI (IRA).
(180)	Ralph Cuomo holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO RALPH CUOMO (SEP IRA).
(181)	Ramesh Kumar Adiraju holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO RAMESH ADIRAJU (IRA).
(182)	Richard Walker holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO RICHARD WALKER (IRA). The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “10 shares of Coep”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(183)	Rishad Alikhan holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO RISHAD ALIKHAN (IRA).
(184)	Robert Walker holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO ROBERT WALKER (IRA).
(185)	Ross Miller holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO ROSS MILLER (IRA).
(186)	Ruth Beck holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO RUTH BECK (ROTH IRA).
(187)	Sachin Kadam holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO SACHIN KADAM.
(188)	Saivijay Gali holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO SAIVIJAY GALI (IRA).
(189)	Saivijay Gali holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO SAIVIJAY GALI (ROTH IRA).
(190)	Sapna Kumari holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO SAPNA KUMARI (IRA).

(191)	Satyen Patel holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO SATYEN PATEL (IRA).
(192)	Neil Schultz holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO SCHULTZ, NEIL IRA.
(193)	Scott Inzelbuch holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO SCOTT INZELBUCH (IRA).
(194)	Sharon J Swainbank holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO SHARON SWAINBANK (ROTH IRA).
(195)	Shelley Melrose holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO SHELLEY MELROSE (IRA).
(196)	Sravya Kavuri holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO SRAVYA KAVURI (IRA).
(197)	Stella Davidi holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO STELLA DAVIDI (IRA).
(198)	Stephen Benjamin holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO STEPHEN BENJAMIN (IRA).
(199)	Steven Sconzo holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO STEVEN SCONZO (IRA).
(200)	Sunil K. Handa holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO SUNIL K. HANDA (ROTH IRA).
(201)	Swati Malik holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO SWATI MALIK (ROTH IRA).
(202)	Ted Caputo holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO TED CAPUTO (IRA).
(203)	Thomas Jones holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO THOMAS JONES (IRA).
(204)	Todd Kreisher holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO TODD KREISHER (IRA).
(205)	Todd Sanders holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO TODD SANDERS (SEP IRA).
(206)	Umesh Patel holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO UMESH B PATEL (IRA).
(207)	Valerie Seid holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO VALERIE SEID (IRA).
(208)	Veenisha Patel holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO VEENISHA PATEL (IRA).
(209)	Vijay Kumar Gorintala Subbanna holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO VIJAY KUMAR GORINTALA SUBBANNA (IRA). The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “31440”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(210)	Vincent Lanteri holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO VINCENT LANTERI (IRA).
(211)	Vinod Dadhania holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO VINOD DADHANIA (IRA).
(212)	Wesley VoShon Moore holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO WESLEY MOORE (IRA).
(213)	William K. Frazier holds voting and dispositive power over the shares held by DIRECTED TRUST COMPANY FBO WILLIAM FRAZIER (IRA).
(214)	Rahul Dixit holds voting and dispositive power over the shares held by DIXIT LIVING TRUST.
(215)	Minesh Patel holds voting and dispositive power over the shares held by DKMP LLC MGMT.
(216)	Jeffrey Davis holds voting and dispositive power over the shares held by DL CAPITAL HOLDINGS, LLC. The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “7000 coep”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(217)	Kunal Lalwala holds voting and dispositive power over the shares held by DMG INVESTMENTS LLC.
(218)	Paul Padovani holds voting and dispositive power over the shares held by DOLORES DEPAOLI TRUST. The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “500 coep”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(219)	DOMINICK JOHN RASO has advised the Company that it is an affiliate of a registered broker-dealer.
(220)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “19 Shares of COEP common stock as individual”); such securities are not reflected in the share amounts shown above and are subject to confirmation.

(221)	Shilpa holds voting and dispositive power over the shares held by DSK INVESTMENTS LLC.
(222)	Jordan Davis holds voting and dispositive power over the shares held by E & J LEGACY INVESTMENTS, LLC.
(223)	Eddie R. Fischer holds voting and dispositive power over the shares held by EDDIE R FISCHER REVOCABLE TRUST DTD 1-24-75. EDDIE R FISCHER REVOCABLE TRUST DTD 1-24-75 has advised the Company that it is a registered broker-dealer and did not receive the shares as compensation for investment banking services.
(224)	The shares are held of record as “EDINA C ALLEN REVOCABLE LIVING TRUST.” Brent Allen executed the Selling Securityholder questionnaire and holds voting and dispositive power over the shares. This holding should be confirmed to ensure the questionnaire covers the shares titled in the trust/estate name.
(225)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “5000 shares of COEP common stock”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(226)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “39000 shares”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(227)	Milankumar S Chakrabarty holds voting and dispositive power over the shares held by FEINGOLD MORGAN SANCHEZ TRUST CUST FOR CHAKRABARTY, MILANKUMAR (IRA).
(228)	Manish M Patel holds voting and dispositive power over the shares held by FEINGOLD MORGAN SANCHEZ TRUST CUST FOR MANISH M. PATEL (IRA).
(229)	Richard Walker holds voting and dispositive power over the shares held by FEINGOLD MORGAN SANCHEZ TRUST CUST FOR RICHARD WALKER (SIMPLE IRA). The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “10 shares of Coep”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(230)	Adam Jernow holds voting and dispositive power over the shares held by FREEDOM FERRY LLC.
(231)	The shares are held of record as “FRIEDMAN & SAIYED CPAS LLP.” Rehman Saiyed executed the Selling Securityholder questionnaire and holds voting and dispositive power over the shares.
(232)	Sandip Patel holds voting and dispositive power over the shares held by FRONTAGE GROUP LLC.
(233)	Francisco Pernas holds voting and dispositive power over the shares held by FUSION HOLDINGS GROUP.
(234)	Rishad Alikhan holds voting and dispositive power over the shares held by GALILEO PROPERTIES LLC.
(235)	Sunil K. Handa holds voting and dispositive power over the shares held by GANESH AND LAXMI INC.
(236)	Gary And/or Darlene Heihn holds voting and dispositive power over the shares held by GARY D HEIHN AND DARLENE C HEIHN REVOCABLE TRUST.
(237)	Brian Gibson holds voting and dispositive power over the shares held by GC OF FAYETTEVILLE, INC.
(238)	Mayer Weinstock holds voting and dispositive power over the shares held by GEFEN ESTATES, LLC.
(239)	Nilesh C Patel holds voting and dispositive power over the shares held by GIRNAR LLC.
(240)	Gregg Ruffalo holds voting and dispositive power over the shares held by GREGG A RUFFALO AND REINIE M RUFFALO JOINT REVOCABLE TRUST.
(241)	Group10 Holdings, LLC. Adam K. Wasserman holds voting and dispositive power over the shares held by Group10 Holdings, LLC. The 200,000 shares being registered for resale were issued to the holder as compensation for services provided to the Company as an independent contractor; the holder has therefore had a material relationship with the Company within the past three years. The shares beneficially owned prior to the offering also include 81,937 shares of Common Stock that are not being registered for resale and that the holder will continue to beneficially own after the offering.
(242)	Gabriel Alvarez holds voting and dispositive power over the shares held by GSC CAPITAL HOLDINGS LLC.
(243)	Raj Pranav holds voting and dispositive power over the shares held by HIGHGLOW WATCHES LLC.
(244)	Mayank C Patel holds voting and dispositive power over the shares held by HILLSIDE PEDIATRICS PC DEFINED BENEFIT PLAN.
(245)	Jagbir Hooda holds voting and dispositive power over the shares held by THE HOODA FAMILY REVOCABLE TRUST, JAGBIR HOODA TRUSTEE.
(246)	Yechiel Michael Wiesel holds voting and dispositive power over the shares held by HRG RISK SOLUTION LLC. The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “100 COEP”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(247)	Hillel Trope holds voting and dispositive power over the shares held by HST HOLDINGS LLC.
(248)	Dipesh Patel holds voting and dispositive power over the shares held by INFINITY CAROLINAS INVESTMENT 2 LLC.
(249)	Robert Walker holds voting and dispositive power over the shares held by INVIKTUS INVESTMENT GROUP.
(250)	Hemal Patel holds voting and dispositive power over the shares held by IREVCAP LLC.

(251)	IZET ZABELAJ has advised the Company that it is an affiliate of a registered broker-dealer.
(252)	Soon Yong Jung holds voting and dispositive power over the shares held by J FIVE LLC.
(253)	Christopher Jones holds voting and dispositive power over the shares held by JACCC CAPITAL LLC.
(254)	Manish Jain holds voting and dispositive power over the shares held by THE JAIN FAMILY TRUST DATED AUGUST 18, 2020.
(255)	James Edward Wood III holds voting and dispositive power over the shares held by JAMES EDWARD WOOD, III TRUST UNDER AGREEMENT DATED FEBRUARY 19, 2015.
(256)	Jason Leone holds voting and dispositive power over the shares held by JASON E. LEONE (IRA) (AXOS CLEARING CUSTODIAN).
(257)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “11000 share ZSquared”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(258)	Daniel Amaniera holds voting and dispositive power over the shares held by JAX & KISS LLC.
(259)	JAY A. SHAH has advised the Company that it is an affiliate of a registered broker-dealer.
(260)	Ashok D. Shah holds voting and dispositive power over the shares held by JAY JAMUNA LLC.
(261)	The shares are held of record as “JAYLEN & MANES PATEL.” Manes Patel executed the Selling Securityholder questionnaire and holds voting and dispositive power over the shares.
(262)	Dharmendrakumar K Patel holds voting and dispositive power over the shares held by JD PROINVESTORS LLC.
(263)	Donald Durando holds voting and dispositive power over the shares held by JD SUMMIT, INC. JD SUMMIT, INC. has advised the Company that it is an affiliate of a registered broker-dealer.
(264)	John Kuhn holds voting and dispositive power over the shares held by JF KUHN HOLDINGS LLC.
(265)	Jignesh Shah holds voting and dispositive power over the shares held by JIGNESH SHAH FAMILY LP.
(266)	Jon Krumerman holds voting and dispositive power over the shares held by JILL ACHSEN FLP LANGOSTIA LLC.
(267)	Lynn Jerath holds voting and dispositive power over the shares held by JITENDRA B PATEL LIVING TRUST DATED SEPTEMBER 4TH, 1997.
(268)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “82”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(269)	Joshua Rubinger holds voting and dispositive power over the shares held by JOSH RUBINGER FBO SAM RUBINGER UTMA. JOSH RUBINGER FBO SAM RUBINGER UTMA has advised the Company that it is an affiliate of a registered broker-dealer.
(270)	JOSHUA ISAACSON RUBINGER has advised the Company that it is an affiliate of a registered broker-dealer.
(271)	Rahat Kamal holds voting and dispositive power over the shares held by KAMAL EQUITY COMPANY LLC.
(272)	Shail Maheshwari holds voting and dispositive power over the shares held by KANIZA HOLDINGS, LTD.
(273)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “6288”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(274)	Karen Allison Wolin holds voting and dispositive power over the shares held by KAREN ALLISON WOLIN TRUST.
(275)	The shares are held of record as “KAREN LYON TOD DEBBIE PELLEGRINO.” Karen Lyon executed the Selling Securityholder questionnaire and holds voting and dispositive power over the shares.
(276)	Karen Allison Wolin holds voting and dispositive power over the shares held by KAREN WOLIN TRUST.
(277)	Kaushal B. Nanvati holds voting and dispositive power over the shares held by KAUSHAL B. NANAVATI (CORE4 401K PLAN).
(278)	William Eng holds voting and dispositive power over the shares held by KENNETH ENG TRUST, TRUSTEE WILLIAM ENG.
(279)	Kieran Loughran holds voting and dispositive power over the shares held by KIERAN LOUGHRAN, TRUSTEE OF THE PETER LOUGHRAN IRREVOCABLE TRUST D.T.D 4/30/2025.
(280)	Paul D Pizzuti holds voting and dispositive power over the shares held by KINGDOM TRUST COMPANY FBO PAUL D PIZZUTI (ROTH IRA).

(281)	Paul Padovani holds voting and dispositive power over the shares held by KINGDOM TRUST COMPANY FBO PAUL PADOVANI (SEP IRA). The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “500 coep”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(282)	Binit J Shah holds voting and dispositive power over the shares held by KINGSTON NV MANAGEMENT LLC.
(283)	Kevin Chauvette holds voting and dispositive power over the shares held by THE KM CHAUVETTE TRUST, KEVIN CHAUVETTE TRUSTEE.
(284)	Kundanlal S Patel holds voting and dispositive power over the shares held by KP FAMILY TRUST.
(285)	Emilie Porter holds voting and dispositive power over the shares held by KPC ENTERPRISE LLC.
(286)	Paresh Patel holds voting and dispositive power over the shares held by KRISHNA CAPITAL LTD.
(287)	kARL R. Pielmeier JR. holds voting and dispositive power over the shares held by KSP RENTAL LLC.
(288)	Dharmendrakumar K Patel holds voting and dispositive power over the shares held by LAXMI KISHAN LLC.
(289)	Jonathan Reusch holds voting and dispositive power over the shares held by LIFE BY DESIGN INVESTMENTS LLC.
(290)	LILA RUBINGER NY UTMA JOSHUA I RUBINGER CUST has advised the Company that it is an affiliate of a registered broker-dealer.
(291)	Louis Griseta holds voting and dispositive power over the shares held by LOUIS W. GRISETA REVOCABLE TRUST DATED FEBRUARY 2, 2023.
(292)	Fuad Alkhoury holds voting and dispositive power over the shares held by LUNDB, LLC.
(293)	The shares are held of record as “M.T.H. HOLDINGS VI LLC TARA AVALLONE, TRUSTEE.” Tara Avallone executed the Selling Securityholder questionnaire and holds voting and dispositive power over the shares.
(294)	Ricky Patel holds voting and dispositive power over the shares held by MAANU INVESTMENT LLC.
(295)	Lakshmanan Maddy holds voting and dispositive power over the shares held by MADDY FAMILY LIVING TRUST.
(296)	Pamela Aguiling holds voting and dispositive power over the shares held by MAGNETIC ASSETS LLC.
(297)	Srinath Pai Kasturi holds voting and dispositive power over the shares held by MAHALASA LLC.
(298)	Joshua Mandel holds voting and dispositive power over the shares held by MANDEL ABSOLUTE RETURN FUND LP.
(299)	Jeffrey Allard holds voting and dispositive power over the shares held by MANOMED NET INC PENSION PLAN FBO JEFFREY C ALLARD.
(300)	The shares are held of record as “MARGARET & HERMAN ZUCATTI.” Herman & Margaret Zucatti executed the Selling Securityholder questionnaire and holds voting and dispositive power over the shares.
(301)	Mariah Brown holds voting and dispositive power over the shares held by MARIAH BROWN LIVING TRUST.
(302)	Mark Herbert holds voting and dispositive power over the shares held by MARK HERBERT FAMILY REVOCABLE TRUST DTD 05/23/2007 MARK HERBERT TRUSTEE.
(303)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “3500 COEP individual account, 3500 COEP IRA”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(304)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “2590 shares of ZSQR common dtock”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(305)	Mark Marsicovetere holds voting and dispositive power over the shares held by MARSILUNA FAMILY TRUST.
(306)	William Martin holds voting and dispositive power over the shares held by MARTIN FAMILY TRUST DTD 7/27/2018.
(307)	Michael Bradley holds voting and dispositive power over the shares held by MB DETAILING LLC.
(308)	Uplekh Purewal/ Miteswar Purewal holds voting and dispositive power over the shares held by MBHEHR, LLC.
(309)	Jatin Mehta holds voting and dispositive power over the shares held by MEHTA ENTERPRISES INC.
(310)	Andrew Schell holds voting and dispositive power over the shares held by MIAMI BUCKEYES, LLC.

(311)	Michael Napolitano holds voting and dispositive power over the shares held by MICHAEL R NAPOLITANO AND DENISE L NAPOLITANO JOINT REVOCABLE TRUST DTD 03/11/2013.
(312)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “12,576”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(313)	Anil Mohan Patel holds voting and dispositive power over the shares held by MILFORD HOSPITALITY LLC.
(314)	Mital Patel holds voting and dispositive power over the shares held by MITAL HOLDINGS LLC.
(315)	The shares are held of record as “MITCHELL & ILENE SLOVIK.” Mitchell Slovik executed the Selling Securityholder questionnaire and holds voting and dispositive power over the shares.
(316)	Michael Ciasulli holds voting and dispositive power over the shares held by MJC CONSULTING GROUP LLC.
(317)	Manish Vakil holds voting and dispositive power over the shares held by MNSS MANAGEMENT INC.
(318)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “100 shares of Zsqr common stocks”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(319)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “200K”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(320)	Cason Beatty holds voting and dispositive power over the shares held by MXVEE CAPITAL PARTNERS, LLC.
(321)	Vimal Patel holds voting and dispositive power over the shares held by MYA HOTELS LLC.
(322)	Nihar Patel holds voting and dispositive power over the shares held by NAP CONSULTING LLC.
(323)	Neha Puri holds voting and dispositive power over the shares held by NEHA PURI LLC.
(324)	Nimesh Shah holds voting and dispositive power over the shares held by NIMESH A. SHAH REVOCABLE TRUST DTD 09/10/03.
(325)	Nina Grigorov holds voting and dispositive power over the shares held by NINA D. GRIGOROV LIVING TRUST.
(326)	Nimit Patel holds voting and dispositive power over the shares held by NP2 MANAGEMENT GROUP LLC.
(327)	Pravin Parikh holds voting and dispositive power over the shares held by OM GROCERIES INC, PRAVINCHANDRA MANHARIAL PARIKH, OWNER.
(328)	Deven Parlikar holds voting and dispositive power over the shares held by PARDEV HOLDINGS LLC.
(329)	Medha Parlikar holds voting and dispositive power over the shares held by PARMED HOLDINGS LLC.
(330)	Jiten Patel holds voting and dispositive power over the shares held by PATEL FAMILY TRUST.
(331)	Hasmukhbhai Patel holds voting and dispositive power over the shares held by PATEL H J FAMILY TRUST.
(332)	Alexander Pagliuca holds voting and dispositive power over the shares held by THE PATRICIA PAGLIUCA TRUST FBO ALEXANDER PAGLIUCA.
(333)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “27 shares COEP”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(334)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “27 shares COEP”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(335)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “500 coep”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(336)	Christopher Paulius holds voting and dispositive power over the shares held by PAULIUS CAPITAL LLC.
(337)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “400”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(338)	Marissa Mathe holds voting and dispositive power over the shares held by PICCIOTTO FAMILY INVESTMENT TRUST DTD 9/5/24.
(339)	Mukesh Singh holds voting and dispositive power over the shares held by PMSINGH CORP.
(340)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “56,593”); such securities are not reflected in the share amounts shown above and are subject to confirmation.

(341)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “11004”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(342)	Sandhya Dhanampally holds voting and dispositive power over the shares held by PRAVI LLC.
(343)	Naresh Patel holds voting and dispositive power over the shares held by PREM LLC.
(344)	Joshua Blair holds voting and dispositive power over the shares held by PRO FINANCE SERVICES LLC.
(345)	1 holds voting and dispositive power over the shares held by PROPERTY MATTERS, LLC.
(346)	Rukmin Trivedi holds voting and dispositive power over the shares held by QUIP GLOBAL INC.
(347)	Rajesh Bhargava holds voting and dispositive power over the shares held by RAJESH AND MANISHA BHARGAVA REVOCABLE TRUST.
(348)	Jagadishbhai Patel holds voting and dispositive power over the shares held by RAJYOGI INVESTMENT LLC.
(349)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “50000”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(350)	Rakesh Malik holds voting and dispositive power over the shares held by RAKESH MALIK LIVING TRUST, DATED SEPTEMBER 27TH, 2019.
(351)	Ramesh K Jain holds voting and dispositive power over the shares held by RAMESH K. JAIN TRUSTEE, THE RAMESH K. JAIN TRUST DATED MARCH 2, 2020.
(352)	Tommy Lau holds voting and dispositive power over the shares held by REDINGTON GROUP, LLC.
(353)	Reed Alan Pulver holds voting and dispositive power over the shares held by REED PULVER TRUST.
(354)	Retail Sparks, Inc. The shares being registered for resale were issued to the holder as compensation for investor-relations and marketing services provided to the Company; the holder has therefore had a material relationship with the Company within the past three years. The natural person holding voting and dispositive power over the shares held by Retail Sparks, Inc. is Krishan Arora, to be confirmed.
(355)	Prem Gogia holds voting and dispositive power over the shares held by RG PARTNERS, LLC.
(356)	Jason Luebbers holds voting and dispositive power over the shares held by RHINO PAPER LLC.
(357)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “62,881 shares ZSQR common stock”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(358)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “COEP 1500 common”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(359)	The shares are held of record as “RICHARD KIM & CYNTHIA ZIN SHEUNG FUNG KIM.” Cynthia Kim executed the Selling Securityholder questionnaire and holds voting and dispositive power over the shares.
(360)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “600 shares COEP”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(361)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “10 shares of Coep”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(362)	Ryan Featherston holds voting and dispositive power over the shares held by RL3 VENTURES LLC.
(363)	Robert Toroussian holds voting and dispositive power over the shares held by ROBERT & TALINE TOROUSSIAN FAMILY TRUST.
(364)	ROBERT & VICKI RITCHIE has advised the Company that it is an affiliate of a registered broker-dealer.
(365)	Robert Zarco holds voting and dispositive power over the shares held by ROBERT ZARCO REVOCABLE TRUST.
(366)	Philip J DeMarco holds voting and dispositive power over the shares held by ROBIN RYAN ESTATE, PHILIP J. DEMARCO EXECUTOR.
(367)	The shares are held of record as “THE RONALD L. AND GRACE M. REUSCH LIVING TRUST, DATED SEPTEMBER 23,2019.” Ronald Reusch executed the Selling Securityholder questionnaire and holds voting and dispositive power over the shares.
(368)	The shares are held of record as “ROSS W CROSSLEY TOD GEORGIA DUNAGAN.” Georgia Dunagan executed the Selling Securityholder questionnaire and holds voting and dispositive power over the shares.
(369)	Shobha Gupta holds voting and dispositive power over the shares held by RSMT INVESTMENTS LLC.
(370)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “14148”); such securities are not reflected in the share amounts shown above and are subject to confirmation.

(371)	Sayed T Hussain holds voting and dispositive power over the shares held by S.T.H. CARDIOVASCULAR CONSULTING, LLC CASH BALANCE PLAN.
(372)	Vanita Aggarwal, Trustee holds voting and dispositive power over the shares held by THE SACHIN AND VANITA AGGARWAL TRUST.
(373)	Mithun Samani Mohan holds voting and dispositive power over the shares held by SAMANI FAMILY TRUST.
(374)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “22008”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(375)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “10”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(376)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “10”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(377)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “4,622 shares of ZSQR stock”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(378)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “$100,000”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(379)	Ryan K Neal holds voting and dispositive power over the shares held by SASSIBRIONUS LLC.
(380)	Taylor Ryan Schaible holds voting and dispositive power over the shares held by SCHAIBLE ENTERPRISES LLC.
(381)	Sandeep Dave holds voting and dispositive power over the shares held by SDAK INVESTMENT PROPERTIES LLC.
(382)	SEAN MICHAEL MCKENNA has advised the Company that it is an affiliate of a registered broker-dealer.
(383)	Mark Alhadeff holds voting and dispositive power over the shares held by SEAN MIRMELLI LIVING TRUST, DATED JUNE 10, 2020, AS AMENDED.
(384)	Harshad Lakhani holds voting and dispositive power over the shares held by SEPA LLC.
(385)	Rupang Shah holds voting and dispositive power over the shares held by THE SHAH LIVING TRUST DATED AUGUST 24, 2022.
(386)	Sunil Arora holds voting and dispositive power over the shares held by SHELFWORTH, LLC.
(387)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “6288”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(388)	Vijay Kumar Gorintala Subbanna holds voting and dispositive power over the shares held by SIRI LLC. The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “31440”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(389)	Jennifer Singleton holds voting and dispositive power over the shares held by SIXTH SON HOLDINGS, LLC.
(390)	Shalin Shah holds voting and dispositive power over the shares held by SKRIBE INVESTMENT PROPERTIES LLC.
(391)	Syed Waheeb Rizvi holds voting and dispositive power over the shares held by SNF INVESTMENTS LLC.
(392)	Jeffrey C Lamparski holds voting and dispositive power over the shares held by SOUTH BEACH LAND TRUST LLC.
(393)	Blair Hoff holds voting and dispositive power over the shares held by SOUTH PAW INVESTING LLC.
(394)	Hemang Patel holds voting and dispositive power over the shares held by SPIRE INVESTMENT MANAGEMENT LLC.
(395)	Amit Shah holds voting and dispositive power over the shares held by SSAMD LLC.
(396)	Sadia Jadoon holds voting and dispositive power over the shares held by STARRS-I, LLC.
(397)	Stephen Offerman holds voting and dispositive power over the shares held by THE STEPHEN AND MARTHA OFFERMAN REVOCABLE LIVING TRUST.
(398)	Michael Dazzo holds voting and dispositive power over the shares held by STRATEGIC BUSINESS ADVISORY LLC.
(399)	Joseph Sordi holds voting and dispositive power over the shares held by STRATEGIC SECURITY CORP.
(400)	Umesh Patel holds voting and dispositive power over the shares held by SUM INVESTMENTS LLC.

(401)	Alexis Spitalieri holds voting and dispositive power over the shares held by SUMMER SKYE REAL ESTATE LLC. The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “40,000”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(402)	Sundeep Shah holds voting and dispositive power over the shares held by SUNSIRI GOODS, LLC.
(403)	Sunil K. Handa holds voting and dispositive power over the shares held by SUNTRADE FINANCIAL LLC.
(404)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “12576”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(405)	Sumair Jawaid holds voting and dispositive power over the shares held by SYNTAX TECHNOLOGIES, INC.
(406)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “ZSQR COMMON STOCK”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(407)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “5502 shsres of Z Squared Inc.”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(408)	Abdullwhhab Thabet holds voting and dispositive power over the shares held by TB5 LLC.
(409)	Todd Kroll holds voting and dispositive power over the shares held by TODD C. KROLL LIVING TRUST DTD 2/20/2000.
(410)	David Tordjman holds voting and dispositive power over the shares held by TORDJMAN GROUP LLC.
(411)	Ranjana Gupta holds voting and dispositive power over the shares held by TRIPLE SPARK LLC.
(412)	Charles W Greene holds voting and dispositive power over the shares held by TTCG LIVING TRUST, CHARLES W. GREENE, TRUSTEE.
(413)	Melanie Greene holds voting and dispositive power over the shares held by TTMG LIVING TRUST, MELANIE S. GREENE, TRUSTEE.
(414)	Manav Suri holds voting and dispositive power over the shares held by UNITECH DEVELOPERS INC SOLO 401K.
(415)	Richard Merck holds voting and dispositive power over the shares held by UPTOWN INVESTMENT GROUP. The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “600 shares COEP”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(416)	Avi Arora holds voting and dispositive power over the shares held by VANDELAY INVESTMENTS LLC. The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “9500”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(417)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “1700 shares of COEP”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(418)	The holder reported in its questionnaire that it owns other Z Squared or Coeptis securities (reported as “200000”); such securities are not reflected in the share amounts shown above and are subject to confirmation.
(419)	Mayurkumar Patel holds voting and dispositive power over the shares held by VITRAGI INVESTMENT LLC.
(420)	Amar Shah holds voting and dispositive power over the shares held by VMRS LLC.
(421)	Zohaib Hussain holds voting and dispositive power over the shares held by WAQ DATA LLC.
(422)	Pankaj Desai holds voting and dispositive power over the shares held by WAVERLY CAPITAL LLC.
(423)	Rahul Sood holds voting and dispositive power over the shares held by WORDENS LLC.
(424)	Sally Youssef holds voting and dispositive power over the shares held by YOUSSEF TRUST.
(425)	Zelda A. Zarco, Trustee holds voting and dispositive power over the shares held by ZELDA A. ZARCO REVOCABLE TRUST.
(426)	Christopher Calise served as a director of Coeptis Therapeutics Holdings, Inc., the Company's predecessor, until the completion of the Business Combination; accordingly, he has had a material relationship with the Company within the past three years.
(427)	Phoenix Financial Services Distribution Account. Kevin Chen holds voting and dispositive power over the shares held by Phoenix Financial Services Distribution Account. The holder has advised the Company that it is a registered broker-dealer and did not receive the shares as compensation for investment banking services.
(428)	Aaron Bedrick holds voting and dispositive power over the shares held by AEK FUND IV LLC.
(429)	Jitendra B. Patel holds voting and dispositive power over the shares held by JITENDRA B PATEL LIVING TRUST DATED SEPTEMBER 4TH, 1997.

PLAN OF DISTRIBUTION

We are registering the Shares to permit the resale of the Shares by the Selling Securityholders from time to time after the date of this prospectus. We will not receive any proceeds from the resale of the Shares by the Selling Securityholders.

The Shares may be sold or distributed from time to time by the Selling Securityholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The term “Selling Securityholders” includes donees, pledgees, transferees, or other successors in interest selling Shares received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership or limited liability company distribution, or other transfer. The Shares may be sold by one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for our Common Stock;

●	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the Shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The Selling Securityholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. A Selling Securityholder that is deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain liabilities and statutory restrictions, including under Rule 10b-5 and Regulation M under the Exchange Act. Certain of the Selling Securityholders are registered broker-dealers. Each of Eddie R. Fischer Revocable Trust DTD 1-24-75 and Phoenix Financial Services Distribution Account has advised us that it is a registered broker-dealer. Because these Selling Securityholders are registered broker-dealers, they are, under the position of the SEC, deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act with respect to the resale of their Shares. Each of these Selling Securityholders has represented to us that it received the Shares in the ordinary course of business and, at the time it acquired the Shares, did not receive the Shares as compensation for investment banking or other services and had no agreements, plans, or understandings, directly or indirectly, with any person to distribute the Shares. Certain other Selling Securityholders have advised us that they are affiliates of registered broker-dealers. Each such Selling Securityholder has represented to us that it acquired the Shares in the ordinary course of business and, at the time of acquisition, had no agreements, plans, or understandings, directly or indirectly, with any person to distribute the Shares. To the extent we are made aware that any such Selling Securityholder did not acquire its Shares in the ordinary course of business or had, at the time of acquisition, any such agreement, plan, or understanding, we will file a post-effective amendment to the registration statement of which this prospectus forms a part to designate such person as an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act.

Brokers, dealers, underwriters, or agents participating in the distribution of the Shares may receive compensation in the form of commissions, discounts, or concessions from the Selling Securityholders and/or from the purchasers of the Shares for whom such broker-dealers may act as agent. The compensation paid to any particular broker-dealer may be less than or in excess of customary commissions. Neither we nor the Selling Securityholders can presently estimate the amount of compensation that any agent will receive.

Except as described in this prospectus, we know of no existing arrangements between any Selling Securityholder and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the Shares.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement, or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of Shares by a Selling Securityholder, including the names of any brokers, dealers, underwriters, or agents participating in the distribution of such Shares, any compensation paid by the Selling Securityholder to any such brokers, dealers, underwriters, or agents, and any other required information.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We will pay all expenses incident to the registration of the Shares, including, without limitation, registration and filing fees, Nasdaq fees, and the fees and expenses of our counsel and our independent registered public accountants. The Selling Securityholders will bear all underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses, if any, incurred by them in disposing of the Shares. We estimate that the total expenses of the offering will be approximately $112,802.

Certain of the Selling Securityholders, including the former members of BSG, hold Shares that are subject to the lock-up and leak-out restrictions under the AFSA, which, among other things, prohibit short sales of our Common Stock and limit the timing, price, and volume of resales. See “The Business Combination — Related Transactions.” Resales of such Shares pursuant to this prospectus remain subject to those restrictions to the extent applicable to the holder thereof.

We have advised the Selling Securityholders that they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Securityholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the Shares.

This offering will terminate on the date that all Shares offered by this prospectus have been sold by the Selling Securityholders, or such earlier date on which the registration statement of which this prospectus forms a part is no longer effective or available for use.

Our Common Stock is listed on the Nasdaq Global Market under the symbol “ZSQR.” On June 8, 2026, the closing price of our Common Stock was $10.08 per share.

DESCRIPTION OF SECURITIES

The Shares offered by this prospectus are shares of our Common Stock, par value $0.0001 per share. As of June 8, 2026, we had 51,431,493 shares of Common Stock and no shares of preferred stock issued and outstanding, and our authorized capital stock consisted of 150,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. For a description of our capital stock, see “Description of Capital Stock” in our Current Report on Form 8-K filed with the SEC on April 30, 2026, which is incorporated by reference into this prospectus, and our Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part. See “Incorporation of Certain Information by Reference.”

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by Zarif Law Group P.C., Asbury Park, New Jersey.

EXPERTS

The consolidated financial statements of Z Squared OpCo Inc. as of December 31, 2025 and December 31, 2024, and for each of the years then ended, incorporated by reference in this prospectus from our Current Report on Form 8-K/A, have been audited by Stephano Slack LLC, an independent registered public accounting firm, as set forth in its report thereon (which report contains an explanatory paragraph expressing substantial doubt about the ability of Z Squared OpCo Inc. to continue as a going concern). Such consolidated financial statements are incorporated by reference herein in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information about issuers, such as us, that file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is http://www.zsquaredinc.com. There we make available, free of charge, through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the SEC. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. The registration statement, its exhibits, and the documents incorporated by reference into this prospectus and their exhibits all contain information that is material to the offering of the securities hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document. You may inspect a copy of the registration statement and its exhibits through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus is part of a registration statement on Form S-1 filed pursuant to General Instruction VII of Form S-1.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the documents listed below (in each case, excluding any information contained therein to the extent “furnished” and not “filed”) that we have filed with the SEC under File No. 001-39669 (CIK 0001759186):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 19, 2026;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 15, 2026;

●	our Current Report on Form 8-K filed with the SEC on April 30, 2026, and our Current Report on Form 8-K/A filed with the SEC on June 1, 2026, in each case reporting the Business Combination and related transactions and including the description of our business, the audited financial statements of Z Squared OpCo Inc., and the unaudited pro forma condensed combined financial information giving effect to the Business Combination;

●	our Current Reports on Form 8-K filed with the SEC on January 16, 2026, February 4, 2026, February 12, 2026, April 8, 2026, April 24, 2026, April 28, 2026, May 1, 2026, May 21, 2026, May 22, 2026 and June 4, 2026 (excluding, in each case, any information furnished under Item 2.02 or Item 7.01 and any related exhibits furnished under Item 9.01); and

●	the description of our securities set forth under the heading “Description of Capital Stock” in our Current Report on Form 8-K filed with the SEC on April 30, 2026, including any amendment or report filed for the purpose of updating that description.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 describes the biopharmaceutical business conducted by the Company prior to the Business Combination, substantially all of which was contributed to Coeptis Holdings, Inc. and distributed to the Company’s stockholders in the Spin-Out, and includes the historical financial statements of Coeptis Therapeutics Holdings, Inc. As a result of the Business Combination, which is accounted for as a reverse merger under which Z Squared OpCo Inc. is the accounting acquirer, the operative business of the Company is the business of OpCo, and the historical financial statements of the Company are those of OpCo. Accordingly, the historical financial statements of Coeptis Therapeutics Holdings, Inc. and the related report of its independent registered public accounting firm included in the Annual Report on Form 10-K are modified and superseded for purposes of this prospectus, and you should rely on the information set forth in our Current Reports on Form 8-K filed April 30, 2026 and Form 8-K/A filed June 1, 2026, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, each of which is incorporated by reference herein. To the extent any information in the Annual Report on Form 10-K is inconsistent with information in those later-filed documents, you should rely on the later-filed documents, which modify and supersede the Annual Report on Form 10-K.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement, and all such documents filed after the date of this prospectus and prior to the termination or completion of the offering (in each case, excluding any information furnished rather than filed), shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the respective dates of filing of such documents.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of any of the documents incorporated by reference into this prospectus (other than exhibits, unless those exhibits are specifically incorporated by reference into the documents) by writing or telephoning us at the following address:

Z Squared Inc. 550 South Andrews Ave., Suite 700 Fort Lauderdale, Florida 33301 (954) 400-9994.

Exhibits to the incorporated filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into this prospectus. The documents incorporated by reference may also be accessed through our website at http://www.zsquaredinc.com.

Z SQUARED INC.

Up to 41,584,562 SHARES OF COMMON STOCK

PROSPECTUS

June 18, 2026